As filed with the Securities and Exchange Commission on March ___, 1997
                                                        Reg. No. _________
---------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------
                                 FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              WESBANCO, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)
West Virginia                       6711                    55-0571723
(State or other         (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of          Classification Code Number)    Identification No.)
incorporation or                 Bank Plaza
organization)              Wheeling, West Virginia 26003
                                (304) 234-9000
               (Address, including Zip Code and Telephone Number,
           including Area Code of Registrant's Principal Executive Offices)
                          Edward M. George, President
                                Wesbanco, Inc.
                                 Bank Plaza
                       Wheeling, West Virginia  26003
                              (304) 234-9208
         (Name, Address, including Zip Code, and Telephone Number,
                including Area Code, of Agent for Service)
                             WITH COPIES TO:
                        James C. Gardill, Esquire
                  Phillips, Gardill, Kaiser & Altmeyer
                          61 Fourteenth Street
                     Wheeling, West Virginia  26003
     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: _____

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                       Proposed Maximum Proposed Maximum   Amount of
Securities to be Amount to be  Offering Price  Aggregate Offering Registration
Registered       Registered    Per Unit         Price              Fee
--------------------------------------------------------------------------------
Common Stock
$2.0833 Par Value   323,506(1)    $32.75(1)    $10,594,821.50(1)   $3,210.55(1)
--------------------------------------------------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibit Index is on page 121.

(1) Estimated solely for purpose of computing the registration fee based upon the market value per share of the Wesbanco
Common Stock, $2.0833 par value, to be exchanged for Shawnee Bank, Inc. Common Stock, $10.00 par value. This number includes approximately 323,281 shares for the exchange, and 225 shares for fractional share buy up elections since there will be no fractional shares issued.

                            WESBANCO, INC.
                        CROSS REFERENCE SHEET
                          SHAWNEE BANK, INC.

(Pursuant to Rule 404 of Regulation C and Item 501 of
Regulation S-K showing the location in the Proxy
Statement/Prospectus of the answers to the Items of Part I of Form S-4.)

                                                        Caption or Location
Item Number                                             in Prospectus/Proxy
S-4                                                     Statement
------------                                            -------------------
A.   Information About the Transaction
     ---------------------------------
      1.  Forepart of Registration Statement and Outside
          Front Cover Page of Prospectus . . . . . . . . Front Cover Page;
                                                         Cross
                                                         Reference Sheet;
                                                         Outside Front
                                                         Cover Page of
                                                         Prospectus

     2.   Inside Front and Outside Back Cover Pages
          of Prospectus . . . . . . . . . . . . . . . . Available Information;
                                                        Table of Contents
     3.   Risk Factors, Ratio of Earnings to Fixed
          Charges and Other Information . . . . . . . . Summary Information;
                                                        Market Prices and
                                                        Selected Financial
                                                        Information; Pro
                                                        Forma Selected
                                                        Financial
                                                        Information for
                                                        Wesbanco; Selected
                                                        Financial
                                                        Information for
                                                        Shawnee;
                                                        Comparative Stock
                                                        Prices and
                                                        Dividends; Pro
                                                        Forma Data;
                                                        Government
                                                        Regulation

     4.   Terms of the Transaction  . . . . . . . . . . Summary Information; The
                                                        Merger; Comparative
                                                        Rights of Shareholders

     5.   Pro Forma Financial Information . . . . . . . Selected Pro Forma
                                                        Financial
                                                        Information; The
                                                        Merger - Accounting
                                                        Treatment; Pro
                                                        Forma Data

     6.   Material Contracts with the Company Being
          Acquired . . . . . . . . . . . . . . . . . . .Introduction; The
                                                        Merger - Background
                                                        of the Merger


     7.   Additional Information Required for
          Reoffering by Persons and Parties Deemed
          to be Underwriters . . . . . . . . . . . . . .    *

     8.   Interests of Named Experts and Counsel. . . . .Legal Matters; Experts

     9.   Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities. . *

B.   Information About the Registrant
-------------------------------------
     10.  Information with Respect to S-3 Registrants . .Front Cover Page;
                                                         Available
                                                         Information;
                                                         Market Prices and
                                                         Selected Financial
                                                         Information;
                                                         Information with
                                                         Respect to
                                                         Wesbanco; Index to
                                                         Financial Statements;
                                                         Government Regulation;
                                                         Incorporation of
                                                         Certain Documents
                                                         by Reference

     11.  Incorporation of Certain Information by
          Reference  . . . . . . . . . . . . . . . . . . Incorporation of
                                                         Certain Documents by
                                                         Reference;
                                                         Comparative Stock
                                                         Prices and
                                                         Dividends;
                                                         Information with
                                                         Respect to Wesbanco

     12.  Information with Respect to S-2 or S-3
          Registrants . . . . . . . . . . . . . . . . .      *

     13.  Incorporation of Certain Information by
          Reference . . . . . . . . . . . . . . . . . .      *

     14.  Information with Respect to Registrants
          Other Than S-2 or S-3 Registrants . . . . . .     *

C.   Information About the Company Being Acquired
-------------------------------------------------
     15.  Information with Respect to S-3 Companies . .     *

     16.  Information with Respect to S-2 or S-3
          Companies . . . . . . . . . . . . . . . . . .     *

     17.  Information with Respect to Companies
          Other Than S-2 or S-3 Companies . . . . . . .  Front Cover; Market
                                                         Prices and Selected
                                                         Financial Information;
                                                         Comparative Stock
                                                         Prices and
                                                         Dividends - Shawnee
                                                         Stock Price Range and
                                                         Dividends, and
                                                         Shawnee Dividend
                                                         Policy;
                                                         Information with
                                                         Respect to Shawnee;
                                                         Government
                                                         Regulation; Index
                                                         to Financial
                                                         Statements - Shawnee
                                                         Bank, Inc.; Management
                                                         Discussion and
                                                         Analysis

D.   Voting and Management Information
--------------------------------------
     18.  Information if Proxies, Consents or
          Authorizations are to be Solicited
        (a)  (1)  Date, Time and Place Information . .  Summary Information;
                                                        Voting Information
             (2)  Revocability of Proxy. . . . . . . . .Voting Information -
                                                        Voting and Revocation
                                                        of Proxies

             (3)  Dissenters' Rights. . . . . . . . . . The Merger - Appraisal
                                                        Rights of Dissenting
                                                        Shareholders

             (4)  Persons Making the Solicitation . . .Introduction; Voting
                                                       Information;
                                                       Solicitation of
                                                       Proxies; The
                                                       Merger - Expenses

             (5)  (i)  Interest of Certain Persons
                       in Matters to be Acted Upon. . The Merger - Interest of
                                                      Certain Persons in
                                                      the Merger;
                                                      Information with
                                                      Respect to Shawnee

                  (ii) Voting Securities and Principal
                       Holders Thereof . . . . . . . .Voting Information -
                                                      Voting and Revocation of
                                                      Proxies;
                                                      Comparative Rights
                                                      of Shareholders;
                                                      Information with
                                                      Respect to Shawnee
                                                      Principal
                                                      Shareholders;
                                                      Information with
                                                      Respect to
                                                      Wesbanco - Principal
                                                      Shareholders
               (6)  Vote Required for Approval. . . . Summary Information;
                                                      Voting Information
                                                      Voting and
                                                      Revocation of
                                                      Proxies; The
                                                      Merger - Wesbanco
                                                      and Wesbanco South
                                                      Hills Shareholder
                                                      Approval, and
                                                      Conditions and
                                                      Covenants

               (7)  (i)  Directors and Executive
                         Officers . . . . . . . . . . The Merger - Effects of
                                                      the Mergers:  The
                                                      Surviving
                                                      Corporations;
                                                      Information with
                                                      Respect to Shawnee;
                                                      Information with
                                                      Respect to Wesbanco -
                                                      Principal
                                                      Shareholders;
                                                      Incorporation of
                                                      Certain Documents
                                                      by Reference

                    (ii) Executive Compensation. .    Incorporation of
                                                      Certain Documents by
                                                      Reference;
                                                      Information with
                                                      Respect to Shawnee

                    (iii) Certain Relationships and
                          Related Transactions. . . .Incorporation of
                                                     Documents
                                                     by Reference;
                                                     Information with
                                                     Respect to Shawnee

                    (iv) Relationship with Independent
                         Public Accountant . . . . . Pro Forma Data; Voting
                                                     Information Accountants;
                                                     Relationship with
                                                     Independent Accountants

                    (v)  Incorporation by Reference. Incorporation of Certain
                                                     Documents by Reference
     19.  Information if Proxies, Consents or
          Authorizations are not to be Solicited
          or in an Exchange Offer. . . . . . . . . .     *

     20.  Indemnification of Directors and
          Officers . . . . . . . . . . . . . . . . . Part II - Indemnification
                                                     of Directors and Officers
     21.  Exhibits and Financial Statement
          Schedules . . . . . . . . . . . . . . . . .Part II - Exhibits; Index
                                                     to Financial Statements
     22.  Undertakings . . . . . . . . . . . . . . . Part II - Undertakings

     *    Indicates a negative response or item is not applicable.

                         SHAWNEE BANK, INC.
                         1011 MYERS AVENUE
                     DUNBAR, WEST VIRGINIA  25064
                            (304) 768-9761
             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE ___, 1997

TO THE SHAREHOLDERS OF SHAWNEE BANK, INC.:

     Notice is hereby given that a special meeting (the "Special Meeting") of the shareholders of Shawnee Bank, Inc. ("Shawnee") will be held on _________, June ___, 1997, at 4:00
P.M., in the principal office of Shawnee, 1011 Myers Avenue, Dunbar, West Virginia, 25064, for the purpose of considering and voting on the following matters:

     1. Approval of the Agreement and Plan of Merger by and between Wesbanco, Inc., ("Wesbanco"), Shawnee and Wesbanco Bank South Hills ("Wesbanco South Hills"), a wholly owned subsidiary of Wesbanco, dated as of December 19, 1996 (the "Agreement and Plan of Merger"), in the form attached to the accompanying Proxy Statement/Prospectus as Appendix II, providing for (i) the merger of Shawnee with and into Wesbanco South Hills, and
(ii) the exchange of each share of common stock, par value $10.00 per share, of Shawnee for 10.094 shares of common stock of Wesbanco, par value $2.0833 per share, all on the terms described in the Agreement and Plan of Merger and summarized in the Proxy Statement/Prospectus; and

     2. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on May __, 1997, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

   The vote of each shareholder, regardless of the number of shares held, is important. The failure of a holder of common stock to vote will constitute a vote against the proposed Merger. Accordingly, if you cannot attend the Special Meeting in person, please mark, sign and date the accompanying Proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. It is important that proxies be mailed promptly. If the enclosed Proxy is executed and returned, it may be revoked at any time prior to the voting of the Proxy by written notice to the Secretary of Shawnee, by a duly executed, later-dated Proxy or orally by the shareholder at the Special Meeting.

Dated:    May __, 1997
                              By Order of the Board of Directors
                              /s/ Joan B. Belcher
                              -----------------------------------
                                        Secretary

                       IMPORTANT
                       ---------
Whether you expect to attend the meeting or not, please mark, sign, date, and return the enclosed Proxy in the enclosed selfaddressed envelope as promptly as possible.

                      PROXY STATEMENT/PROSPECTUS
                          SHAWNEE BANK, INC.
                         1011 MYERS AVENUE
                         DUNBAR, WV  25064

Special Meeting of the Shareholders to be held June ___, 1997.

     This Proxy Statement, which is also a Prospectus of Wesbanco, Inc. ("Wesbanco") (the "Proxy Statement/Prospectus") is being furnished to holders of common stock of Shawnee Bank, Inc., a West Virginia banking corporation ("Shawnee"), in connection with the solicitation of proxies by the Board of Directors of Shawnee for use at the Special Meeting of Shareholders to be held on June ___, 1997, and any adjournments or postponements thereof, to consider and take action upon the proposed merger of Shawnee with Wesbanco Bank South Hills ("Wesbanco South Hills"), a whollyowned subsidiary of Wesbanco (the "Merger"), as described in this Proxy Statement/Prospectus. As used in this Proxy Statement/Prospectus, the terms "Shawnee" and "Wesbanco" refer to such corporations, respectively, and where the context requires, such entities and the subsidiaries of Wesbanco.

     All information contained in this Proxy Statement/Prospectus with respect to Shawnee has been supplied by Shawnee, and all information with respect to Wesbanco and Wesbanco South Hills has been supplied by Wesbanco. This Proxy Statement/Prospectus, the attached Notice and the enclosed Letter to Shareholders and Proxy are first being mailed to shareholders of Shawnee on or about May ___, 1997.

     Wesbanco has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, (the "1933 Act") covering a maximum of 323,506 shares of common stock (par value $2.0833) of Wesbanco which may be issued in connection with the Merger (the "Registration Statement").

     No person is authorized to give any information or to make any representations not contained in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a Proxy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation of any offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Shawnee or Wesbanco since the date of this Proxy Statement/Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement/Prospectus is May ___, 1997.

                       AVAILABLE INFORMATION

     Wesbanco is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers of Wesbanco, their compensation, the principal holders of securities and any material interest of such persons in transactions with their respective companies is disclosed in proxy statements distributed to shareholders and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549; and at the Commission's Regional offices at 7 World Trade Center, New York, New York, 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates, or via Internet Access at http:\\www.sec.gov.
     Wesbanco's common stock is listed on the National Market System of the Nasdaq Stock Market and accordingly periodic reports, proxy and information statements concerning Wesbanco may be inspected at the offices of the Nasdaq Stock Market, National Market System, 1735 K Street, N.W., Washington, D.C. 20006

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED BY WESBANCO WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO SHIRLEY A. BUCAN, SECRETARY, WESBANCO, INC., ONE BANK PLAZA, WHEELING, WEST VIRGINIA, 26003, (TELEPHONE (304) 234-9228). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE ___, 1997.

                       PROXY STATEMENT/PROSPECTUS
                       --------------------------
                           TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . .      9
SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . . . .     13
MARKET PRICES AND SELECTED FINANCIAL INFORMATION . . .              20
     Market Prices. . . . . . . . . . . . . . . . . . . . . . .     20
     Selected Financial Information . . . . . . . . . . . . . .     20
PRO FORMA SELECTED FINANCIAL INFORMATION FOR
   WESBANCO  . . . . . . . . . . . . .  . . . . . . . . . . . .     21
SELECTED FINANCIAL INFORMATION FOR SHAWNEE. . . . . . . . . .       22
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . .     23
VOTING INFORMATION. . . . . . . . . . . . . . . . . . . . . . .     23
     Date, Time and Place of the Special Meeting. . . . . . .       23
     Voting and Revocation of Proxies . . . . . . . . . . . . .     23
     Solicitation of Proxies . . . . . . . . . . . . . . . . .      24
     Accountants . . . . . . . . . . . . . . . . . . . . . . .      25
     Date for Submission of Shareholder Proposals . . . . . . .     25
THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .      25
     General  . . . . . . . . . . . . . . . . . . . . . . . . .     25
     Background of the Merger . . . . . . . . . . . . . . . . .     26
     Recommendation of the Boards of Directors . . . . . . . .      26
     Shawnee Reasons for the Merger . . . . . . . . . . . . . .     27
     Wesbanco Reasons for the Merger . . . . . . . . . . . . .      28
     Interest of Certain Persons in the Merger . . . . . . . .      28
     Opinion of LSC Financial Services, Inc. . . . .  . . . . .     30
     Effective Time. . . . . . . . . . . . . . . . . . . . . .      34
     Conversion of Shawnee Common Stock. . . . . . . . . . . .      35
     Exchange of Certificates. . . . . . . . . . . . . . . . .      35
     Wesbanco, Wesbanco South Hills and Shawnee
       Shareholder Approval. . . . . . . . . . . . . . . . . .      36
     Effect of the Merger:  The Surviving Corporation  . . . .      36
     Conditions and Covenants. . . . . . . . . . . . . . . . .      37
     Approval by Shawnee Shareholders . . . . . . . . . . . . .     37
     Government Approvals . . . . . . . . . . . . . . . . . . .     37
     Covenants. . . . . . . . . . . . . . . . . . . . . . . . .     38
     Other Conditions . . . . . . . . . . . . . . . . . . . . .     38
     Waiver and Amendment . . . . . . . . . . . . . . . . . . .     40
     Termination. . . . . . . . . . . . . . . . . . . . . . . .     40
     The Stockholder Agreement . . . . . . . . . . . . . . . .      40
     Rights of Dissenting Shareholders . . . . . . . . . . . .      40

                     PROXY STATEMENT/PROSPECTUS
                     --------------------------
                         TABLE OF CONTENTS
                            (Continued)

                                                                    PAGE
                                                                    ----
     Resales of Wesbanco Common Stock. . . . . . . . . . . .         42
     Expenses . . . . . . . . . . . . . . . . . . . . .              43
     Accounting Treatment . . . . . . . . . . . . . . . . . . .      43
     Certain Federal Income Tax Consequences of the  Merger . .      44
COMPARATIVE STOCK PRICES AND DIVIDENDS  . . . . . . . . . . . .      47
     Wesbanco Stock Prices and Dividends . . . . . . . . . . .       47
     Stock Price Range and Dividends Paid . . . . . . . . . . .      47
     Wesbanco Common Stock Dividend Policy . . . . . . . . . .       47
     Shawnee Stock Price Range and Dividends  . . . . . . . . .      48
     Shawnee Dividend Policy . . . . . . . . . . . . . . . . .       49
COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . .       49
     Description of Wesbanco Capital Stock . . . . . . . . . .       49
     Description of Shawnee Capital Stock . . . . . . . . . . .      50
     Comparison of Rights of Wesbanco and Shawnee Shareholders       51
PRO FORMA DATA . . . . . . . . . . . . . . . . . . . . . . . .       53
     Notes to Pro Forma Financial Information . . . . . . . . .      56
INFORMATION WITH RESPECT TO WESBANCO . . . . . . . . . . . . .       58
     History. . . . . . . . . . . . . . . . . . . . . . . . . .      58
     Recent Acquisitions. . . . . . . . . . . . . . . . . . . .      59
     Future Acquisitions . . . . . . . . . . . . . . . . . . .       59
     Operations . . . . . . . . . . . . . . . . . . . . . . . .      59
     Competition . . . . . . . . . . . . . . . . . . . . . . .       61
     Principal Shareholders . . . . . . . . . . . . . . . . . .      62
     Wesbanco KSOP. . . . . . . . . . . . . . . . . . . . . . .      63
     Changes in West Virginia Taxes. . . . . . . . . . . . . .       66
     Directors and Executive Officers . . . . . . . . . . . . .      66
     Executive Compensation. . . . . . . . . . . . . . . . . .       66
     Certain Relationships and Related Transactions  . . . . .       66
INFORMATION WITH RESPECT TO SHAWNEE . . . . . . . . . . . . . .      67
     History . . . . . . . . . . . . . . . . . . . . . . . . .       67
     Banking Services . . . . . . . . . . . . . . . . . . . . .      67
     Competition . . . . . . . . . . . . . . . . . . . . . . .       67
     Economic Conditions . . . . . . . . . . . . . . . . . . .       68
     Monetary Policies  . . . . . . . . . . . . . . . . . . . .      68
     Properties of Shawnee. . . . . . . . . . . . . . . . . . .      68

                      PROXY STATEMENT/PROSPECTUS
                      --------------------------
                          TABLE OF CONTENTS
                            (Continued)
                                                                     PAGE
                                                                     ----
     Legal Proceedings  . . . . . . . . . . . . . . . . . . . .       69
     Principal Shareholders. . . . . . . . . . . . . . . . . .        69
     Directors and Executive Officers of Shawnee. . . . . . . .       70
     Executive Officers  . . . . . . . . . . . . . . . . . . .        72
     Compensation of Executive Officers. . . . . . . . . . . .        73
     401(k) Profit Sharing Plan. . . . . . . . . . . . . . . .        73
     Employment Agreements . . . . . . . . . . . . . . . . . .        74
     Meetings of the Board of Directors and Compensation of
      Members . . . . . . . . . . . . . . . . . . . . . . . . .       74
     Certain Relationships and Related Transactions . . . .  .        74
GOVERNMENT REGULATION   . . . . . . . . . . . . . . . . . . . .       75
     Holding Company Structure  . . . . . . . . . . . . . . . .       75
     Dividend Restrictions. . . . . . . . . . . . . . . . . . .       76
     FDIC Insurance. . . . . . . . . . . . . . . . . . . . . .        77
     Capital Requirements . . . . . . . . . . . . . . . . . . .       77
     Federal Deposit Insurance Corporation Improvement Act of 1991    79
     Environmental Issues . . . . . . . . . . . . . . . . . . .       82
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . .               83
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS . . . . . . . . . . .       84
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .        84
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .       84
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . .        85
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .       86
APPENDICES . . . . . . . . . . . . . . . . . . . . . . . . . .       106
     I.   Statutory Excerpts Concerning Dissenters' Rights of
           Appraisal                                                 106
     II.  Agreement and Plan of Merger                               125
     III. Stockholders Agreement                                     202

                         SUMMARY INFORMATION

     The following is a brief summary of certain information with respect to matters to be considered at the Special Meeting of Shareholders of Shawnee. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information and financial statements contained in this Proxy Statement/Prospectus and in the Agreement and Plan of Merger and the Stockholders Agreement attached as Appendices II and III, respectively, to this Proxy Statement/Prospectus. Shareholders are urged to read the entire Proxy Statement/Prospectus before deciding on how to vote their shares.

Date, Time, and Place of the
of Special Meeting. . .     The meeting of the shareholders
                            Shawnee will be held on _______,
                            June ___, 1997, at 4:00 P.M.
                            Eastern Standard Time in the principal
                            office of Shawnee at 1011 Myers
                            Avenue, Dunbar, West Virginia,
                            25064.  See "Voting Information".

Purpose of the Special
Meeting. . . . .            Shawnee's meeting will be to
                            consider and vote upon the Agreement
                            and Plan of Merger dated as of
                            December 19, 1996, (the
                            "Agreement"), providing for (i)
                            the merger (the "Merger") of
                            Shawnee with and into Wesbanco
                            Bank South Hills, a wholly owned
                            subsidiary of Wesbanco ("Wesbanco
                            South Hills") and (ii) the
                            exchange of each outstanding share
                            of common stock of Shawnee, par
                            value $10.00 per share ("Shawnee
                            Common Stock") for 10.094 shares
                            of Wesbanco common stock, par
                            value $2.0833 per share ("Wesbanco
                            Common Stock"). See "Voting
                            Information" and "The Merger".

Parties to the Merger. . .  Wesbanco is a multi-bank holding company incorporated under the laws
                            of the State of West Virginia
                            which conducts a general
                            commercial banking and trust
                            business through its bank
                            subsidiaries.  It owns five
                            subsidiary banks located in West
                            Virginia and Eastern Ohio with one
                            of its banking subsidiaries being
                            Wesbanco South Hills.  Wesbanco's
                            principal executive offices are
                            located at One Bank Plaza,
                            Wheeling, West Virginia, 26003,
                            telephone (304) 234-9000.  See
                            "Information with Respect to
                            Wesbanco".

                            Wesbanco South Hills is a West
                            Virginia banking corporation and
                            is a wholly owned subsidiary of
                            Wesbanco which operates banking
                            facilities in South

                            Hills and Sissonville.

                            Shawnee is a banking corporation
                            incorporated under the laws of the
                            State of West Virginia which
                            conducts a general commercial
                            banking business.  It operates two
                            banking facilities, one in Dunbar
                            and one in South Charleston.  Its
                            principal executive offices are
                            located at 1011 Myers Avenue,
                            Dunbar, West Virginia, 25064,
                            telephone (304) 768-9761.  See
                            "Information with Respect to
                            Shawnee".

Wesbanco Anti-Takeover
Provisions. . . . . . . .   The Agreement provides for the
                            exchange of each share of Shawnee
                            Common Stock for 10.094 shares of
                            Wesbanco Common Stock.  The
                            Articles of Incorporation of
                            Wesbanco contain certain anti-
                            takeover provisions, including,
                            among others, a super majority
                            voting provision and a staggered
                            Board of Directors provision as
                            more fully explained herein.
                            Additionally, the Articles of
                            Incorporation of Wesbanco provide
                            that the Board of Directors of
                            Wesbanco may issue, without
                            shareholder approval, up to
                            1,000,000 shares of preferred
                            stock in one or more series, with
                            such preferences, voting rights,
                            conversion rights and other
                            special rights as the Board may
                            determine. The rights of holders
                            of Wesbanco Common Stock are
                            subject to the rights and
                            preferences of any preferred stock
                            issued by the Wesbanco Board of
                            Directors to the extent set forth
                            in a resolution fixing such terms
                            and conditions. Under certain
                            circumstances, additional shares
                            of Wesbanco Common Stock or shares
                            of Wesbanco preferred stock which
                            are authorized but not issued
                            could be used to create voting
                            impediments or to frustrate
                            persons seeking to gain control of
                            Wesbanco through acquisition of a
                            substantial number of shares of
                            Wesbanco Common Stock. See
                            "Comparative Rights of
                            Shareholders - Comparison Rights
                            of Wesbanco and Shawnee
                            Shareholders". These anti-takeover
                            provisions provide the continuity
                            and stability of management that
                            is considered essential to
                            providing shareholders with long-
                            term value on their investments,
                            allow the Board greater
                            flexibility, and permit the
                            issuance of additional common and
                            preferred shares without the
                            expense and delay of a
                            shareholders' meeting.  These
                            provisions also
                            constitute
                            defensive measures which are
                            designed, in part to discourage
                            and insulate Wesbanco  against
                            certain hostile takeover  efforts,
                            which the Wesbanco Board might
                            determine are not in Wesbanco's
                            best interests and the best
                            interests of its shareholders.
                            The staggered board provision
                            makes it more difficult to change
                            the full Board of Directors of
                            Wesbanco at any one time and makes
                            it more difficult to amend the
                            specific provisions of the
                            Articles of Incorporation which
                            deal with the classification of
                            directors.  The staggered board
                            provision reduces the number of
                            directors to be elected at each
                            annual meeting, so that minority
                            shareholders may be in a less
                            favorable position to elect
                            directors through cumulative
                            voting. Such provisions may also
                            be beneficial to management in a
                            hostile takeover attempt and
                            adversely affect shareholders who
                            might wish to participate in such
                            a takeover.  See "Comparative
                            Rights of Shareholders".

Vote Required for Merger.   Approval of the Merger requires the
                            affirmative vote of the holders of a
                            majority of the outstanding shares
                            of Shawnee Common Stock entitled
                            to vote as of May ___, 1997, the
                            record date for the Special
                            Meeting (the "Record Date").  As
                            of the Record Date, the directors
                            and officers of Shawnee
                            beneficially owned 20,297 shares
                            of Shawnee Common Stock
                            representing 63.37% of the
                            outstanding shares.  See
                            "Information with Respect to
                            Shawnee - Principal Shareholders"
                            and "Voting Information - Voting
                            and Revocation of Proxies".

                            Approval of the Merger also
                            requires the affirmative vote of
                            the sole shareholder of Wesbanco
                            South Hills. The authorization for
                            the issuance of additional
                            Wesbanco Common Stock also
                            requires the affirmative vote of
                            the Board of Directors of
                            Wesbanco.  See "The Merger
                            Wesbanco and Wesbanco South Hills
                            Shareholder Approval".

Terms of the Merger  . . .  Upon the effective date of the
                            Merger, each out-standing share of
                            Shawnee Common Stock will be
                            converted into 10.094 shares of
                            Wesbanco Common Stock.  Cash will
                            be paid in lieu of issuing
                            fractional shares of Wesbanco
                            Common Stock, in connection
                            with the Merger based on a whole share
                            value of $30.50 per share, or at
                            the election of each shareholder,
                            such shareholder may elect to
                            purchase the remaining fraction of
                            such share, at the aforesaid
                            value.  For additional information
                            concerning the treatment of
                            Shawnee shares in the Merger, and
                            the effect of the Merger upon
                            Shawnee shareholders, see "The
                            Merger". It is contemplated that
                            Shawnee will be merged with and
                            into Wesbanco South Hills with
                            Wesbanco South Hills as the
                            surviving corporation. Wesbanco
                            South Hills will maintain its
                            separate identity and continue its
                            operations as an affiliate of
                            Wesbanco.  The Merger
                            will be accounted for as a
                            "purchase" by Wesbanco of Shawnee.
                            If the Merger had been concluded
                            on December 31, 1996, Shawnee
                            would have constituted 2.2% of
                            deposits, 2.3% of assets, 2.4% of
                            equity, and the former
                            shareholders of Shawnee would hold
                            3.1% (assuming no Shawnee
                            shareholders exercise dissenters'
                            rights) of the total outstanding
                            shares of Wesbanco on a
                            consolidated pro forma basis.  In
                            addition, Shawnee would have
                            contributed 2.2% of net interest
                            and 2.7% of net income of Wesbanco
                            on a consolidated pro forma basis
                            as of December 31, 1996.  See "The
                            Merger - Effects of the Merger:
                            The Surviving Corporation" and
                            "Selected Pro Forma Financial
                            Information".

Dissenters' Rights. . . .   Any holder of Shawnee Common Stock
                            who files written objection to the
                            proposed Merger prior to or at the
                            Special Meeting, does not vote in
                            favor of the proposed Merger,
                            makes written demand on Shawnee
                            within ten days following the
                            Special Meeting, and surrenders
                            his certificates within twenty
                            days after making the demand for
                            notation thereon that such demand
                            has been made, will be entitled to
                            receive in cash the fair value of
                            his shares determined as of the
                            day prior to the date of the
                            Special Meeting, without regard to
                            any appreciation or depreciation
                            in anticipation of the Merger,
                            upon compliance with all statutory
                            requirements.  Holders of Wesbanco
                            Common Stock will not be entitled
                            to dissenters' rights in the
                            transaction.  See "The Merger
                            Rights of Dissenting
                            Shareholders", and "Appendix I".
                            It is a condition to the
                            obligations of Wesbanco and
                            Shawnee to consummate the Merger
                            that the holders
                            of not more than 10% of Shawnee Common
                            Stock exercise their dissenters' rights.
                            See "The Merger - Conditions and
                            Covenants".

Federal Income Tax
Consequences. . . . . . .   Consummation of the Merger is
                            conditioned upon receipt of a ruling
                            from the Internal Revenue Service,
                            or an opinion of counsel, that,
                            among other things, the Merger
                            will be treated as a tax free
                            reorganization for Federal Income
                            Tax purposes upon consummation of
                            the Merger except for dissenting
                            shareholders and shareholders who
                            receive cash for fractional
                            shares. See "The Merger - Certain
                            Federal Income Tax Consequences of
                            the Merger".

Regulatory Approvals. . .   Notwithstanding approval by the
                            shareholders of  Shawnee and
                            Wesbanco South Hills, the
                            consummation of the Merger is
                            subject to certain conditions,
                            including approval of the Federal
                            Deposit Insurance Corporation
                            ("FDIC"), and the Board of Banking
                            and Financial Institutions
                            of the State of West Virginia.
                            Applications for approval with
                            the regulatory authorities were filed
                            shortly after execution
                            of the Agreement and the Board of Banking and Financial Institutions has now approved the Merger. There can be no assurance that the FDIC will approve the Merger.
                            If the Merger is approved, there can be no assurance as to the date of such approval or the conditions required for such approval. See "The Merger Conditions and
                            Covenants" and "Termination".

Effective Date of Merger.   The Effective Date of the Merger is
                            anticipated to occur shortly after
                            the Special Meeting upon receipt of
                            all approvals and satisfaction of
                            all conditions in the Agreement and
                            in such approvals.  See "The Merger
                            - Effective Time".

Shareholders Entitled to
Vote. . . . . . . . . . . . On May ___, 1997, there were 32,027 shares of Shawnee Common Stock
                            outstanding.  Only holders of
                            record of Shawnee Common Stock at
                            the close of business on May __,
                            1997, are entitled to vote at the
                            Special Meeting.  See "Voting
                            Information".


Exchange of Certificates. . As promptly as practicable after the
                            Effective Date,
                            instructions on how
                            to effect the exchange of
                            certificates of Shawnee Common
                            Stock for certificates of Wesbanco
                            Common Stock will be sent to each
                            Shawnee shareholder of record as of
                            the Effective   Date.  See   "The
                            Merger - Exchange  of
                            Certificates". Shawnee shareholders
                            should not send in stock
                            certificates until they receive
                            instructions to do so.


Wesbanco Common Stock . .   Holders of Wesbanco Common Stock are
                            entitled to one vote per share on
                            all matters voted upon by
                            shareholders, are entitled to
                            cumulative voting rights in the
                            election of directors and do not
                            have preemptive rights for the
                            purchase of additional shares of
                            any class of Wesbanco Common Stock
                            or preferred stock.  Holders of
                            Wesbanco Common Stock are entitled
                            to receive such dividends as may be
                            declared by Wesbanco's Board of
                            Directors out of funds legally
                            available therefor.  In the event
                            of the liquidation or winding up of
                            the affairs of Wesbanco, holders of
                            Wesbanco Common Stock would be
                            entitled to share ratably in all
                            assets remaining after payment to
                            creditors.  See "Comparative Rights
                            of Shareholders".

Conditions to Consummation
Termination. . . . . . . .  Consummation of the Merger is
                            subject to various conditions,
                            including, among others, approvals
                            by the above noted regulatory
                            authorities, the holders of Shawnee
                            Common Stock, and receipt of the
                            tax opinion or ruling mentioned
                            above. Wesbanco and Shawnee have
                            also reserved the right to
                            terminate the Merger if the holders
                            of more than 10% of Shawnee Common
                            Stock exercise appraisal rights
                            with respect to their stock.
                            Shawnee has also reserved the right
                            to terminate the Merger if the
                            closing has not occurred by
                            December 19, 1997; and if the
                            market value of Wesbanco Common
                            Stock should fall below $27.00 per
                            share (based on the average price
                            of Wesbanco for the 30 calendar
                            days preceding five business days
                            before closing), in addition to
                            other conditions.  See "The Merger
                            - Conditions and Covenants and
                            Termination".

Interest of Certain Persons
in the Merger. . . . . .    The Agreement provides that R.
                            Brawley Tracy and Brenda H.
                            Robertson, both Shawnee directors,
                            will become directors of Wesbanco
                            South Hills on the Effective Date.
                            In addition, it is a condition to
                            consummation of the Merger that
                            Brenda H. Robertson, President of
                            Shawnee, enter into an Employment
                            Agreement with Wesbanco South
                            Hills. See "The Merger - Interest
                            of Certain Persons in the Merger".

Stockholder Agreement. . .  Certain Stockholders of Shawnee
                            entered into a Stockholder Agreement
                            as of December 19, 1996, whereby
                            each such stockholder agreed, among
                            other things, not to sell, pledge,
                            transfer or otherwise dispose of
                            his shares of Shawnee Common Stock
                            prior to the Special Meeting of
                            Shareholders and to vote such
                            shares in favor of the Merger.  The
                            shareholders who signed the
                            Agreement constitute all of the
                            members of the Board of Directors
                            and own individually and
                            beneficially 63.37% of the
                            outstanding Shawnee Common Stock.
                            See "The Merger - The Stockholder
                            Agreement".


Financial Information. . .  Financial Statements for the year ended December 31, 1996, for Shawnee
                            and Wesbanco are included herein.
                            See "Index to Financial
                            Statements", and "Pro Forma Data."

                            For the twelve months ended
                            December 31, 1996, Wesbanco's net
                            income was $21,161,000 or $2.08 per
                            share. Total assets were
                            approximately $1.7 Billion, total
                            deposits were approximately $1.3 Billion and total shareholders' equity was approximately $227 Million.

                            For the twelve months ended
                            December 31, 1996, Shawnee's net
                            income was $553,269 or $17.28 per
                            share. Total assets were
                            approximately $39 Million, total
                            deposits were approximately $30
                            Million and total stockholders'
                            equity was approximately $6
                            Million.

             MARKET PRICES AND SELECTED FINANCIAL INFORMATION


Market Prices

     Wesbanco Common Stock is quoted in the over-the-counter market and is reported through the Nasdaq Stock Market on the National Market System. There is no established public trading market for Shawnee Common Stock. The information set forth below for Shawnee represents only the per share equivalent based on the market price of Wesbanco Common Stock as of the dates indicated. These stock price ranges may not necessarily represent actual transactions. See "Comparative Stock Prices and Dividends".

Market Price Per Share:                 Wesbanco            Shawnee
                                     --------------      --------------
                                      High     Low       High      Low
                                     -----    -----      -----    -----
As of May ___, 1997                  $____    $____     $____(1)  $___ (1)
As of December 18, 1996 (2)          $31.25   $30.50    None (4)  None (4)
Pro Forma Equivalent (3)                                $315.43   $307.87

(1) Based solely on the conversion ratio multiplied by the high and low prices for Wesbanco Common Stock on such date.

(2) December 18, 1996, is the date immediately preceding public announcement of the proposed Merger.

(3) The pro forma equivalent was computed by multiplying the exchange ratio by the high and low price of Wesbanco as of December 18, 1996. The exchange ratio is 10.094 shares of Wesbanco Common Stock for each share of Shawnee Common Stock.

(4) Shawnee Common Stock had no high or low price for the reported date. Shawnee is aware of one trade in Shawnee Common Stock during 1996, and it was advised that the trade was at $90 per share, but there were only three shares transferred in the transaction.

Selected Financial Information

     The following pages present selected financial information for the years ended December 31, 1992 through 1996, for Wesbanco and Shawnee.

     The information should be read in conjunction with the more detailed information in the financial statements contained or incorporated herein by reference, including the Notes thereto. See "Index to Financial Statements", "Incorporation of
Certain Documents by Reference", and "Pro Forma Data".

                               WESBANCO INC.
                    Selected Financial Information
           (In thousands, except for share and per share data)
                             (Unaudited)

                                                    For the years ended
                                                         December 31,
                                   -----------------------------------------------------
                                     1996       1995       1994       1993      1992
                                   --------   --------   --------    --------  ---------
Interest income                    $112,938   $108,082   $101,720    $105,268   $112,851
Interest expense                     48,218     46,570     39,660      43,727     53,661
                                   ------------------------------------------------------
Net Interest income                  64,720     61,512     62,060      61,541     59,190
                                   ------------------------------------------------------
Provision for loan losses             4,336      2,788      6,073       3,247      3,297
                                   ------------------------------------------------------
Net interest income after
   provision for loan losses         60,384     58,724     55,987      58,294     55,893
Total other income                   12,273     11,366     11,028      10,367     10,272
Total other expense                  43,152     42,130     42,840      41,873     40,610
                                   ------------------------------------------------------
Income before income taxes and
   effect of change in accounting
   for post retirement benefits      29,505     27,960     24,175      26,788     25,555
Provision for income taxes            8,344      7,656      6,283       7,070      7,044
                                   ------------------------------------------------------
Income before effect of change in
   accounting for postretirement
   benefits                          21,161     20,304     17,892      19,718     18,511
Effect of change in accounting for
   postretirement benefits                                                          (592)
                                   ------------------------------------------------------
Net Income                          $21,161    $20,304    $17,892     $19,718    $17,919
                                   ======================================================

Earnings per share of common stock: (1)
Net Income                            $2.08      $1.98      $1.72       $1.88      $1.71
Average shares outstanding       10,168,738 10,160,328 10,280,878  10,379,499 10,397,197
Preferred stock dividends and
   discount accretion                   -         $164       $183        $184       $184

Total Assets                     $1,677,771 $1,549,019 $1,532,832  $1,534,131 $1,500,687
Total Deposits                    1,342,820  1,254,844  1,254,586   1,265,677  1,245,978
Total Equity                        227,532    206,996    192,305     191,801    180,641
Cash dividends declared per share      1.08       0.96       0.86       0.785       0.70
Book value per share                  21.62      20.32      18.86       18.52      17.41



(1) Per share information has been retroactively adjusted for the April 1993 two for one stock split.

                                   SHAWNEE BANK, INC.
                             Selected Financial Information
                   (In thousands, except for share and per share data)
                                    (Unaudited)

                                                 For the years ended
                                                     December 31,
                                      --------------------------------------------------
                                        1996       1995      1994       1993      1992
                                        ----       ----      ----       ----      ----
Interest income                       $ 2,700    $ 2,511   $ 2,539    $ 2,625   $ 2,740
Interest expense                        1,232      1,113       932      1,088     1,201
                                      --------------------------------------------------
Net Interest income                     1,468      1,398     1,607      1,537     1,539
                                      --------------------------------------------------
Provision for loan losses                  --         --        --         --        --
                                      --------------------------------------------------
Net interest income after
  provision for loan losses             1,468      1,398     1,607      1,537     1,539
Total other income                        263        177       176        205       464
Total other expense                       921        898       937        892       962
                                      --------------------------------------------------
Income before income taxes                810        677       846        850     1,041
Income tax provision                      257        215       285        292       361
                                      --------------------------------------------------
Net Income                              $ 553      $ 462     $ 561      $ 558     $ 680
                                      ==================================================

Earnings per share of common stock:
Net Income                             $17.28     $14.42    $17.54     $17.42    $21.22
Average shares outstanding             32,027     32,027    32,027     32,027    32,027

Total Assets                           38,939     33,959    35,271     36,152    36,905
Total Deposits                         29,676     27,974    28,144     27,670    29,743
Total Equity                            5,502      5,209     4,538      4,398     3,968
Cash dividends per share                 9.00       4.50      4.50       4.00      4.00
Book value per share                   171.79     162.64    141.69     137.32    123.91



                          INTRODUCTION

     This Proxy Statement/Prospectus and the accompanying proxy are being mailed to the shareholders of Shawnee on or about May ___, 1997, in connection with the solicitation of proxies by the Board of Directors of Shawnee of the holders of Shawnee Common Stock to be voted at the Special Meeting of Shawnee shareholders (the "Special Meeting") called to consider and vote upon the Agreement and Plan of Merger dated December 19, 1996, (the "Agreement") providing for (i) the Merger of Shawnee with and into Wesbanco South Hills, a wholly owned subsidiary of Wesbanco, and (ii) the exchange of each outstanding share of Shawnee Common Stock for 10.094 shares of Wesbanco Common Stock. The Boards of Directors of Shawnee and Wesbanco unanimously have approved the Agreement, and the Board of Directors of Shawnee unanimously recommends that its shareholders vote FOR approval thereof. For information concerning the background of, reasons for and terms and conditions of the Merger and the interests of certain persons, including members of the Board of Directors of Shawnee in the Merger, see "THE MERGER", including "Background of the Merger", "Recommendation of the Boards of Directors", "Wesbanco Reasons for the Merger", "Shawnee Reasons for the Merger", and "Interest of Certain Persons in the Merger."

     A copy of the Agreement is attached to this Proxy Statement/Prospectus as Appendix II and is incorporated by reference herein in its entirety. See also the following subheadings under "THE MERGER": "Conditions and Covenants," "Waiver and Amendment" and "Termination". All information concerning Shawnee contained herein has been supplied by Shawnee and all information concerning Wesbanco contained herein has been supplied by Wesbanco.

                 VOTING INFORMATION

Date, Time and Place of the Special Meeting

   The Special Meeting of Shawnee will be held on _________, June ___, 1997, at 4:00 P.M., Eastern Standard Time, in the principal office of Shawnee, at 1011 Myers Avenue, Dunbar, West
Virginia.

Voting and Revocation of Proxies

     Only holders of record of Shawnee Common Stock on May ___, 1997, the Record Date, will be entitled to notice of and to vote at the Special Meeting of Shawnee and any adjournments or postponements thereof. On the Record Date, there were outstanding and entitled to vote 32,027 shares of Shawnee Common Stock with each share entitled to one vote. As of May ___, 1997, Shawnee Common Stock was held by approximately 200 shareholders of record. As of May __, 1997, Wesbanco Common Stock was held by approximately _____ shareholders of record.

     The presence, in person or by proxy, of the holders of a majority of the 32,027 shares of Shawnee Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding 32,027 shares of Shawnee Common Stock entitled to vote at the Special Meeting, or 16,014 shares is required for approval of the Agreement and the Merger. With respect to the Shawnee Common Stock, abstentions and broker non-votes will have the effect of a vote against approval of the Agreement and the Merger.

     As of the Record Date, the directors and officers of Shawnee beneficially owned approximately, in the aggregate, 20,297 shares of Shawnee Common Stock, constituting in the aggregate approximately 63.37% of the outstanding Shawnee
Common Stock as of such date.  See "The Merger - The
Stockholder Agreement."

    As of May ___, 1997, Wesbanco held no shares of Shawnee
Common Stock. Directors, executive officers and affiliates of Wesbanco owned no shares of Shawnee Common Stock as of such date.

     All shares of Shawnee Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, properly executed proxies will be voted to approve the Agreement and authorize the Merger in accordance with the terms and conditions of the Agreement.

     The Boards of Directors of Shawnee and Wesbanco do not know of any matters, other than as described in the Notice of Special Meeting, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder, both of whom are shareholders of Shawnee, will have the authority to vote on such matters in their discretion.

     A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of Shawnee a written notice of revocation or a duly executed later dated proxy, or orally at the Special Meeting.

Solicitation of Proxies

     Proxies are being solicited by the Board of Directors of Shawnee for use at the Special Meeting. Shawnee will bear the cost of the solicitation of proxies from the holders of its shareholders in connection with its Special Meeting, except that Wesbanco will bear substantially all the costs relating to the printing and mailing of the Proxy Statement/Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Shawnee in person or by telephone or telegram. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Shawnee Common Stock held of record by such persons, and Shawnee may reimburse such custodians, nominees and fiduciaries for reasonable out-ofpocket expenses they incur in connection therewith.

Accountants

     Rollins, Cleavenger and Rollins, independent public accountants, have provided auditing services to Shawnee since 1990. Representatives of Rollins, Cleavenger and Rollins are expected to be present at the Shawnee Special Meeting to respond to appropriate questions and will also have the opportunity to make a statement if they desire to do so. See "Relationship With Independent Accountants" and "Experts".

     Ernst & Young LLP serves as Wesbanco's independent auditors. It is expected that representatives of Ernst & Young may be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Date for Submission of Shareholder Proposals

     In the event that the Merger has not been consummated by the date of the next Shawnee annual meeting, shareholder proposals may be submitted to the attention of Joan B. Belcher, Secretary, Shawnee Bank, Inc., 1011 Myers Avenue, Dunbar, West Virginia, 25064. Such proposals are to be received by Shawnee no later than the 24th of November, 1997.

                        THE MERGER

     The following description of the terms of the Merger is qualified in its entirety by reference to the provisions of the Agreement and the Stockholder Agreement, which are attached hereto as Appendices II and III, respectively, and are incorporated herein by reference in their entirety. Shareholders of Shawnee are strongly encouraged to read the Agreement and the Stockholder Agreement for a more complete description of the terms of the Merger.

General

     Pursuant to the Agreement, Shawnee will merge with and into Wesbanco South Hills, a wholly owned subsidiary of Wesbanco which will be the surviving corporation, the Merger. Under the Agreement, each outstanding share of Shawnee Common Stock will be converted into 10.094 shares of Wesbanco Common Stock, with cash, or the opportunity to buy an additional fraction, sufficient to result in a whole share for any resulting fraction, except for shares held by dissenting Shawnee Shareholders. See "Rights of Dissenting Shareholders" below. The conversion is more fully described below. See "Conversion of Shawnee Common Stock".

Background of the Merger

     Effective in June of 1982, the West Virginia banking laws were amended to permit West Virginia bank holding companies to own more than one West Virginia bank for the first time. Subsequent legislation, effective May 30, 1986, permitted nationwide reciprocal acquisition of banks and bank holding companies by West Virginia bank holding companies after December 31, 1987.

     Shawnee has been operating under its current name for approximately six years. It originally operated under the name Community Banking & Savings Company and on January 1, 1991, merged with the 2nd Avenue Bank of South Charleston and changed its name to Shawnee Bank, Inc.

     Wesbanco has maintained some communication with Shawnee for several years and representatives of the two institutions have had informal meetings concerning a possible merger over the last several years. These informal discussions did not result in any substantive discussions between the parties. However, in the spring of 1996 substantive discussions were initiated which resulted in the execution of a definitive Agreement and Plan of Merger on December 19, 1996.

   The negotiations were principally held between Edward M. George, President of Wesbanco, Larry L. Dawson, President, Wesbanco South Hills and R. Brawley Tracy and Brenda H. Robertson, Chairman and President, respectively, of Shawnee. A number of private meetings were held between these parties beginning on February 1, 1996, including meetings on July 18, 1996, August 13, 1996, October 4, 1996 and November 7, 1996.
Final substantive discussions occurred during November and December, 1996, at which the final proposals were resolved. Though the transaction was continuously structured as an exchange of stock, the proposed exchange ratio changed several times during the negotiations due in part to changes in the market price of Wesbanco Common Stock and the respective earnings and equity levels of the two corporations. The final Agreement and the Stockholders Agreement were approved by the Board of Directors of Shawnee on December 18, 1996, subject to receipt of a "fairness opinion" from LSC Financial Services, Inc. See "Opinion of LSC Financial Services, Inc.". Preliminary due diligence reviews were conducted by representatives of both corporations during the negotiations which disclosed no material adverse conditions as that term is defined in the Agreement.

   For additional information regarding the reasons for the decision of Shawnee's Board to select the Wesbanco offer, see
"Shawnee's Reasons for the Merger" below.

Recommendation of the Boards of Directors

     The Boards of Directors of Shawnee and Wesbanco have approved the Agreement by unanimous vote of the directors of the respective corporations and recommend that the Shawnee shareholders vote for approval of the Agreement and the exchange of stock. The Boards of

Directors of Shawnee and Wesbanco have determined that the Agreement is in the best interests of their respective companies, shareholders and employees, and that the Merger will enhance the ability of Wesbanco and Shawnee to serve the financial needs of their respective customers.

     The Boards of Directors of Wesbanco and Shawnee believe that the Merger will produce a stronger combined entity better able to compete with banks and a variety of non-bank institutions including securities companies, insurance companies, thrift institutions and retailers, in a financial services industry that has changed and is in the process of changing further.

Shawnee's Reasons for the Merger

    In making its determination, the Board of Directors of Shawnee considered a number of factors, including (i) the operating history, financial and future prospects of Shawnee and Wesbanco, (ii) pro forma financial information concerning the Merger, including, among other things, the pro forma book value, earnings and dividends per share to Shawnee shareholders, (iii) a comparison of the price being paid in this Merger to other comparable bank mergers, based, among other things, on multiples of book value and earnings, (iv) the historical dividends on Wesbanco Common Stock as compared to the historical dividends on Shawnee Common Stock, as well as prospects for future dividends, (v) the tax-free nature of the transaction (see, generally, "Certain Federal Income Tax Consequences of the Merger" below), (vi) the historical trading prices for Shawnee Common Stock and Wesbanco Common Stock,
(vii) Shawnee's alternatives to this Merger, including remaining independent or negotiating a business combination or transaction with another institution, and (viii) the provisions
of the Agreement allowing Shawnee   to terminate the Agreement
if certain conditions, including certain Wesbanco market price tests and the obtaining of a fairness opinion by Shawnee are not met at the Closing (See "Conditions and Covenants", "Termination" and "Opinion of LSC Financial Services, Inc." below).

     In reviewing comparable bank mergers, the Board of Directors considered other transactions which had a variety of ranges in book value multiples and earnings multiples.

   The Board of Directors of Shawnee also took into account that the Shawnee shareholders would have the opportunity to participate in the future growth of Wesbanco by obtaining Wesbanco Common Stock in the Merger. The Board noted that Shawnee, as part of a multi-bank holding company of greater size than Shawnee and with a substantial trust department and other resources, should be able to provide its customers with a greater range of services and should become a stronger competitor in its existing markets. Since it is anticipated that Shawnee's offices will continue to be operated, Shawnee will be able to continue to be responsive to the needs of the local communities it serves. At the same time, Shawnee and Wesbanco will each have the benefit of the resources and skills of the other institution, and Wesbanco South Hills' Board will be increased to include two Shawnee directors, namely, R. Brawley Tracy and Brenda H. Robertson. (See "Effects of the
Merger: The Surviving Corporation" below). As shareholders of Wesbanco, the shareholders of Shawnee (other than Dissenting Shawnee Shareholders who would receive only cash in the proposed transaction) would continue to be able to participate in any future growth from the combination of Shawnee and Wesbanco (See "Effects of the Merger: The Surviving Corporation" below).

     After reviewing all relevant facts, the Shawnee Board of Directors determined to approve the Agreement and recommend the Merger to the Shawnee Shareholders. If any conditions to Closing are not met (see "Conditions and Covenants" and "Termination" below), the Shawnee Board of Directors will make an independent determination, after consultation with counsel, where appropriate, as to whether or not to terminate the Agreement and abandon the Merger.

Wesbanco Reasons for the Merger

     Wesbanco's Board of Directors believes that the proposed Merger will allow Wesbanco to combine its resources with those of Shawnee, thereby affording the resulting combined institution better opportunities to compete with other financial and nonfinancial institutions (including other commercial banks, thrift institutions, finance companies, credit unions, money market mutual funds, brokerage firms, investment companies, credit companies, insurance companies and retail stores that maintain their own credit operations) in the markets in which Shawnee and Wesbanco's subsidiary banks conduct their business. The Merger will provide Wesbanco with a greater presence in the Charleston Metropolitan area of West Virginia which will provide Wesbanco with an opportunity for future growth in that market. Moreover, the affiliation should permit a greater investment in data processing systems, accounting and other support services, as well as provide greater economies of scale. Benefits to the combined entity will also be available through the elimination of duplicative expenses.

     Wesbanco will be able to offer a broader range of services than those currently available to Shawnee customers, in particular trust services, and the combined entity will be able to offer a broader loan program and, through participations by the subsidiary banks, to service larger loan transactions. In summary, Wesbanco's Board of Directors believes that the Merger will enable both Shawnee and Wesbanco's subsidiaries to better serve the financial needs of their communities, and the Merger will enable Wesbanco to obtain these benefits at a cost that, under all the facts and circumstances, is reasonable.

Interest of Certain Persons in the Merger

     Directors and officers of Shawnee, beneficially owned, in the aggregate, approximately 20,297 shares, or 63.37% of Shawnee Common Stock as of May ___, 1997.

     All of Shawnee's directors and officers will, as a result of the Merger, obtain an equity interest in Wesbanco in exchange for their shares of Shawnee Common Stock. Each of them will receive the same number of shares of Wesbanco Common Stock for each share of Shawnee Common Stock owned by him or her as every other Shawnee shareholder. See "Information with Respect to Shawnee Directors and Executive Officers of Shawnee". Certain affiliates of Shawnee will, however, be subject to certain restrictions on any resale of Wesbanco stock received by them pursuant to the Merger. See "Resales of Wesbanco Common Stock". The directors of Shawnee do not own any shares of Wesbanco Common Stock, except for R. Thomas

Linger, R. Brawley Tracy and Andrew A. Payne, Jr., directors of
Shawnee, who own 1,072, 1,000 and 528 shares, respectively, of Wesbanco Common Stock, the latter in a fiduciary capacity.

     As a result of the Merger each five-percent shareholder of Shawnee will receive, in exchange for the Shawnee Common Stock beneficially owned by them, the amount and percentage of shares of Wesbanco Common Stock set forth in "Information With Respect to Shawnee-Principal Shareholders".

     Under the Agreement, R. Brawley Tracy and Brenda H. Robertson will become directors of Wesbanco South Hills on the Effective Date. See "Effects of the Merger: The Surviving Corporation" below. It is also a condition to Wesbanco's obligations to consummate the Merger that Brenda H. Robertson, President of Shawnee, enter into an employment agreement with Wesbanco South Hills, as described in the section entitled "Conditions and Covenants", below. There are no agreements that the other individuals who serve as directors and officers of Shawnee will remain in their respective positions following the Merger. See "Effects of the Merger: The Surviving Corporation" below.

     Brenda H. Robertson does have an existing Employment Agreement with Shawnee dated December 14, 1993, which was amended by First Amendment dated November 19, 1996. Under the terms of the Agreement, as amended, Mrs. Robertson's term of employment consists of a revolving three year term beginning on the 1st day of December, 1996. The term automatically extends for an additional three year period on each anniversary of the beginning date of the term of the Agreement. The Agreement provides for her to serve in the capacity of President and Chief Executive Officer of the Bank. The Agreement provides for initial compensation of $55,000 subject to annual compensation reviews. Shawnee may terminate the Agreement for cause or disability. In the event of a change in control of Shawnee, Mrs. Robertson has an option exercisable within thirty days of such change in control, to resign her position and receive an amount equal to twice her annual salary in effect at that time. In the event she elects to remain with the resulting institution after such a change in control, she also is given the option to elect such payment within thirty days of
(i) assignment of duties inconsistent with her position as an executive (ii) reduction in the ratio of her bonus to base compensation under certain circumstances, or (iii) transfer to a location outside of Kanawha County.

     The proposed Employment Agreement for Mrs. Robertson would have a revolving three year term commencing on the Effective Date of the Merger at a salary not less than the salary in effect for Mrs. Robertson as of the Effective Date of the Merger. The agreement also requires Wesbanco South Hills to provide the same benefits to Mrs. Robertson which it provides to other executive employees, during the period of her employment. The agreement contains a termination for cause provision and a termination on death clause. In the event of the death of the employee during the term of the agreement, Wesbanco South Hills is required to pay to Mrs. Robertson's spouse an amount equal to six months of her base salary at her then current base rate. In the event Wesbanco South Hills attempts to terminate Mrs. Robertson's employment other than for cause, or due to the death of the employee, or by mutual consent with the employee, Mrs. Robertson is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the agreement. Wesbanco is a party to such contract and will unconditionally guarantee the performance of the bank thereunder. The agreement also provides that upon consummation of the Merger, Mrs. Robertson shall serve in an executive capacity.

    As of May ___, 1997, Wesbanco held no shares of Shawnee Common Stock. Directors, executive officers and affiliates of Wesbanco owned no shares of Shawnee Common Stock as of such date. The Merger will have no effect on the positions of the present directors and officers of Wesbanco, and except for the stock ownership of Shawnee described herein and for counsel fees paid to a director of Wesbanco in the ordinary course of business in connection with this transaction, no directors, officers or affiliates of Wesbanco have any special interest in the Merger or are receiving any special consideration or compensation as a result of the Merger.

     It is not anticipated that any outstanding transactions between Shawnee or Wesbanco and their respective affiliates, and any directors, officers, or principal shareholders of Shawnee or Wesbanco or their respective associates, including any outstanding loans or trust relationships, will be affected by the Merger.

Opinion of LSC Financial Services, Inc.

   As described in more detail under "Recommendation of the Boards of Directors" and "Shawnee Reasons for the Merger" above, the Board of Shawnee approved the Agreement subject to receipt of an opinion that the terms of the Merger were fair, from a financial point of view, to Shawnee and its shareholders. On February 21, 1997, LSC Financial Services, Inc. ("LSC Financial") rendered a definitive written opinion to that effect. Shawnee may request LSC Financial to update its opinion. The full text of LSC Financial's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is set forth below and should be read in its entirety.

LSC Financial Services, Inc.
Consultants to Financial Institutions



February 21, 1997



The Board of Directors
Shawnee Bank, Inc.
1011 Myers Avenue
Dunbar, WV 25064


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Shawnee Bank, Inc. (Shawnee) of the Agreement and Plan of Merger (the Agreement) between Shawnee, Wesbanco, Inc. (Wesbanco), and its wholly owned subsidiary, Wesbanco South Hills. Under the terms of the Agreement, each outstanding share of Shawnee common stock will be converted into 10.094 shares of Wesbanco common stock.

LSC Financial Services, Inc., as part of its investment banking and bank consulting business, is regularly engaged in the valuation of financial institution securities in connection with various types of transactions, including mergers, acquisitions and valuations for various other purposes, and in determination of adequate consideration in such transactions.

For purposes of this opinion, we reviewed and analyzed information pertaining to the financial and operating condition of Shawnee and Wesbanco. This review included, but was not limited to: (i) the Agreement and Plan of Merger; (ii) financial and other information which was publicly available or provided to us by Shawnee and Wesbanco; (iii) certain financial information relating to the banking industry in general; (iv) the respective history of dividends paid by the two institutions; (v) our evaluation of future prospects for the merged institution; (vi) terms and conditions of comparable merger transactions and (vii) such other financial reviews, analyses, and investigations as we deemed appropriate.

In rendering our opinion, we have relied on the accuracy of information and representations made to us by Shawnee and Wesbanco and their officers, directors, counsel, and other agents. We have not independently verified the information reviewed by us, and in rendering this opinion have relied upon such information as being complete and accurate in all material respects. LSC was not requested to, and did not, solicit third party indications of interest in acquiring Shawnee.

The Board of Directors                                 February 21, 1997
Shawnee Bank, Inc.                                     Page Two



We have assumed that the allowances for loan losses indicated on the balance sheets of Shawnee and Wesbanco as of December
31, 1995, are adequate to cover such losses. We have not reviewed the loan files of Shawnee or Wesbanco.

We assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Wesbanco that would have a material adverse effect on the contemplated benefits of the Merger to Shawnee. We further assumed that no change would occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of Wesbanco after the Merger. We express no opinion as to the tax consequences of the merger to Shawnee and its shareholders.

Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the exchange is fair, from a financial point of view, to the shareholders of Shawnee Bank, Inc.

Sincerely,

/s/ LSC Financial Services, Inc.

LSC Financial Services, Inc.

      LSC Financial is a nationally recognized, regional investment banking firm headquartered in Valley Forge, Pennsylvania, and is regularly engaged in the valuation of banks and other financial institutions and their securities.

     LSC Financial was retained by the Board of Directors of Shawnee on December 18, 1996, to advise and assist management in the analysis and evaluation of the acquisition proposal from Wesbanco, including a review of Shawnee's current and prospective financial position and its current acquisition value, the evaluation of the financial terms of the proposal for the Board of Directors, and, the rendering of an opinion as to the fairness, from a financial point of view, of the terms of the proposed Merger to Shawnee and its shareholders. See "Recommendation of the Boards of Directors" and "Shawnee Reasons for the Merger" above.

     The Board of Directors selected LSC after reviewing several candidates on the basis of its experience in the valuation of financial institutions and their securities and its familiarity with the commercial banking industry, bank securities and merger and acquisition transactions in the region and on the basis of cost. No limitations were imposed by Shawnee or Wesbanco with respect to the opinion rendered by LSC Financial, or the scope of its investigation.

     The terms of the Merger were not determined by LSC
Financial, but instead were established by the respective boards of directors of Shawnee and Wesbanco.

     LSC Financial arrived at its opinion after discussions with senior officers of Shawnee and Wesbanco; a review of pertinent financial information concerning Shawnee and Wesbanco; a review of the trading history of Shawnee Common Stock and Wesbanco Common Stock; a review of the dividend record of Shawnee and Wesbanco; a comparison of the financial terms of the Merger with the terms of other recent business combinations involving banks and bank holding companies; a comparison of financial and market information of selected banks and bank holding companies with that of Shawnee and Wesbanco; a review of the Stockholder Agreement, the Agreement, and the Proxy Statement/Prospectus; and such other analyses, studies and investigations as LSC Financial deemed relevant.

     In rendering its opinion, LSC Financial assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Wesbanco that would have a material adverse effect on the contemplated benefits of the Merger to Shawnee. LSC Financial also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Wesbanco after the Merger.

     LSC Financial did not independently verify the information used in arriving at its opinion, but assumed the accuracy and completeness of all such information. Also, LSC Financial did not make or obtain any independent appraisal of the assets or liabilities of Shawnee or Wesbanco. LSC was not requested to, and did not, solicit third party indications of interest in acquiring Shawnee.

     For its financial services, including rendering the opinion included herein, LSC Financial will receive a fee of $15,000, plus expenses, of which $10,000 has been paid and of which $5,000 will be paid upon approval of the Merger by Shawnee shareholders. An additional fee will be payable for any update to LSC Financial's opinion. Shawnee has also agreed to reimburse LSC Financial for its reasonable out-of-pocket expenses and to indemnify LSC Financial against certain liabilities, including liabilities arising under Federal Securities Laws, which may arise in connection with the performance of its services for Shawnee. The amount of the consideration was determined as a result of negotiations between Shawnee and LSC Financial.

   LSC Financial has had no other material relationship with Shawnee, Wesbanco, or any of their respective affiliates in the past two years, except that it served as financial advisor for Bank of Weirton which was acquired by Wesbanco on August 30, 1996.

     LSC FINANCIAL'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAWNEE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SHAWNEE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF LSC SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

   LSC Financial's opinion was based solely upon information available to it and provided by Shawnee and Wesbanco, the economic market and other conditions as they existed as of the date of its opinion was rendered.

Effective Time

   The Merger and the Bank Merger will become effective (the "Effective Time") on the effective date specified in the Certificate of Merger to be issued by the West Virginia
Secretary of State, which will occur as soon as practicable after the closing (the "Closing"). It is anticipated that the Closing will be held and such Certificate will be issued on the date which is the latest of: (i) the second business day after the meeting of the shareholders of Shawnee at which the Agreement is approved; (ii) the fifteenth (15th) day after the approval of the Merger by the Federal Deposit Insurance Corporation ("FDIC"); (iii) the day after any stay of the FDIC's approval of the Merger shall be vacated or shall have expired or the day after any injunction against the closing of the Merger shall be lifted, discharged or dismissed; (iv) the day after the approval of the transaction by the West Virginia Department of Banking and Financial Institutions; (v) the second business day after the date on which the conditions set forth in the Agreement are satisfied or waived; or (vi) such other date as shall be mutually agreed to by Wesbanco and Shawnee. It is presently anticipated that if the shareholders of Shawnee approve the Agreement at the Special Meeting, and all other conditions to the Merger are satisfied or waived, the Merger will become effective on or about June 30, 1997. See "Conditions and Covenants" and "Termination" below.

Conversion of Shawnee Common Stock

     Each share of Shawnee Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held by dissenting Shawnee shareholders and shares held by Shawnee or Wesbanco, other than in a fiduciary capacity, will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 10.094 shares of Wesbanco Common Stock.

   All issued and outstanding shares of Wesbanco South Hills will continue to be held by Wesbanco and will be the issued and outstanding shares of the Surviving Corporation.

     No certificates for fractional shares of Wesbanco Common Stock will be issued to any holder of Shawnee Common Stock in the Merger. Wesbanco will pay cash in lieu of any fractional share to which any shareholder of Shawnee Common Stock may otherwise be entitled in an amount based on a value of $30.50 per whole share of Wesbanco Common Stock or, at the option of such shareholder, such shareholder may purchase the remaining fraction of such share from Wesbanco at the same price and receive a whole share of Wesbanco Common Stock.

     For a discussion of the treatment of shares held by Shawnee shareholders who elect to exercise their dissenters' rights, see "Rights of Dissenting Shareholders" below, and for a discussion of the treatment of shares held by Shawnee shareholders who elect to receive cash, see "Election to Receive Cash" below.

Exchange of Certificates

     As promptly as practicable after the Effective Time of the Merger, each holder of any outstanding certificate or certificates for Shawnee Common Stock (other than Shawnee shareholders who exercise their dissenters' rights) upon surrender of their certificates, together with a duly executed letter of transmittal, to Wesbanco Bank Wheeling ("Wesbanco Wheeling"), which is acting as Exchange Agent for Wesbanco, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Wesbanco Common Stock, into which the shares of outstanding Shawnee Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted, together with a check for cash in lieu of fractional shares of common stock or, if the proper amount of cash is submitted for the remaining fraction, an additional whole share of Wesbanco Common Stock. See "Conversion of Shawnee Common Stock" above.

    Whenever a dividend is declared by Wesbanco on Wesbanco Common Stock after the Effective Date, the dividend will apply to all shares of Wesbanco Common Stock into which shares of Shawnee Common Stock have been converted by virtue of the Merger. See "Comparative Stock Prices and Dividends". No former Shawnee shareholder will be entitled to receive such dividend, however, until he or she has exchanged the certificates representing his or her Shawnee Common Stock for certificates representing Wesbanco Common Stock, upon which exchange he or she will be entitled to receive such dividend (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon).

     SHAREHOLDERS OF SHAWNEE SHOULD NOT RETURN CERTIFICATES REPRESENTING SHAWNEE COMMON STOCK WITH THE ENCLOSED PROXY CARD. Instructions for surrendering such certificates will be sent to shareholders of Shawnee promptly after the Effective Time.

Wesbanco and Wesbanco South Hills Shareholder Approval:

     Wesbanco shareholder approval of the Agreement is not required under West Virginia corporation law or the Articles of Incorporation of Wesbanco.

     The Boards of Directors of Wesbanco and Wesbanco South Hills have approved the Agreement. Wesbanco has also agreed, as sole shareholder of Wesbanco South Hills, to vote all of the outstanding shares of said corporation in favor of the Merger.

Effects of the Merger:  The Surviving Corporation

     At the Effective Time of the Merger, the separate existence of Shawnee will cease. Wesbanco South Hills will be the surviving corporation (sometimes referred to as the "Surviving Corporation"). The assets, liabilities, and capital of Shawnee will be merged into Wesbanco South Hills and these assets, liabilities and capital will then constitute part of the assets, liabilities and capital of Wesbanco South Hills. Wesbanco South Hills will continue to operate under its Articles of Incorporation and Bylaws effective as of the day of the Merger.

     The Articles of Incorporation and Bylaws of Wesbanco will be unaffected by the Merger, and the individuals who served as directors and officers of Wesbanco immediately prior to the Merger will continue to serve as directors and officers of Wesbanco after the Effective Time, until their successors shall have been elected and qualified or until their resignation or removal according to law. For information concerning Wesbanco's current management, see Wesbanco's Proxy Statement for its annual meeting of stockholders held on April 16, 1997, which has been incorporated by reference into this Proxy Statement/Prospectus and a copy of which is being delivered herewith. See "Incorporation Of Certain Documents By Reference".

     Shawnee will be merged with and into Wesbanco South Hills, which is a wholly-owned subsidiary of Wesbanco in the Merger. While Wesbanco has advised Shawnee that the officers and employees of Shawnee immediately after the Merger will be the same as the officers and employees now holding such positions, there are no agreements to that effect, except as noted in the Brenda H. Robertson employment contract. See "The Merger Interest of Certain Persons in the Merger". The present executive officers of Shawnee will also become executive officers of Wesbanco South Hills. Wesbanco and Wesbanco South Hills have agreed to elect to the Board of Directors of Wesbanco South Hills, as of the Effective Date, R. Brawley Tracy and Brenda H.

Robertson. It is anticipated that after the Effective Date, there will be a close liaison and a high level of cooperation among all Wesbanco subsidiaries, including the officers of Shawnee, which can be expected to result in improved services to their respective customers and greater efficiency.

     If the Merger had occurred as of December 31, 1996, Shawnee would have, on a pro forma consolidated basis, constituted 2.2% of deposits, 2.3% of assets, 2.4% of equity, and its shareholders would have held 3.1% of the total outstanding shares of Wesbanco on a pro forma consolidated basis. In addition, for the twelve months ended December 31, 1996, Shawnee would have contributed 2.2% of net interest income and 2.7% of net income to Wesbanco on a pro forma consolidated basis. These percentages reflect the relative size of Shawnee as of December 31, 1996. These percentages may change with the normal variances in the rates of growth for deposits and loans for all Wesbanco affiliates. Additionally, it is contemplated that Wesbanco may combine with other financial institutions in the future and these mergers may affect the percentages shown above. However, Wesbanco is not presently involved in any other material merger transactions for which definitive agreements or letters of intent have been executed, other than the recently completed acquisition of Vandalia National Corporation which is reflected in the financial information. See "Pro Forma Data" and "Information With Respect To Wesbanco - Recent Acquisitions".

Conditions and Covenants

     The Agreement provides that the Merger will not take place unless and until certain conditions are met, or, in some cases, waived.

Approval by Shawnee Shareholders

     Approval by the affirmative vote of the holders of at least a majority of the shares of Shawnee Common Stock entitled to vote at the Special Meeting of Shawnee, and approval by Wesbanco as sole shareholder of Wesbanco South Hills (which approval Wesbanco has agreed to give) is required by law and must be obtained before the Merger can be consummated. As of the Record Date, May ___, 1997, the directors and officers of Shawnee beneficially owned, in the aggregate, approximately 20,297 shares or 63.37% of the outstanding shares of Shawnee Common Stock . See "Voting Information - Voting and Revocation of Proxies" and "The Merger Interest of Certain Persons in the Merger" above, and "Information with Respect to Shawnee - Ownership of Securities by Directors and Officers".

Government Approvals

   The completion of the Merger is also conditioned upon the approval of the acquisition and Merger by the West Virginia
Department of Banking, and the approval of the FDIC.

     Applications for approval of the Merger were filed with the FDIC and the West Virginia Department of Banking on January 27, 1997, and were confirmed as filed by the FDIC on the 14th day of February, 1997, and the Department of Banking on the 29th day of January, 1997.

The Merger was approved by the West Virginia Board of Banking and Financial Institutions on March 10, 1997, and the FDIC on __________, 1997.

     The mergers could not have proceeded in the absence of the requisite regulatory approvals. Although there was no assurance that these regulatory approvals would have been obtained, the management of Wesbanco and Shawnee believed that the required governmental approvals would be obtained.

Covenants

     In the Agreement, Shawnee agrees to take certain actions and to refrain from taking certain actions in connection with its business from December 19, 1996, until the Effective Time or until the Agreement is terminated. Among other things, the Agreement generally requires Shawnee to conduct its business only in the ordinary course and in a manner consistent with past practice and to keep Wesbanco advised of any material adverse changes in the financial condition, assets, business or operations of Shawnee. The Agreement further prohibits Shawnee from making certain distributions to its shareholders and engaging in certain corporate transactions or transactions with others outside of the ordinary course of its business operations without the consent of Wesbanco, including with certain exceptions, (i) issuing shares of its Common Stock, or warrants, options, convertible securities or the rights to purchase the same; (ii) issuing long-term debt; (iii) changing its authorized capital stock; (iv) purchasing or otherwise acquiring shares of its capital stock; (v) entering into or amending any employment, pension, retirement, stock option, profit sharing, deferred compensation or similar plan in respect of any of its directors, officers or employees or increasing its contribution to any such plan except as provided in the Agreement; (vi) acquiring or merging with any other company; (vii) mortgaging, pledging or subjecting to a lien or disposing of any of its material assets; (viii) amending its Articles of Incorporation or Bylaws; or (ix) taking any action materially and adversely affecting the financial condition, business, properties or operations of Shawnee.

     The Agreement also prohibits dividends or other distributions on Shawnee Common Stock other than cash dividends which do not in the aggregate exceed $9.00 per share of Shawnee
Common Stock or 50% of the after-tax income of Shawnee for the tax years in which paid.

   Shawnee further agrees in the Agreement that it will not, and will not permit any person acting on behalf of it, to directly or indirectly, take any action to support, encourage or accept any offer from any other person to acquire Shawnee, or its assets. Shawnee further agrees to notify Wesbanco if any such offer is made.

Other Conditions

   The consummation of the Merger is subject to a number of further conditions which must be met or may be waived by the party or parties to be benefited thereby.

     The obligations of both Wesbanco and Shawnee are subject to a number of conditions, including: (i) the effectiveness of the Registration Statement and compliance with applicable state securities laws; (ii) the receipt of all required consents and approvals and the expiration of any related delay periods;
(iii) holders of no more than 10% of the shares of Shawnee Common Stock entitled to vote at its Special Meeting shall have filed written objections to the Merger as dissenting shareholders in compliance with West Virginia law and not voted in favor of the Agreement; (iv) the receipt of an opinion of counsel or ruling on certain tax consequences of the Merger (See "Certain Federal Income Tax Consequences of the Merger" below); (v) the absence of any action, proceeding, regulation or legislation to enjoin, restrain, prohibit, or to obtain substantial damages with respect to, the Agreement or the consummation of the transactions contemplated thereby; and
(vi) the performance by the other party of its obligations under the Agreement.

     Wesbanco's obligations are also subject to other conditions to be met by Shawnee including: (i) the accuracy of certain representations and warranties made by Shawnee (including, among other things, representations as to organization, authority to enter into the Agreement, financial statements, absence of material litigation, capitalization, material contracts, ERISA and tax matters, adequacy of the loan loss reserve, and the absence of materially adverse changes in areas such as financial condition, results of operations, material assets, authorized, issued or outstanding capital stock, certain personnel expenses, and material expenditures for assets or other material obligations outside of the ordinary course of business) as of the Closing; (ii) opinions of counsel on such matters as organization, authority and stock issuances; (iii) receipt, or best efforts of Shawnee to cause the receipt of, letters from certain affiliates whose stock will be restricted (See "Resales of Wesbanco Common Stock" below); and (iv) absence of any suit, action or proceeding against Shawnee or its officers or directors in their capacity as such which, in the reasonable judgment of Wesbanco would, if successful, have a material adverse effect on the financial condition or operations of Shawnee.

     Shawnee's obligations are also subject to certain other conditions to be met, in part, by Wesbanco, including: (i) the accuracy of certain representations and warranties made by Wesbanco (including, among other things, representations as to organization, actions to be taken in connection with Wesbanco South Hills, authority to enter into the Agreement and to issue shares in the Merger, financial statements, absence of material litigation, capitalization, material contracts, ERISA and tax matters, adequacy of loan loss reserves, and the absence of materially adverse changes in areas such as financial condition, results of operations, material assets, authorized, issued or outstanding capital stock, certain changes in Articles or Bylaws, and material expenditures for assets or other material obligations (outside of the ordinary course of business) as of the Closing; (ii) opinions of counsel on such matters as organization, authority, and the legality of the shares to be issued in the Merger; (iii), the absence of any suit, action or proceeding against Wesbanco, any of its subsidiaries, or their officers or directors in their capacities as such which, in the reasonable judgment of Shawnee, would, if successful, have a material adverse effect on the financial condition or operations of Wesbanco or any of its subsidiaries; (iv) the furnishing of a fairness opinion by LSC Financial (See "Opinion of LSC Financial Services, Inc." above), and at Shawnee's option, an update of said opinion as of the closing if the closing is held more than five days after the Shawnee Special Meeting; (v) unless waived by Shawnee, the market value of Wesbanco Common Stock shall fall below $27.00 per share as of the closing date (market value defined to mean the average bid price for the 30 calendar days preceding five business days before closing; and (vi) the closing date has not occurred by December 19, 1997.

Waiver and Amendment

     The Agreement provides that any of the terms or conditions thereof may be waived by action of the Board of Directors of the party which is, or the shareholders of which are, entitled to the benefits thereof. The parties may also amend or modify the Agreement in whole or in part at any time prior to Closing, provided that the conversion ratio for Shawnee Common Stock in the Merger or the cash price therefor, and any other material terms of the Merger cannot be amended after its Special Meeting, unless the amended terms are resubmitted to the shareholders of Shawnee.

Termination

     The Agreement and the transactions contemplated thereby may be terminated at any time prior to the Effective Time by mutual consent of Shawnee and Wesbanco or by either of them if:
(i) any of the conditions to that party's obligation to close have not been met or waived; (ii) the Merger would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; (iii) the requisite vote of the shareholders is not obtained; (iv) the Closing has not been held by December 19, 1997; or (v) the requisite market price for Wesbanco Common Stock is not maintained.

The Stockholder Agreement

     In conjunction with the Agreement, Wesbanco entered into a Stockholder Agreement dated as of December 19, 1996, with the directors, one of whom is the chief executive officer, of Shawnee. Each such director and the chief executive officer of Shawnee, in his capacity as a shareholder of Shawnee agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his shares of Shawnee stock prior to the Special Meeting of shareholders at which the Merger is considered and to vote such shares of stock in favor of the Merger. The directors of Shawnee own beneficially 20,297 shares of Shawnee Common Stock representing 63.37% of the outstanding shares, and, accordingly, can provide the requisite vote to approve the Merger.

Rights of Dissenting Shareholders

     Holders of Shawnee Common Stock who object to the Merger and comply with Section 31-1-123 of the West Virginia Corporation Act (the "Act"), are entitled to payment of the fair value of their shares (each such shareholder, a "Dissenting Shareholder"). The fair value of the shares held by a Dissenting Shareholder is determined as of the day prior to the date on which the Shawnee shareholder vote on the Agreement was taken without regard to any appreciation or depreciation in anticipation of such corporate action.

     The following is a brief summary of the steps necessary to be taken by a shareholder to perfect his or her rights under West Virginia law to be paid the fair value of his or her shares as a Dissenting Shareholder. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of Section 31-1-123 of the Act, which is reproduced in full as Appendix I to this Proxy Statement/Prospectus.

    1.   Written Objection to the Merger Must Be Filed.  A
Dissenting Shareholder must file written objection to the proposed Merger with Shawnee prior to or at the Special
Meeting.

     2.   Shares Must Not Be Voted in Favor of the Merger.  A
Dissenting Shareholder must not vote his or her shares of Shawnee Common Stock in favor of the Merger. It is not required that they be voted against the Merger; however, a vote in favor of the Merger will preclude the exercise of dissenters' rights.

     3. Shareholders Must Make Written Demand for Fair Value. A Dissenting Shareholder must make written demand on Shawnee or the Surviving Corporation for payment of the fair value of his or her shares of Shawnee Common Stock within 10 days after the vote is taken at the Special Meeting. Voting against the Merger does not constitute the demand for payment required by law. A Dissenting Shareholder who fails to make such written demand within the 10-day period shall be bound by the terms of the Agreement. The written demand may be addressed to Brenda
H. Robertson, President and Chief Executive Officer, Shawnee Bank, Inc., 1011 Myers Avenue, Dunbar, West Virginia, 25064. Once the demand has been made, it cannot be withdrawn without the permission of Shawnee or the Surviving Corporation.

   4. Rights of a Dissenting Shareholder. Any shareholder making such demand shall thereafter be entitled only to payment as a Dissenting Shareholder as provided by law and shall not be entitled to vote or to exercise any other rights of a shareholder. No such demand may be withdrawn without the consent of Shawnee or the Surviving Corporation. If, however, such demand is withdrawn upon consent, or if the proposed Merger is abandoned or rescinded, or if the shareholders revoke the authority to effect the Merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction has been made or filed within the time set forth under Paragraph 7 below, or if a court of general civil jurisdiction determines that such shareholder is not entitled to the relief as a Dissenting Shareholder, then the right of such shareholder to be paid the fair value of his or her shares ceases and his or her status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     5. Dissenting Shareholder Must Surrender Certificate(s). A Dissenting Shareholder must surrender his or her stock certificates to Shawnee within 20 days after demanding payment for his or her shares in order for Shawnee to place a notation on the stock certificates that such demand has been made. A Dissenting Shareholder's failure to surrender his or her certificate shall, at Shawnee's option, terminate his or her dissenters' rights unless a court, for good cause shown, directs otherwise.

     6. Shawnee Must Make Offer. Within 10 days after the Effective Date of the Merger, the Surviving Corporation must give written notice thereof and make a written offer to each Dissenting Shareholder who has made written demand ( as set forth in Paragraph 3 above) to pay for the Dissenting Shareholder's shares at a specified price deemed by it to be the fair value thereof, accompanied by a balance sheet of Shawnee as of the latest available date (not more than twelve months prior to the making of the offer) and a profit and loss statement of Shawnee for the twelve month period ended on the date of such balance sheet. If within 30 days after the Effective Date, a Dissenting Shareholder and Shawnee agree upon the fair value, the Dissenting Shareholder shall be entitled to receive the agreed payment for his or her shares within 90 days after the Effective Date upon surrender of such shares. Upon payment of the agreed value, the Dissenting Shareholder shall cease to have any interest in such shares.

     7. Filing Suit. If a Dissenting Shareholder and Shawnee fail to agree upon the fair value within 30 days after the Effective Date, Shawnee on its own initiative may, or upon written demand from the Dissenting Shareholder shall, within 30 days after receipt of such request, file a complaint in the Circuit Court of Kanawha County, West Virginia, within 60 days after the Effective Date requesting that the fair value of such shares be found and determined. In the event of the failure of Shawnee to institute such proceeding, the Dissenting Shareholder may do so in the name of Shawnee.

     The foregoing does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise dissenters' rights. To exercise such rights, strict adherence to the provisions of those sections of the law of the State of West Virginia referred to above is required. EACH SHAREHOLDER WHO MAY DESIRE TO EXERCISE SUCH RIGHTS SHOULD CONSULT SUCH LAWS AND ADHERE TO THE PROVISIONS THEREOF. As in all legal matters, you would be well advised to seek the guidance of an attorney at law.

     The receipt of cash for shares of Shawnee Common Stock held by a Dissenting Shareholder will be a taxable transaction to the Dissenting Shareholder for Federal income tax purposes. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with Sections 302 and 1001 (and in certain cases, other provisions) of the Internal Revenue Code of 1986. Any Shawnee shareholder contemplating the possible exercise of dissenters' rights is urged to consult a tax advisor as to the Federal (and any applicable state and local) income tax consequences resulting from such an election.

Resales of Wesbanco Common Stock

     The shares of Wesbanco Common Stock issuable upon the consummation of the Merger will be registered with the Commission under the Securities Act of 1933 (the "Securities Act"). Under current law, each holder of Shawnee Common Stock who is not an affiliate of Wesbanco or Shawnee within the meaning of Rule 144 or 145 under the Securities Act, may sell or transfer any shares of Wesbanco Common Stock such holder receives in the Merger without need of further registration under the Securities Act. This Proxy Statement/Prospectus does not cover and may not be used in connection with any resales of Wesbanco Common Stock by such affiliates.

     Shares of Wesbanco Common Stock issued to Shawnee shareholders who may be deemed to be affiliates of Shawnee before the Merger or affiliates of Wesbanco after the Merger may be resold only in transactions permitted by Rules 145 and 144 under the Securities Act, pursuant to an effective registration statement or in transactions exempt from registration. Generally a shareholder who is an executive officer, director or a principal shareholder or other control person of a company may be deemed to be an affiliate for these purposes, while other shareholders would not be deemed to be affiliates. Rules 144 and 145, insofar as relevant to shares acquired in the Merger, impose restrictions on the manner in which affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three-month period.

     It is a condition to Wesbanco's obligation to consummate the Merger that Shawnee (i) deliver to Wesbanco a schedule specifying the persons who may be deemed to be "affiliates" of Shawnee within the meaning of Rule 145 under the Securities Act ("Affiliates"); and (ii) use its best efforts to cause each Affiliate to deliver to Wesbanco, prior to Closing, a letter, substantially in the form of Exhibit A to the Agreement (which is set forth in Appendix II hereto) providing that the shares of Wesbanco Common Stock issued pursuant to the Merger in exchange for shares of Shawnee Common Stock held by or for the benefit of such Affiliate (a) will not be sold or otherwise disposed of except in accordance with Rule 145 (where the Affiliate has given Wesbanco evidence of compliance with the Rule reasonably satisfactory to it) or pursuant to an effective registration statement under the Securities Act unless such person has furnished to Wesbanco a no-action or interpretive letter from the Commission or an opinion of counsel reasonably satisfactory to Wesbanco that such transaction is exempt from or otherwise complies with the registration requirements of the Securities
Act; and (b) may be represented by certificates which bear an appropriate legend.

Expenses

     Wesbanco and Shawnee will each bear and pay their respective costs and expenses incurred in connection with the Merger; however, all costs and expenses incurred in the printing and mailing of the Proxy Statement/Prospectus are being borne by Wesbanco. If the Merger is consummated, any expense incurred but not paid prior to the Effective Time will become the obligation of the Surviving Corporation by reason of the Merger.

Accounting Treatment

     The Merger will be accounted for as a "purchase" by Wesbanco. The results of this accounting treatment are shown in the summary unaudited combined pro forma financial data included elsewhere in this Proxy Statement/Prospectus. See "Pro Forma Data".

Certain Federal Income Tax Consequences of the Merger

     The Merger is conditioned upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel, as to the principal federal income tax consequences expected to result from the Merger. It is anticipated that an opinion of counsel will be provided by counsel for Shawnee; Kay, Casto, Chaney, Love & Wise as to the tax consequences of the Merger.

     The following is a summary of such opinion. This summary is qualified in its entirety by reference to the full text of such opinion, including the assumptions upon which such opinion is based. Such opinion is included as an exhibit to the Registration Statement. Neither such opinion nor this summary address any tax considerations under foreign, state or local laws, or the tax considerations to shareholders other than individual United States citizens who hold their shares of Shawnee Common Stock as a capital asset within the meaning of
Section 1221 of the Code.

     No rulings have been requested from the Internal Revenue Service as to the federal income tax consequences of the Merger. Shawnee shareholders should be aware that the opinion of Kay, Casto, Chaney, Love & Wise is not binding on the Internal Revenue Service and the Internal Revenue Service is not precluded from taking a different position. Shawnee shareholders should also be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Kay, Casto, Chaney, Love & Wise is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

     The federal income tax consequences discussed below are conditioned upon, and the opinion of Kay, Casto, Chaney, Love & Wise is based upon, the accuracy, as of the date hereof and at, as of and after the effective time of the Merger, of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all events that are contemplated under the agreement): (A) that, pursuant to the Merger, the former shareholders of Shawnee receive shares of Wesbanco Common Stock having a value on the date on which the effective time of the Merger occurs of not less than fifty percent (50%) of the value of Shawnee Common Stock as of the same date; (B) that following the Merger, Wesbanco will continue the historic business of Shawnee or use a significant portion of Shawnee's historic business assets in a business; and (C) that a bona fide corporate business purpose exists for the Merger.

     Wesbanco and Shawnee believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the effective time of the Merger. If either Wesbanco or Shawnee learns before the effective time of the Merger that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional shareholder approval will be obtained before consummation of the Merger.

   Kay, Casto, Chaney, Love & Wise will render an opinion to
Wesbanco and Shawnee, based upon the assumptions set forth therein, that the Merger will have the following federal income tax consequences:

           (i)  The statutory merger of Shawnee with
     Wesbanco South Hills will constitute a
     reorganization within the meaning of Section
     368(a)(1) of the Internal Revenue Code of 1986
     ("IRC"), and Wesbanco, Shawnee, and Wesbanco
     South Hills will each be a "party to a
     reorganization" as defined in IRC Section 368(b);

          (ii) No gain or loss will be recognized by Wesbanco, Shawnee or Wesbanco South Hills as a result of the transactions contemplated in the Agreement;

          (iii) No gain or loss will be recognized by the shareholders of Shawnee as a result of their exchange of Shawnee Common Stock for Wesbanco Common Stock, except to the extent any shareholder receives cash in lieu of a fractional share or as a dissenting shareholder.

          (iv) The holding period of the Wesbanco
     Common Stock received by each holder of Shawnee
     Common Stock will include the period during which the stock of Shawnee surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the holder on the date of exchange;

          (v)  The Federal Income Tax basis of the
     Wesbanco Common Stock received by each holder of Shawnee Common Stock will be the same as the basis of the stock exchanged therefore; and

          (vi) A Shawnee shareholder who dissents from the proposed Merger and receives solely cash in exchange for that shareholder's shares of Shawnee
     Common Stock will be treated as having received that cash as a distribution in redemption of those shares subject to the provisions and limitations of Section 302 of the Code. If the distribution is eligible for treatment as a distribution in redemption of that shareholder's shares, that shareholder will recognize gain to the extent of the consideration received less that shareholder's adjusted basis in those shares.

          (vii) The receipt by a Shawnee shareholder of cash in lieu of a fractional share of Wesbanco Common Stock will be treated as if that fractional share was issued to that holder in the Merger and thereafter redeemed by Wesbanco for cash. The receipt of cash by a Shawnee shareholder will be treated as a distribution by Wesbanco in full payment in exchange for the fractional share as provided in Section 302(a) of the Code. If the distribution is eligible for treatment as a distribution in redemption of a Shawnee shareholder's fractional share, that shareholder will recognize gain to the extent of the consideration received less that shareholder's allocable adjusted basis in that fractional share.

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THAT SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME, PROPERTY, TRANSFER AND OTHER TAX LAWS.

             COMPARATIVE STOCK PRICES AND DIVIDENDS

Wesbanco Stock Prices and Dividends

     On May 11, 1987, Wesbanco Common Stock became quoted on the Nasdaq Stock Market under the symbol WSBC. The following Wesbanco stock prices represent the range of published quotations by the Nasdaq Stock Market during each quarter and the quarterly cash dividends per share on Wesbanco Common Stock declared by Wesbanco. The most recent high and low prices on Wesbanco Common Stock were $_____ and $_____ as of May ___,1997.

Stock Price Range and Dividends Paid
                                        Wesbanco(1)
                                        -----------
                                                   Cash Dividends
                             High        Low       Paid Per Share
                             ----        ---       --------------
1995:     First Quarter     $25.75      $22.75         $.23
          Second Quarter    $26.50      $23.25         $.23
          Third Quarter     $29.50      $25.75         $.25
          Fourth Quarter    $30.00      $26.75         $.25

1996:     First Quarter     $28.75      $26.25         $.26
          Second Quarter    $27.25      $25.75         $.26
          Third Quarter     $28.50      $26.25         $.28
          Fourth Quarter    $32.50      $27.50         $.28

1997:     First Quarter     $_____      $_____         $.29

(1) On December 18, 1996, the date immediately preceding public announcement of the proposed Merger, the published high and low price reported by the Nasdaq Stock Market for Wesbanco stock was $31.25 and $30.50, respectively.

     On February 20, 1997, Wesbanco's Board of Directors declared a first quarter dividend of $.29 per share, with a record date of March 14, 1997, payable April 1, 1997.

Wesbanco Common Stock Dividend Policy

     It has been the policy of Wesbanco to declare and pay cash dividends on a quarterly basis. However, declaration and payment of future dividends will depend upon the earnings of Wesbanco and its subsidiaries, their financial condition and other factors, including applicable governmental regulations and policies. The principal sources of Wesbanco's income are dividends from its subsidiary banks. For a description of parent company liquidity, see "Index to Financial Statements-Wesbanco."

     Dividends may be paid on Wesbanco Common Stock at the discretion of Wesbanco's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if Wesbanco is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend upon the earnings of Wesbanco and its subsidiaries, their financial condition, and other relevant factors. See "Government Regulation - Dividend Restrictions".

Shawnee Stock Price Range and Dividends

     There is no established public trading market for Shawnee Common Stock; and Shawnee is not aware of any trades by private individuals or organizations in its stock during the periods presented. The information below is compiled from information furnished by various broker sources as reported to management of Shawnee, although no attempt has been made to verify or determine the accuracy of the information furnished to Shawnee. This information is based solely on that of which management is aware.

     The following table sets forth the range of high and low bid and asked prices per share for Shawnee Common Stock and the cash dividends declared per share for the periods indicated:



                         Stock Price Range
                         -----------------             Cash
                                                       Dividends
                                                       Paid Per
                             High         Low          Share
                             ----         ---          ----------
1995      First Quarter     $80.00       $80.00           -0-
          Second Quarter    $80.00       $80.00           -0-
          Third Quarter      None         None            -0-
          Fourth Quarter     None         None           $4.50

1996      First Quarter      None         None            -0-
          Second Quarter     None         None            -0-
          Third Quarter      None         None            -0-
          Fourth Quarter    $90.00       $90.00          $9.00

1997      First Quarter      None         None            -0-

     On December 18, 1996, the last business day immediately preceding public announcement of the proposed Merger, there were no high or low prices reported for Shawnee Common Stock and no trades of which Shawnee is aware. On May ___, 1997, the pro forma equivalent price per share for Shawnee Common Stock, based on the price of Wesbanco

Common Stock on that date, was $________.  As of May ___, 1997,
Shawnee had approximately 200 shareholders of record of its common stock.

Shawnee Dividend Policy

     It has been the policy of Shawnee to pay cash dividends on Shawnee Common Stock annually in December of each year.
However, the declaration and payment of future dividends will depend upon the earnings of Shawnee, its financial condition, and other factors, including applicable governmental regulations and policies. The principal source of Shawnee's income is from its banking operations. See "Index to Financial Statements Shawnee".

     Dividends may be paid on Shawnee Common Stock at the discretion of Shawnee's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of the holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if Shawnee is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend upon the earnings of Shawnee, its financial condition and other relevant factors. See "Government Regulation - Dividend Restrictions".

     The Agreement provides that Shawnee may not pay or declare dividends or other distributions on Shawnee Common Stock other than cash dividends which do not in the aggregate exceed the lesser of $9.00 per share or 50% of the after-tax income of Shawnee for the tax year in which paid. See "The Merger Conditions and Covenants".

               COMPARATIVE RIGHTS OF SHAREHOLDERS

Description of Wesbanco Capital Stock

     The authorized capital stock of Wesbanco consists of 25,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. The shares of Wesbanco Common Stock now outstanding are fully paid and nonassessable. As of May ___, 1997, there were approximately _____ holders of record of the common stock of Wesbanco. Of the 25,000,000 shares of authorized common stock, ________ shares were issued and outstanding as of May ____, 1997. For a description of Wesbanco dividend rights, see "Comparative Stock Prices and Dividends - Wesbanco Common Stock Dividend Policy".

     As of May ___, 1997, there were no shares of preferred stock outstanding. Shares of preferred stock may be issued in one or more classes or series with such preferences, voting rights, full or limited, but not to exceed one vote per share, conversion rights and other special rights as the Board of Directors may fix in the resolution providing for the issuance of the shares. The issuance of shares of preferred stock could affect the relative rights of the common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the company by the holders of common stock.

     Subject to the above limitations, in the event of any liquidation, dissolution or winding up of Wesbanco, and subject to the application of state and federal laws, holders of Wesbanco Common Stock are entitled to share ratably in the assets available for distribution to stockholders remaining after payment of the corporation's obligations.

     Each share of Wesbanco Common Stock is entitled to one vote, and to cumulate votes in the election of directors. No holder of shares of Wesbanco Common Stock has any preemptive right to subscribe for or purchase any other securities of Wesbanco, and there are no conversion rights or redemption or sinking fund provisions applicable to Wesbanco Common Stock. However, Wesbanco elects directors on a staggered basis by class with terms of three years. This provision of its Articles of Incorporation requires a super majority vote of its shareholders to change. See "Comparison of Rights of Wesbanco and Shawnee Shareholders".

Description of Shawnee Capital Stock

     The authorized capital stock of Shawnee consists of 32,027 shares of common stock, par value of $10.00 per share. The shares of Shawnee Common Stock now outstanding are fully paid and nonassessable. As of May __, 1997, there were 196 shareholders of record of Shawnee Common Stock with 32,027 shares issued and outstanding.

     Each share of Shawnee Common Stock is entitled to one vote and to cumulate votes in the election of directors. No holder of shares of Shawnee Common Stock has any preemptive right to subscribe for or purchase any other securities of Shawnee, and there are no conversion rights or redemption or sinking fund provisions applicable to Shawnee Common Stock.

     Dividends may be paid on Shawnee Common Stock at the discretion of Shawnee's Board of Directors out of any funds legally available therefore. For a discussion of Shawnee's dividend policy and restrictions on the payment of dividends see "Comparative Stock Prices and Dividends - Shawnee Dividend Policy."

     In the event of liquidation or dissolution of Shawnee, either voluntary or involuntary, the holders of Shawnee Common Stock are entitled to receive prorata, subject to the application of state and federal laws, such net assets of Shawnee as are distributable to shareholders on the respective shares held by them after payment of all liabilities of the corporation.

     In the event of a dissolution of Shawnee, the liquidation of its assets, or the winding up of its affairs, and subject to the application of state and federal laws, the holders of Shawnee Common Stock will be entitled to share ratably in the assets of Shawnee available for distributions to its shareholders remaining after payment of the corporation's obligations.

Comparison of Rights of Wesbanco and Shawnee Shareholders

     The rights of the Shawnee shareholders and the Wesbanco shareholders are governed by the respective Articles of Incorporation and Bylaws of each corporation and West Virginia law. In many respects, the rights of Shawnee shareholders and Wesbanco shareholders are similar. Holders of common stock of each corporation are entitled to one vote for each share of common stock and to receive prorata any assets distributed to shareholders upon liquidation. The affirmative vote of the holders of the majority of the outstanding common stock of either corporation is required to approve major corporate transactions including mergers and consolidations. Cumulative voting is permitted in the election of directors for both corporations. Shareholders of neither corporation have preemptive rights to purchase their prorata shares of any additional stock issued. The shareholders of both corporations have the right under West Virginia law to dissent from certain corporate transactions and to elect dissenters' rights. See "Proposed Merger - Rights of Dissenting Shareholders".

     (i)  Differences in Rights:

     There are, however, a number of differences between the rights of Shawnee shareholders and Wesbanco shareholders. For example, Wesbanco's Bylaws require that shareholders who intend to nominate candidates for election to the Board of Directors must give written notice of such intent at least 30 days prior to the date of any shareholders meeting called for such purpose. Shawnee's Bylaws do not require prior written notice of shareholders nominations for directors.

     The Directors of Wesbanco are elected for staggered terms of three years, with no more than one-third of the Directors being elected in any one year. The Directors of Shawnee, presently seven in number, are elected annually, each to serve for a term of one year. In addition, Wesbanco may issue preferred stock without approval of the stockholders which could affect the voting rights, funds available for dividends, redemption rights, conversion rights, or distribution of assets to the holders of the common stock of Wesbanco. Shawnee has no class of preferred stock.

     Furthermore, Wesbanco's Articles of Incorporation contain certain "super majority provisions". These provisions provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock of the corporation will be required to amend or repeal the Articles of Incorporation provision dealing with the classification of the Directors into three separate classes, each to serve for staggered terms of three years. Shawnee's Articles of Incorporation require only a majority vote of the shareholders to elect the directors of the corporation.

     (ii) Advantages of Wesbanco Anti-Takeover Provisions:

     The provisions constitute defensive measures which are designed in part, to discourage, and to insulate the corporation against, hostile takeover efforts, which the Wesbanco Board might determine are not in the best interests of Wesbanco and its shareholders. The provisions are designed as reasonable precautions to protect against, and to assure the opportunity to assess and evaluate such confrontations.

     (iii) Disadvantages of Wesbanco Anti-Takeover Provisions:

     The classification of the Board makes it more difficult to change Directors since they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the Board. Furthermore, due to the smaller number of Directors to be elected at each annual meeting, holders of a minority of the voting stock may be in a less favorable position to elect Directors through the use of cumulative voting. The super majority provision makes it more difficult for shareholders to effect changes in the classification of Directors. The ability of the Board of Directors to issue additional shares of common and preferred stock also permits the Board to authorize issuances of stock which may be dilutive and, in the case of preferred stock, which may affect the substantive rights of shareholders without requiring an additional shareholder vote. Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in such a takeover attempt.

     The foregoing identification of certain specific differences between the rights of Wesbanco and Shawnee shareholders is not intended to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the West Virginia Corporations Act and the articles and bylaws referred to above.

                       PRO FORMA DATA
            Certain Information about the Unaudited
                Pro Forma Combined Financial Data
            Notes to Pro Forma Financial Information


     The following unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996 and the Pro Forma Consolidated Statement of Income for the year ended December 31, 1996 were prepared as if the transaction occurred on January 1 of the period presented and are for informational purposes only. The pro forma information is based on the historical financial statements of WesBanco and Shawnee. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. Minor differences may result from rounding. The pro forma financial information should be read in conjunction with the other financial information presented herein, incorporated by reference and with the separate historical and supplemental financial statements, including the notes thereto, of each institution. Expenses relating to the acquisition of Shawnee are estimated within a range of $75,000 to $100,000.

     The Shawnee acquisition will be accounted for under the purchase method of accounting. Under the terms of the transaction, Shawnee shareholders will receive WesBanco common stock at an exchange ratio of 10.094 shares for each share of Shawnee common stock. The total transaction value approximates $10,587,000. On March 3, 1997, WesBanco began a stock purchase plan to acquire up to 323,281 shares of WesBanco common stock for use in this acquisition. The purchase plan will continue for a period up to 30 days after the consummation of Shawnee.

                                 WESBANCO,INC.
                       PRO FORMA COMBINED BALANCE SHEET
                             December 31, 1996
               (In thousands, except for book value per share)
                                 (Unaudited)


                                                                            Note 1         WesBanco Inc.
                                                           Shawnee       Adjustments         Pro Forma
                                        WesBanco, Inc.    Bank, Inc.    Dr          Cr      Combined
                                        ----------------------------------------------------------------
      ASSETS
Cash and due from banks                     $58,828          $1,171                            $59,999
Due from banks - interest bearing               197             297                                494
Federal funds sold                           10,970             555                             11,525
Securities - available for sale             276,201          13,508     G    $10  A $10,587    279,132
Securities - held to maturity               249,108           5,002               D      50    254,060
Investment in subsidiary                                                B 10,587  C  10,587          -
Loans held for sale                             983                                                983
Loans                                     1,026,370          17,406     E    252  H      58  1,043,970
  Less: allowance for loan losses           (15,528)           (127)                           (15,655)
                                       -----------------------------------------------------------------
      Net loans                           1,010,842          17,279          252         58  1,028,315
Bank premises and equipment                  32,670             497                             33,167
                                                                        M    134  J     305
                                                                        D     50  E     252
Goodwill and other intangibles                8,363                     C  5,086  F     132     12,944
                                                                                  M      81
Other assets                                 29,609             630     N     19  L     502     29,675
                                       -----------------------------------------------------------------
     TOTAL ASSETS                        $1,677,771         $38,939      $16,138    $22,554 $1,710,294
                                       =================================================================

     LIABILITIES
Deposits:
Non interest bearing                       $159,176          $4,109                           $163,285
Interest bearing                          1,183,644          25,567     F   $132  I     $66  1,209,145
                                        ----------------------------------------------------------------
    Total deposits                        1,342,820          29,676          132         66  1,372,430

Liabilities for borrowed money               92,771           3,402                             96,173
Other liabilities                            14,648             360     N     27  M      53     15,034
                                        ----------------------------------------------------------------
     TOTAL LIABILITIES                    1,450,239          33,438          159        119  1,483,637

     SHAREHOLDERS' EQUITY
Common stock                                 21,956             320     C    320                21,956
Capital surplus                              36,949             925     C    925                36,949
                                                                        K    875
Retained earnings                           170,116           4,153     C  4,153               169,241
Treasury stock                                 (544)                    A 10,587  B  10,587       (544)
Net unrealized gains/(losses) on
   available-for-sale securities                (90)            103     C    103                   (90)
Deferred benefits for directors &
   employees                                   (855)                                              (855)
                                        ----------------------------------------------------------------
  TOTAL SHAREHOLDERS' EQUITY                227,532           5,501      16,963      10,587    226,657
                                        ----------------------------------------------------------------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $1,677,771         $38,939     $17,122     $10,706 $1,710,294
                                        ================================================================

     Book value per share                    $21.62                                             $21.54
                                        ===========                                         ============
                                     See Notes to Pro Forma Combined Financial Information


                                     WESBANCO INC.
                         PRO FORMA COMBINED STATEMENT OF INCOME
                          For the Year Ended December 31, 1996
                 (In thousands, except for share and per share amounts)
                                     (Unaudited)


                                                                                     Note 1       WesBanco, Inc.
                                                                Shawnee         Adjustments         Pro Forma
                                              WesBanco, Inc.   Bank, Inc.       Dr       Cr         Combined
                                              ------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                      $81,449         $1,475      H    $58              $82,866
  Interest on investment securities                29,708          1,145      L    502   G    $10    30,361
  Interest on federal funds sold                    1,781             80                              1,861
                                              ------------------------------------------------------------------
     Total interest income                        112,938          2,700           560         10   115,088

INTEREST EXPENSE
  Interest on deposits                             44,432          1,131      I     66               45,629
  Interest on other borrowings                      3,786            101                              3,887
                                              ------------------------------------------------------------------
    Total interest expense                         48,218          1,232            66               49,516
                                              ------------------------------------------------------------------
    NET INTEREST INCOME                            64,720          1,468           626         10    65,572

  Provision for loan losses                         4,336             --                              4,336
                                              ------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                60,384          1,468           626         10    61,236

OTHER INCOME
  Trust fees                                        5,442                                             5,442
  Service charges and other income                  6,592            244                              6,836
  Net securities transaction gains                    239             19                                258
                                              ------------------------------------------------------------------
    Total other income                             12,273            263                             12,536

OTHER EXPENSE
  Salaries, wages, and fringe benefits             23,610            510                             24,120
  Premises and equipment - net                      5,786            128                              5,914
  Goodwill amortization                                18             --      J    305                  323
  Other operating                                  13,738            283                             14,021
                                              ------------------------------------------------------------------
    Total other expense                            43,152            921           305               44,378
                                              ------------------------------------------------------------------

Income before income taxes                         29,505            810           931         10    29,394
  Provision for income taxes                        8,344            257                 N     46     8,555
                                              ------------------------------------------------------------------
       Net Income                                 $21,161           $553          $931        $56   $20,839
                                              ==================================================================
Earnings per share                                  $2.08         $17.28                              $2.05
Average shares outstanding                     10,168,738                                        10,168,738


                         See Notes to Pro Forma Combined Financial Information

                           WESBANCO, INC.
                   NOTES TO PRO FORMA COMBINED
                     FINANCIAL INFORMATION
                          (Unaudited)

NOTE 1


     The following represents the estimated pro forma and purchase accounting adjustments related to the acquisition of the net assets of Shawnee Bank, Inc. Under the purchase method of accounting, the acquiring company records the net assets received at their fair value at the time of the business combination. Excess of the cost over the fair value of the net assets acquired is allocated to goodwill and amortized over a period of fifteen years. These statements and purchase accounting adjustments are primarily estimates and are not intended to reflect the final valuations at the effective date of the acquisition.

(A) To record the purchase of treasury stock for use in the acquisition of Shawnee Bank, Inc.

(B) To record investment in Shawnee through the issuance of treasury stock valued at $10,587,000.

(C) Reflects the entries to eliminate the shareholders' equity of Shawnee and reflects the excess over purchase price of assets acquired (goodwill), before the effects of the purchase accounting adjustments.

(D) Reflects the estimated market valuation adjustment of Shawnee's securities held to maturity.

(E) Reflects the estimated market valuation adjustment of Shawnee's loan portfolio.

(F) Reflects the estimated market valuation adjustment of Shawnee's interest bearing deposits.

(G) Reflects the current period accretion of Shawnee's market value adjustments of held to maturity securities over the estimated remaining life using the straight line method.

(H) Reflects the current period amortization for Shawnee's estimated market value adjustments of loans over the estimated remaining life using the straight line method.

                        WESBANCO, INC.
                  NOTES TO PRO FORMA COMBINED
               FINANCIAL INFORMATION (continued)
                         (Unaudited)


(I) Reflects the current period accretion of Shawnee's estimated market value adjustments of deposits over the estimated remaining life using the straight line method.

(J) Reflects the amortization of Shawnee goodwill over a period of 15 years.

(K) Reflects the change in net income caused by the pro forma and purchase accounting adjustments.

(L) Reflects the reduction in interest income due to the sale of non-taxable securities classified as available for sale using a 5.00% average yield.

(M) Reflects the net deferred tax adjustments at a tax rate of 40%(combined Federal & State tax rate) for the purchase accounting adjustments.

(N) Reflects the net amortization of the deferred tax adjustments at a tax rate of 40% for the purchase accounting adjustments.


NOTE 2

Under the purchase method of accounting, Shawnee's assets and liabilities will be adjusted to fair values. The estimated fair value adjustments included in the pro forma financial statements have been determined by WesBanco based upon information available. WesBanco cannot be sure that such estimated fair values represent the fair values that will ultimately result when the proposed transaction is consummated. The actual valuation will depend upon the composition of the assets and liabilities, the weighted average remaining life, the weighted average interest rate and the general level of interest rates in the market at the time of purchase. The following is a summary of the consideration received by Shawnee shareholders from WesBanco and the pro forma adjustments made with respect to estimated fair values.


SUMMARY OF CONSIDERATION:
100% of Shawnee's common stock outstanding                 32,027
Exchange ratio                                             10.094
                                                     ------------
WesBanco common shares to be exchanged                    323,281
Value of WesBanco stock                              $      32.75
                                                     ------------
TOTAL CONSIDERATION                                  $ 10,587,000
                                                     ============

                  INFORMATION WITH RESPECT TO WESBANCO

History

     Wesbanco is a multi-bank holding company chartered under the laws of the State of West Virginia. As of December 31, 1996, Wesbanco had five banking affiliates located in Wheeling, Parkersburg, Charleston and Fairmont in West Virginia and Barnesville, Ohio. On a consolidated historical basis, as of December 31, 1996, Wesbanco had total assets of $1.7 Billion, net loans of $1.0 Billion, deposits of $1.3 Billion and shareholders' equity of $227 Million. As of December 31, 1996, Wesbanco had approximately 4,267 shareholders, and 10,521,854 shares of common stock outstanding. Wesbanco has no preferred stock issued and outstanding.

     Wesbanco had been inactive since its incorporation in 1968, but was activated on December 31, 1976, and exchanged its common stock on a share for share basis with the former holders of common stock of Wheeling Dollar Savings & Trust Co. During
1984, Wesbanco acquired three financial institutions with combined assets approximating $57,000,000 as of December 31, 1984. During 1985, Wesbanco acquired one financial institution with assets as of December 31, 1985, of approximately
$41,000,000 and merged Wheeling Dollar Savings & Trust Co. with the Citizens National Bank of Follansbee, which was one of the banks acquired in 1984. The name of the resulting institution was changed to Wheeling Dollar Bank. During 1987, Wesbanco acquired four financial institutions with combined assets of approximately $215,567,000. During 1988, Wesbanco acquired one financial institution with assets as of the date of acquisition of approximately $68,280,000. During 1991 Wesbanco acquired one financial institution with assets as of the date of acquisition of approximately $95,510,000. During 1992, Wesbanco acquired two financial institutions, one with assets of approximately $144,849,000 in assets, and one of approximately $18,127,000 in assets, as of the dates of acquisition. During 1994, Wesbanco acquired four banks, all affiliates of First Fidelity Bancorp, Inc. with approximate total assets of $309,911,000. On August
30, 1996, Wesbanco acquired the Bank of Weirton with approximate total assets of $177,877,000. On December 30, 1996, Wesbanco acquired Vandalia National Corporation with approximate total assets of $55,372,000. See, "Recent Acquisitions" and "Pro Forma Data.".

     Wesbanco is a decentralized banking operation, with affiliates acting autonomously in day to day decisions. The principal role of the holding company is to provide management, leadership and access to specialized staff resources in areas such as: asset/liability management, regulations, lending policies, data processing, accounting, investment and budgeting.

     Dividends received from affiliates are Wesbanco's major source of income. Dividend payments by the banking affiliates depend primarily on their earnings and are limited by various regulatory restrictions. On December 31, 1996, the affiliates, without prior approval from the regulators, could have distributed dividends of approximately $3,641,000. Wesbanco has not issued debt securities as a source of funding for the assets of the affiliate banks.

     Wesbanco has reported to its stockholders that it may engage in other activities of a financial nature authorized by the Board of Governors of the Federal Reserve System either directly through a subsidiary or through acquisition of established companies, though no specific proposals are underway. As of December 31, 1996, neither the parent corporation nor any of the subsidiaries were engaged in any operation in foreign countries and have had no material transactions with customers in foreign countries.

Recent Acquisitions

    On August 30, 1996, Wesbanco completed the acquisition of Bank of Weirton by means of a statutory merger with and into Wesbanco Bank Wheeling. Bank of Weirton had total assets of approximately $178,789,000, total equity of approximately $37,586,000 and net income of $1,032,000 as of June 30, 1996.

    Bank of Weirton was a state banking corporation with its principal office located at 333 Penco Road, Weirton, West Virginia. The bank also operated a branch facility in downtown Weirton at 3425 Main Street. Both locations are full service banking operations with drive-in facilities and are continuing to be operated by Wesbanco subsequent to the merger.

     Under the terms of the merger, Wesbanco issued 1,690,000 shares of Wesbanco Common Stock in exchange for the 13,000 shares of Weirton Common Stock outstanding at the time of the transaction. In addition, Wesbanco elected to the Board of Directors of Wesbanco R. Peterson Chalfant and George M. Molnar.

     On December 30, 1996, Wesbanco consummated its acquisition of Vandalia National Corporation ("Vandalia"). In accordance with the terms of the acquisition, Wesbanco issued a total of 345,545 shares of common stock, of which 178,655 shares came from its Treasury balances and 166,890 shares were newly issued. The total purchase price of the acquisition, including cash for stock warrants, was approximately $12,046,000. As of the acquisition date, Vandalia reported total assets of approximately $55,372,000. The acquisition was accounted for as a purchase transaction, and, accordingly, the results of operations of Vandalia have been included in Wesbanco's consolidated financial statements from December 30, 1996.

Future Acquisitions

     Wesbanco continues to foster discussion with respect to additional acquisitions of banks, thrifts and thrift and bank holding companies. The tentative nature of such discussions, however, makes it impossible to predict the number or size of any future acquisitions.

Operations

     Wesbanco, through its subsidiaries, conducts a general banking, commercial and trust business. Its full service banks offer, among other things, retail banking services, such as demand, savings and time deposits; commercial, mortgage and consumer installment loans; credit card services through VISA and MasterCard; personal and corporate trust services;

discount brokerage services; and travel services. Most affiliates are participating in or will be participating in local partnerships which operate banking machines in those local regions under the name of MAC. The banking machines are linked to CIRRUS, a nationwide banking network.

    The principal operations of Wesbanco are conducted at the main offices of Wesbanco and Wesbanco Bank Wheeling located at Bank Plaza, Wheeling, West Virginia. This facility was constructed in 1976, and consists of a modern eight story glass enclosed commercial building with a main lobby for banking operations and an integral four-lane drive-in facility with additional space for customer parking. The structure provides office space for Wesbanco and Wesbanco Bank Wheeling.

     Wesbanco Bank Wheeling (formerly Wheeling Dollar Bank), a state banking corporation is the largest banking subsidiary of Wesbanco and represents approximately 48.7% of the consolidated assets and 49.8% of the consolidated net income as of December 31, 1996. It is a full service bank offering a wide range of services to consumers, businesses and government bodies, including but not limited to, checking and savings accounts, certificates of deposit, consumer loans, mortgage loans, commercial loans, personal and corporate trusts, data processing and other banking services. The bank has approximately 406 full time equivalent employees. The bank's Trust Department is one of the largest in the State of West Virginia and offers a wide range of services as Executor, Trustee, Guardian and Agent. It serves as Transfer Agent and Registrar for corporations and performs fiduciary services for municipalities. Total market value of assets under management in the Trust Department was approximately $1.6 Billion as of December 31, 1996. The Bank also operates fourteen branch offices, five of which are located in Wheeling, two of which are located in Follansbee, two in New Martinsville, one in Pine Grove, one in Sistersville, one in Wellsburg and two in Weirton, West Virginia. All branch offices of the bank also operate drive-in facilities.

     Wesbanco Bank South Hills (formerly South Hills Bank) is a state banking corporation located in Charleston, West Virginia. The bank also provides general banking services similar to the services provided by Wesbanco Bank Wheeling. The bank operates a drive-in facility which is located at its main banking facility and a full service facility with drive-in lanes in Sissonville. As of December 31, 1996, the bank had total assets of approximately $100,532,000 deposits of approximately $85,744,000 and 42 full time equivalent employees.

     Wesbanco Bank Parkersburg (formerly Mountain State Bank) is also a state banking corporation located in Parkersburg, West Virginia. The bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank also operates a drive-in facility which is located at its main banking facility and two full service branches which are located at Mineral Wells and Elizabeth, West Virginia. As of December 31, 1996, the bank had approximately $117,043,000 in assets, $101,744,000 in deposits, and 65 full time equivalent employees.

     Wesbanco Bank Barnesville is an Ohio banking corporation located in Barnesville, Ohio, the bank also provides general banking and trust services similar to the services provided by

Wesbanco Bank Wheeling. The bank operates out of its principal office located at 101 E. Main Street, Barnesville, Ohio, and also operates branch facilities in Beallsville, Bethesda and Woodsfield, Ohio. As of December 31, 1996, the bank had approximately $143,355,000 in assets and $124,399,000 in deposits, and 66 full time employees.

     Wesbanco Bank Fairmont is a West Virginia banking corporation located in Fairmont, West Virginia. The bank also provides general banking and trust services. The bank operates out of its principal office located at 301 Adams Street, Fairmont, West Virginia, and also operates seventeen branch offices in Monongalia, Marion, Preston and Harrison Counties, in West Virginia. As of December 31, 1996, the bank had approximately $495,400,000 in assets and $409,095,000 in deposits and 266 full-time employees.

Competition

     The 1980's was a period of significant legislative change in West Virginia for banks and bank holding companies. Prior to 1982, West Virginia was a unit banking State and prohibited multibank holding companies and branch banking. As a result of legislation enacted in 1982, banks were permitted to establish a limited number of branches by purchase, merger or consolidation with another banking institution and to establish an additional branch by the construction, lease or acquisition of branch facilities in the unbanked areas within the county of its principal office. In 1984, legislation further eased these restriction by removing the "unbanked area" limitation on county wide branching effective June 7, 1984, and by providing for the phased implementation of branch banking throughout the State beginning in 1987, with unlimited branch banking after 1991.

    As a result of legislation adopted in the 1986 session of the Legislature, West Virginia further eased or eliminated restrictions on branch banking and joined the growing number of states that permit interstate acquisitions of banks and bank holding companies on a reciprocal basis. Specifically, the legislation permits West Virginia bank holding companies to acquire banks and bank holding companies in other states and out of-state bank holding companies to acquire West Virginia banks or bank holding companies on a reciprocal basis; however, the entry by out-of-state bank holding companies is permitted only by the acquisition of an existing institution which has operated in West Virginia for two years prior to acquisition. Similar provisions were enacted to allow reciprocal interstate acquisitions by thrift institutions such as savings and loan holding companies, savings and loan associations, savings banks, and building and loan associations.

     The legislation also accelerated the effective date of statewide unlimited branch banking from 1991 to January 1, 1987. Under the legislation, interstate banking activities were delayed until January 1, 1988, in order to permit West Virginia institutions one year to branch and make other acquisitions statewide before the advent of interstate banking. The legislation does not permit the chartering and formation of de novo banks in West Virginia by out-of-state bank holding companies nor does it permit West Virginia banks to establish branch banks across state lines (either de novo or by formation or merger).

     The BHC Act was amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), which became effective on September 29, 1995. The Interstate Banking Act repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that Wesbanco and any other bank holding company located in West Virginia or another state may now acquire a bank located in any other state, and any bank holding company located outside West Virginia may lawfully acquire any West Virginia-based bank, regardless of state law to the contrary subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether.

     West Virginia adopted comprehensive legislation on this issue in 1996 with Senate Bill 280, signed by the Governor on April 1, 1996, and went into effect ninety (90) days from passage. The Bill conforms the interstate provisions of state law with the mandatory requirements of the Interstate Banking Act. Senate Bill 280 provides the full range of additional interstate branching opportunities permitted by the Interstate Banking Act, including de novo branching and interstate branch acquisitions. The interstate branching sections of the Bill were effective May 31, 1996. In addition, Senate Bill 280 revises elements of the law addressing the maximum level of insured deposits which any affiliated group may control within West Virginia. The new language defines the deposits included in the calculation and precludes an acquisition transaction which would result in the control of 25% or greater of such deposits.

     Each bank faces strong competition for local business in its respective market areas. Competition exists in efforts to obtain new deposits, in the scope and types of services offered, and the interest rates paid on time deposit and charged on loans, and in other aspects of banking. Banks encounter substantial competition not only from other commercial banks but also from other financial institutions. Savings banks, savings and loan associations, and credit unions actively compete for deposits. Such institutions, as well as consumer finance companies, brokerage firms, insurance companies and other enterprises, are important competitors for various types of business. In addition, personal and corporate trust services and investment counseling services are offered by insurance companies, investment counseling firms and other business firms and individuals.

Principal Shareholders

     To the best of management's knowledge, the Trust
Department of Wesbanco Bank Wheeling, Bank Plaza, Wheeling,
West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of February 14, 1997, 955,393 shares of the common stock of the Corporation, representing 9.08% of the shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 188,741 shares, representing 1.79% of the shares outstanding, has partial voting control of 24,907 shares, representing .24% of the shares outstanding, and sole voting control of 741,744 shares, representing 7.05% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

     The following table lists each stockholder known to Wesbanco to be the beneficial owner of more than 5% of Wesbanco's common stock as of February 14, 1997, as more fully described above:

                                  Principal Holders
                                  -----------------
                  Name &
                  Address of             Amount and Nature
Title             Beneficial             of Beneficial           Percent
Class             Owner                  Ownership of            Class
-----             ----------             -----------------       -------
Common            Wesbanco Bank
                  Wheeling Trust Dept.
                  Bank Plaza
                  Wheeling, WV 26003           955,393*            9.08%

*Nature of beneficial ownership more fully described in text immediately preceding table.

     Holders of Wesbanco Common Stock will not experience a change in the number of Wesbanco shares held by them as a result of the Merger; however, their percentage ownership will decrease. Based on stock ownership as of May __, 1997, and assuming a total of ________ shares of Wesbanco Common Stock outstanding immediately after the Merger, the Trust Department of Wesbanco Bank Wheeling would own ____%, with sole voting and investment power over ____% and ____% with shared power. Directors and Officers, as a group, would beneficiary hold ____% or more of the outstanding common stock of Wesbanco. For stock ownership of Wesbanco Directors and Officers see the Wesbanco Proxy Statement for the Annual Meeting of Shareholders for April 17, 1996, incorporated herein by reference and delivered herewith. See "Incorporation of Certain Documents by Reference."

Wesbanco KSOP

     The Wesbanco Employee Stock Ownership and 401(k) Plan (the
"Plan") is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under
Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the "KSOP"), and amended and restated, effective December 31, 1996, for the purpose of clarifying the terms of the Plan. All employees of Wesbanco, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the Plan upon completion of a year of service and attaining age 21. All affiliate banks are participants in the Plan. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

     No contributions are made to the ESOP by the employees. All contributions are made by the Corporation, and the amount thereof is determined annually by the Board of Directors of the Corporation. The Trustee of the ESOP Trust is authorized to borrow funds upon terms and conditions not inconsistent with
Section 4975 of the Internal Revenue Code and the regulations thereunder, for the purpose of purchasing stock of the Corporation, from the Corporation or any shareholder. In the event that such a loan is obtained, the employer contributions must be made in an amount sufficient to amortize the loan. Otherwise, employer contributions may be paid in the form of cash or shares.

     At the present time, the ESOP Trust holds 107,337 shares of Wesbanco Common Stock. The ESOP Trustee has currently outstanding $413,405.00 borrowed from an affiliated financial institution. The loan originated in 1995 and is structured as a revolving line of credit, and the unpaid balance is amortized over a five-year period at an interest rate equal to the lender's base rate. Wesbanco is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity will be paid in full or refinanced. The ESOP Trustee pledged the shares of employer securities purchased with the proceeds of the loan as security for the loan. Wesbanco guaranteed the loan issuing a contribution commitment letter. As such securities are allocated to the accounts of participating employees, and the loan balance paid down, they will be released by the secured party.

     Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

     Participants become vested in their accounts upon retirement, death or disability or upon completion of five years of service from and after December 31, 1986, or, with respect to affiliate banks, five years from the date of initial participation. Distributions upon retirement, death or disability are normally made in the form of substantially equal annual installments over a period of 10 years commencing as soon as practicable after such retirement, death or disability. Distributions upon other separation from service are normally made in the form of installments commencing upon the earlier of the date the former employee attains age 65, his or her death, or after a one year break in service. With the consent of the Committee, distributions may be made in the form of a lump sum. Participants may demand distributions in the form of whole shares of employer securities. If demand is not timely made, however, distributions may be made in cash.

     The assets of the ESOP Trust will be invested and accounted for primarily in shares of employer securities.
However, from time to time, the ESOP Trustee may hold assets in other forms, either (i) as required for the proper administration of the ESOP or (ii) as directed by participants as set forth in
Section 401(a)(28) of the Code.

     During the year 1996, Wesbanco contributed a total of $400,000.00 to the ESOP on behalf of its employees.

     The following table sets forth, with respect to those persons named in the Compensation Table, and for all executive officers as a group, the number of shares of the Corporation's common stock allocated to such individuals during 1996:

                                                       Value of
Name                      Shares Allocated             Allocated Shares
----                      ----------------             ----------------
Edward M. George                140                       $  4,550
Paul M. Limbert                 140                       $  4,550
Dennis P. Yaeger                140                       $  4,550
Frank R. Kerekes                119                       $  3,867
Jerome B. Schmitt               129                       $  4,192

Officers of the               1,827                       $ 59,377
Corporation (22 persons)
as a group

   The KSOP feature of the Plan permits participants to make pre-tax elective contributions through payroll deductions in increments of 1% of compensation up to a maximum of 15% of compensation, subject to certain maximum dollar limitations imposed by the Internal Revenue Code (i.e. for 1997 the maximum amount is $9,500.00). The Corporation provides matching contributions on a quarterly basis subject to certain limitations. The Corporation's matching contribution is 50% of the first 2% of compensation electively deferred, and 25% of the next 2% of compensation electively deferred. No matching contributions are made by the Corporation for elective deferrals in excess of 4% of compensation.

     Employees are 100% vested in all pre-tax elective deferrals, or contributions, to the Plan and likewise are 100% vested in all matching employer contributions. KSOP contributions are invested by the employee selecting the percentage of contributions to be invested among seven (7) different investment funds.

     Contributions in the amount of $200,875.02 were made by the Corporation under the KSOP matching feature during 1996.

Changes in West Virginia Taxes

     West Virginia tax legislation, which was effective July 1, 1987, greatly changed the way banks and bank holding companies are taxed by the State. As of July 1, 1987, the gross receipts based Business and Occupation ("B & O") Tax was repealed with regard to banking institutions and most other entities engaging in business in West Virginia. In place of the B & O Tax, the West Virginia Legislature broadened the Corporation Net Income Tax ("CNIT") and enacted a new Business Franchise Tax.

     The most significant state tax law change with respect to banks is that, for taxable periods after July 1, 1987, banks must pay CNIT. Banks and other financial institutions were exempt from the CNIT for taxable periods prior to July 1, 1987. The CNIT rate applied to West Virginia taxable income was increased to 9.75% beginning July 1, 1987 (reduced by 0.15% annually for five successive years until it reached 9% on July 1,
1992).

     Also effective July 1, 1987, was the Business Franchise Tax, imposed on the capital of partnerships and corporations which currently is at a rate of 0.75%. The Business Franchise Tax provides a mechanism for certain exclusions and credits, such as excluding from taxable capital certain obligations of the United States and the State of West Virginia and certain residential mortgage loans.

Directors and Executive Officers

     The information with respect to directors and executive officers of Wesbanco is set forth in the Wesbanco Annual Proxy
Statement for the Annual Meeting of Shareholders held on April
16, 1997, and is incorporated herein by reference.  See
"Incorporation of Certain Documents by Reference".

Executive Compensation

   The information with respect to executive compensation is set forth in the Wesbanco Annual Proxy Statement for the Annual
Meeting of Shareholders held on April 16, 1997, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

Certain Relationships and Related Transactions

   The information with respect to certain relationships and related transactions is set forth in the Wesbanco Annual Proxy
Statement for the Annual Meeting of Shareholders held on April
16, 1997, and is incorporated herein by reference.  See
"Incorporation of Certain Documents by Reference".

                   INFORMATION WITH RESPECT TO
                            SHAWNEE


History

     Shawnee is a state banking corporation with its principal office and place of business located at 1011 Myers Avenue, Dunbar, Kanawha County, West Virginia. Shawnee was originally organized as a state banking corporation on April 16, 1973, under the name Community Banking & Savings Company. Subsequently, on January 1, 1991, 2nd Avenue Bank of South Charleston merged with and into Community Banking & Savings Company and the name of the resulting bank was changed to Shawnee.

     Shawnee operates a general banking business with a full range of deposit and lending services to customers in its primary market area. The markets in which it operates are determined by the locations of its main facility and its branch location in Dunbar and South Charleston, Kanawha County, West Virginia.

     As of December 31, 1996, Shawnee had a total of 21 employees, as compared with a total of 20 employees on December
31, 1995 and 1994, respectively. Management does not anticipate any material change in Shawnee's work force prior to the merger. The branch office is located at 323 Second Avenue, South Charleston, West Virginia.

Banking Services

     Shawnee is a full-service commercial bank offering those services associated with a bank, including demand and time deposit accounts, drive-in banking, participation in a (MAC) automated teller machine (ATM) network, individual and commercial loans, consumer installment loans for home improvement, automobiles, and other purposes. Trust services are not currently offered.

     All services offered are available to customers/consumers at each office.

     Deposits are insured by the Federal Deposit Insurance
Corporation to the extent provided by law.

Competition

     Banking has been influenced locally by the branching and restructuring activities of banks, savings and loan, credit unions, and other non-bank competitors.

     Shawnee is part of, and subject to, a highly competitive atmosphere in its market area. Shawnee ranks tenth in the market in terms of total deposits among commercial banks and thrifts. There are nine other commercial bank operations with branches, one savings bank, three credit unions, some with branches, and numerous consumer finance companies in its market area.

     On-going revisions in state and federal law, along with reciprocal privileges, will continue to provide competitors the opportunity to expand operations geographically.

     Non-bank deposit takers and the advantage of less extensive regulation provides the basis for significant competitive activity and will continue to make difficult the response to that form of competition.

Economic Conditions

     Shawnee Bank operates two facilities, both in Kanawha County, West Virginia. Kanawha County lies within the Charleston Metropolitan Statistical Area (MSA), consisting of Kanawha and Putnam Counties, West Virginia. The Charleston MSA has a population of 255,139, per capita income of $21,304.00, and median family income of $31,863.00, based upon information provided by the Business Industrial Development Corporation of Kanawha Valley. The Charleston MSA has been experiencing declining population and slow business growth in recent years. Unemployment in the Charleston MSA is estimated at 5.0% as of December, 1996.

     The portions of the Charleston MSA served by Shawnee Bank are diverse and may not clearly reflect statistical information available for the Charleston MSA. The Dunbar Branch is located in a varied but predominately lower middle income residential area with stable population and numerous small businesses and a small retail section. The South Charleston Branch is located in an industrialized area populated by individuals with medium-toupper medium income. South Charleston is home to numerous chemical and light industrial facilities, as well as a retail section very similar to that found in Dunbar.

Monetary Policies

     The commercial banking business is affected by the monetary and fiscal policies of various regulatory agencies, including the Federal Reserve Board. Among the techniques available to the Federal Reserve Board are open market purchases in United States Government securities; changing the reserve requirements applicable to member bank deposits and to certain borrowings by member banks and their affiliates; and restricting dividends. These policies influence to a significant extent the overall growth and distribution of bank loans, investments and deposits and the interest rates paid on savings and time deposits. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. In view of the changing conditions in the national economy, as well as the effect of acts by monetary and fiscal authorities, including the Federal Reserve Board, no predictions can be made by Shawnee as to future changes in interest rates, credit availability, or deposit levels.

Properties of Shawnee

   Shawnee owns the real estate and building it occupies for banking facilities in Dunbar and South Charleston, and has purchased improvements, fixtures and equipment with respect thereto.

     The main office of Shawnee is located at 1011 Myers
Avenue, Dunbar, West Virginia. This building is a one story masonry building with a basement, totaling approximately 5,400 square feet, which includes four drive-in lanes.

     Shawnee's full service branch office is located at 323
Second Avenue, South Charleston, West Virginia. This facility is a one story building, with a basement, with approximately
4,500 square feet, which includes 2 drive-in lanes.

Legal Proceedings

     Shawnee is currently contesting a state Business and Occupation Tax assessment of approximately $21,500. In the event the bank is unsuccessful in its efforts, it would be liable for the $21,500, plus penalties and interest.

Principal Shareholders

     The following table shows the number and percentage of shares of Shawnee Common Stock beneficially owned as of December 31, 1996, by each person known by Shawnee to own beneficially more than 5% of the outstanding shares of Shawnee
Common Stock:

                                                             Pro Forma
                                                             Percent of
                       Amount and Nature                     Wesbanco
Name and Address of    of Beneficial         Percent of      Common
Beneficial Owner       Ownership             Class           Stock

R. Thomas Linger          3,909               12.21            *
832 Chappel Road
Charleston, WV 25304

Andrew A. Payne, Jr.      7,063               22.05            *
1280 One Valley Square
Charleston, WV 25301

R. Brawley Tracy          7,391               23.07            *
318 Morrison Building
815 Quarrier Street
Charleston, WV 25301

* Represents less than 1% of outstanding Wesbanco Common Stock.

Directors and Executive Officers of Shawnee

    The following table sets forth the name and age of each person who is currently a director or executive officer of Shawnee. All members of Shawnee's Board of Directors term expires in 1998. Also set forth below is certain information as of December 31, 1996, with respect to Shawnee Common Stock beneficially owned by each director and executive officer and by directors and executive officers of Shawnee as a group. Except as indicated in the notes following the table below, the beneficial owners have sole voting and investment power with respect to the shares listed.

                                                                Pro Forma %
                        Age On      Shares of Shawnee Common    of Wesbanco
Name                   12/31/96     Stock Beneficially Owned    Common Stock
----                   --------     ------------------------    ------------
                                    Number        Percentage
Directors:                          ------        ----------
----------
Robert L. Hively            53       1,221            3.81            *
R. Thomas Linger (1)        72       3,909           12.21            *
Andrew A. Payne, Jr. (2)    64       7,063           22.05            *
John L. Ray                 72         400            1.24            *
Brenda H. Robertson (3)     46         263             .82            *
R. Brawley Tracy (4)        67       7,391           23.07            *
Catherine L. Whittington    67          50             .15            *

All Directors and Executive
Officers as a Group
(7 Persons)                         20,297           63.37 (5)      .01%

* Represents less than 1% of outstanding Wesbanco Common Stock

(1) Includes 2,984 shares held by R. Thomas Linger and One Valley Bank, NA, Trustees (voting authority only - no pecuniary interest), 300 shares held by Gatlin, Inc. (owned by R. Thomas Linger and Betty G. Linger), 571 shares held by R. Thomas Linger and R. B. Tracy, Trustees (voting authority only - no pecuniary interest), and 54 shares held by R. Thomas Linger.

(2) Includes 220 shares held by Horse Creek Land & Mining Co., 2,283 shares held by Andrew A. Payne, Jr., 1,730 shares held by Andrew A. Payne, Jr., Trustee, 1,536 shares held by Andrew A. Payne, Jr. and John L. D. Payne, as Trustees, and 1,294 shares held by Payne Gallatin Mining Co.

(3) Includes 243 shares held by Brenda H. Robertson, and 10 shares held jointly by her with each of her two children.

(4) Includes 50 shares held by R. Brawley Tracy, 5,161 shares held by R. Brawley Tracy and One Valley Bank, N.A., Trustees (voting authority only - no pecuniary interest), 571 shares held by R. B. Tracy and R. T. Linger, Trustees (voting authority only - no pecuniary interest) and 1,609 shares in R. Brawley Tracy's KEOGH account.

(5) Represents percentage of 32,027 shares issued and outstanding as of December 31, 1996.

     The principal occupation and business experience during the last five years of each of the directors of Shawnee is as follows:

     Robert L. Hively - Dr. Hively has been a bank director since 1988. He served as director of Community Banking & Savings Company from 1988 to 1991. In January 1991 Community Banking & Savings merged with 2nd Avenue Bank of South Charleston and changed its name to Shawnee. Dr. Hively serves as Chairman of the Audit Committee. He is a physician with South Charleston Primary Care Physicians located in Spring Hill, West Virginia.

     R. Thomas Linger - Dr. Linger has been a bank director since 1977. He served as director of 2nd Avenue Bank of South Charleston from 1977 to 1991. In January 1991 2nd Avenue Bank merged into Community Banking & Savings Company and changed the name to Shawnee Bank. Dr. Linger serves on Shawnee's Executive Committee. He is a retired physician.

     Andrew A. Payne, Jr. - Mr. Payne has been a bank director since 1973. He served as Chairman of the Board of Community Banking & Savings Company from 1977 to January 1991 and as President and Chief Executive Officer from 1973 to 1978 and 1985 to January 1991. He is a Charleston businessman.

     John L. Ray - Mr. Ray has been a director of Shawnee since
1993.  He serves as a member of the Executive Committee.  Mr.
Ray is a lawyer and a partner with Payne, Loeb & Ray in Charleston, West Virginia.

     Brenda H. Robertson - Ms. Robertson has been a bank director since 1981. She served as director of 2nd Avenue Bank of South Charleston from 1981 to 1991. In January 1991 2nd Avenue Bank merged into Community Banking & Savings Company and changed the name to Shawnee Bank. Ms. Robertson served as President and Chief Executive Officer of 2nd Avenue Bank of South Charleston from 1981 to 1991 and has held the same position with Shawnee Bank since 1991. She has been employed by the bank since 1977, and prior to that time was employed by the First National Bank of Belle in various capacities since 1970.

     R. Bawley Tracy - Mr. Tracy has been a bank director since 1973. He served as Chairman of the Board of Community Banking
& Savings Company from 1973 to 1977, 2nd Avenue Bank of South Charleston from 1977 to 1991, and Shawnee Bank from 1991 to 1997.

He is also Chairman of the Executive Committee. Mr. Tracy is a lawyer in Charleston with the firm Tracy & Reishman. He serves on the Board of Directors for the United Way of Kanawha
Valley and Charleston Renaissance Corporation.

     Catherine L. Whittington - Mrs. Whittington has been a director of Shawnee since 1995. Prior to 1995, she was a director for 11 years at the Bank of Dunbar, which became
United National.  Mrs. Whittington is the owner of Keller
Funeral Home located in Dunbar, West Virginia.

     Members of the Board of Directors of Shawnee Bank receive
$100 per month retainer fee and $175 per month for each meeting attended. Committee members receive $125 per meeting, with attendance required to receive fee.

Executive Officers

Name and Title            Age             Business Experience
--------------            ---             -------------------
R. Brawley Tracy          67              Chairman of the Board of
Chairman of the Board                     Related Financial Institutions
                                          1973-1997

Brenda H. Robertson       46              Chief Executive Officer,
President and CEO                         formerly Chief Executive
                                          Officer 2nd Avenue Bank,
                                          Auditor and Various Other
                                          Positions First National Bank
                                          of Belle

Joan B. Belcher           57              Cashier, formerly Auditor and
Cashier                                   Executive Vice President,
                                          Community Banking & Savings Co.
                                          and Various Positions With First
                                          National Bank - South Charleston

Jennings W. Burch, III    35              Vice President - Loan Officer,
Vice President                            formerly Loan Officer First
                                          National Bank of West Hamlin

Linda B. Field            44              Vice President - Loan Officer
Vice President                            & Compliance, formerly Vice
                                          President, Loan Officer,
                                          Community Banking & Savings Co.

Compensation of Executive Officers

     The following table sets forth, for the three fiscal years ended December 31, 1996, compensation paid to Shawnee's Chief Executive Officer. No officer or employee of Shawnee earned in excess of $100,000 during the last calendar year.

Annual Compensation

Name and                                                      Other Annual
Principal    Position           Year    Salary      Bonus     Compensation(1)
---------    --------           ----    ------      -----     ---------------
Brenda H.
Robertson    President & CEO    1996    $63,000      $100        $12,154
                                1995    $60,600      $100        $10,586
                                1994    $58,600      $100        $10,395

(1) Included in other annual compensation for Ms. Robertson are tax deferred contributions to the Company's 401(K)
     Profit Sharing Plan, directors fees, committee fees and insurance benefits.

401(K) Profit Sharing Plan

     January 1991, a Defined Contribution 401(K) Profit Sharing Plan was adopted for all Shawnee employees who have at least one year of service, work at least 1,000 hours during any plan year and are over 21 years old. Voluntary employee contributions under the plan for 1996 were limited to the greater of $9,500 or 15% of annual compensation. Under the plan, Shawnee matched 1996 employee contributions as follows:

               75% of the employee's contribution
               up to 5% of total annual
               compensation - for employees
               with ten years or more service.

               50% of the employee's
               contribution up to 5% of total
               annual compensation - for
               employees with less than ten
               years service.

      Shawnee Board of Directors annually approved the level of the Bank's employee match. Employee contributions vest immediately upon payment while contributions from Shawnee vest over a seven year period until such time as participants have at least seven years service. Thereafter, contributions from Shawnee vest immediately. Contributions to the plan charged to Shawnee's operation for the year ended December 31, 1996, totaled $11,625. The amount of that total which was credited to Ms. Robertson was $2,363 and to Mr. Tracy was $658.32.

Employment Agreements

     Brenda H. Robertson, President and Chief Executive Officer of Shawnee, has an Employment Agreement. The term of the Agreement consists of a revolving period of three years. See "The Merger - Interest of Certain Persons in the Merger".

Meeting of the Board of Directors and Compensation of Members

     Shawnee has a Board of Directors composed of six outside members and Mrs. Robertson as CEO. The Board regularly meets on the third Tuesday of each month or upon special notice. Standing committees consist of an Executive Committee of four members, an Audit Committee of three members, a Branch Site Committee of two members and a Community Reinvestment Act Committee of two members. The Committees meet on an as needed basis.

     Directors receive $100 per month retainer plus $175 per month for each meeting attended. Committee members receive
$125 per meeting for each committee meeting attended.

Certain Relationships and Related Transactions

     Shawnee has had and expects to have in the future, banking transactions in the ordinary course of business with some of its directors, officers and employees. All such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Loans to officers, directors and employees of Shawnee totaled $860,737, representing 15.64% of Shawnee's total shareholders' equity at December 31, 1996. None of such outstanding loans are classified as delinquent, substandard, doubtful or loss.

                     GOVERNMENT REGULATION

     As a registered bank holding company, Wesbanco is subject to the supervision of the Federal Reserve Board and are required to file with the Federal Reserve Board reports and other information regarding their business operations and the business operations of their subsidiaries. Wesbanco is also subject to examination by the Federal Reserve Board and required to obtain Federal Reserve Board approval prior to acquiring, directly or indirectly, ownership or control of voting shares of any bank, if, after such acquisition, it would own or control more than 5% of the voting stock of such bank.
In addition, pursuant to federal law and regulations promulgated by the Federal Reserve Board, Wesbanco may only engage in, or own or control companies that engage in, activities deemed by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto. Prior to engaging in most new business activities, Wesbanco must obtain approval from the Federal Reserve Board.

     Both Wesbanco's banking subsidiaries and Shawnee have deposits insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC"), and are subject to supervision, examination, and regulation by the state banking authorities, the FDIC, and the Federal Reserve Board. In addition to the impact of federal and state supervision and regulation, the banking and non-banking subsidiaries of Wesbanco and Shawnee are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

      To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

Holding Company Structure

     Both Wesbanco's depository institution subsidiaries and Shawnee are subject to affiliate transaction restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective parents and any nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its parent corporation or to any nonbanking subsidiary are limited in amount to 10% of the institution's capital and surplus and, with respect to such parent and all such nonbanking subsidiaries, to an aggregate of 20% of any such institution's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Under applicable regulation, at December 31, 1996, approximately $40,836,000 was available for loans to Wesbanco from its subsidiary banks.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the Federal Reserve Board may require a bank holding company to make capital injections into a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when Wesbanco may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. Moreover, in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     In 1989, the United States Congress passed comprehensive financial institutions legislation known as the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA"). FIRREA established a new principle of liability on the part of depository institutions insured by the FDIC for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to a commonly controlled FDICinsured depository institution in danger of default. "Default"" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank subsidiary of Wesbanco causes a loss to the FDIC, other bank subsidiaries of that parent could be required to compensate the FDIC by reimbursing to it the amount of such loss.

Dividend Restrictions

     There are statutory limits on the amount of dividends the depository institution subsidiaries of Wesbanco can pay to their parent corporation without regulatory approval. Under applicable federal regulations, appropriate bank regulatory agency approval is required if the total of all dividends declared by a bank in any calendar year exceeds the available retained earnings and exceeds the aggregate of the bank's net profits (as defined by regulatory agencies) for that year and its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

    In addition, national banks may not pay a dividend in an amount greater than such bank's net profits after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions and in accordance with the above-described formula, Wesbanco's subsidiary banks could, without regulatory approval, declare dividends as of December 31, 1996, of approximately $3,641,000, and Shawnee could declare dividends of $583,000.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice.
The Federal

Reserve Board, the OCC and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

FDIC Insurance

     Pursuant to FDICIA, the FDIC adopted a risk based assessment system for insured depository institutions that takes into account risks attributable to different categories and concentrations of assets and liabilities. An institution is assigned by the FDIC into one of three capital categories: 1 well capitalized; 2 - adequately capitalized; 3 undercapitalized. An institution is also assigned to one of three supervisory subgroups within each capital group. The supervisory subgroup is based on a supervisory evaluation provided by the primary federal regulator. An institution insurance assessment rate is then determined based upon capital and the supervisory category to which it is assigned. Under this risk based assessment system, there are nine assessment risk categories to which different assessment rates are applied.

     The Federal Deposit Insurance Act required the Bank Insurance Fund to be recapitalized until the reserves reached a designated ratio of at least 1.25% of deposits. That ratio was met during May 1995. In August 1995, the FDIC reduced the assessment rates for financial institutions which are subject to the requirements of the Bank Insurance Fund. Under the revised assessment schedule which was effective May 14, 1996, financial institutions pay assessments ranging from .00% of deposits to .31% of deposits, with an average assessment rate of .29% (subject to the statutory minimum of $2,000 per institution per year). Wesbanco and Shawnee are considered to be in the well capitalized category requiring the minimum legal annual assessments as required by the FDIC.

     The FDIC recognizes that the disparity may have adverse consequences for such institutions in the higher risk categories including reduced earnings and impaired ability to raise funds on the capital markets and to attract deposits. It is not currently known whether institutions that are required to pay insurance premiums will be required to pay higher deposit insurance premiums in the future. It is impossible to predict whether future regulations will be enacted or if enactment will require financial institutions to contribute to the Savings Association Insurance Fund or if these regulations may require additional payments by Wesbanco into the Bank Insurance Fund.

Capital Requirements

    The Federal Reserve Board has issued risk-based capital guidelines for bank holding companies, such as Wesbanco. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a riskbased asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. The leverage ratio is determined by relating core capital (as described below) to total assets adjusted as specified in the guidelines. All of Wesbanco's depository institution subsidiaries and Shawnee are subject to substantially similar capital requirements adopted by applicable regulatory agencies.

     Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1", or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill. Bank holding companies, however, may include cumulative perpetual preferred stock in their Tier 1 capital, up to a limit of 25% of such Tier 1 capital. "Tier 2", or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital.

     Financial institutions are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

     Financial institutions that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating, are required to maintain a minimum leverage ratio of 3%. Financial institutions not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 100 to 200 basis points.

    The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board's guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

     Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC, as well as to the measures described under "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

     As of December 31, 1996, the Tier 1 risk-based ratio, total risk-based ratio and total assets leverage ratio for combined Wesbanco and Shawnee were as follows:

                        Regulatory                           Pro Forma
                        Requirements   Wesbanco   Shawnee    Combined
                        ------------   --------   -------    ---------
Tier 1 Risk-Based
     Ratio                   4%          19.8%      19.7%       19.0%
Total Risk-Based
     Ratio                   8%          21.0%      27.6%       20.3%
Total Assets
     Leverage Ratio          3%          13.7%      13.9%       13.3%
_____________________

     As of December 31, 1996, all of Wesbanco's banking subsidiaries and Shawnee had capital in excess of all applicable requirements.

     The Federal Reserve Board, as well as the FDIC and the OCC have adopted changes to their risk-based and leverage ratio requirements that require that all intangible assets, with certain exceptions, be deducted from Tier 1 capital. Under the Federal Reserve Board's rules, the only types of intangible assets that may be included in (i.e., not deducted from) a bank holding company's capital are readily marketable purchased mortgage servicing rights ("PMSRs") and purchased credit card relationships ("PCCRs"), provided that, in the aggregate, the total amount of PMSRs and PCCRs included in capital does not exceed 50% of Tier 1 capital. PCCRs are subject to a separate sublimit of 25% of Tier 1 capital. The amount of PMSRs and PCCRs that a bank holding company may include in its capital is limited to the lesser of (i) 90% of such assets' fair market value (as determined under the guidelines), or (ii) 100% of such assets' book value, each determined quarterly. Identifiable intangible assets (i.e., intangible assets other than goodwill) other than PMSRs and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992 (the date the Federal Reserve Board issued its original proposal for public comment), generally will not be deducted from capital for supervisory purposes, although they will continue to be deducted for purposes of evaluating applications filed by bank holding companies. These revisions became effective for periods commencing after March 15, 1993, and are reflected in Wesbanco's and Shawnee's capital ratios as of December 31, 1996.

Federal Deposit Insurance Corporation Improvement Act of 1991

     In December 1991, Congress enacted the Federal Deposit
Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes.

     Among other things, FDICIA requires federal bank regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. For these purposes, FDICIA established five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.

    The regulatory authorities have adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and, generally, a Tier 1 leverage ratio of 4% or greater and the institution does not meet the definition of a "well capitalized" institution. An institution that does not meet one or more of the "adequately capitalized" tests is deemed to be "undercapitalized". If the institution has a total risk-based capital ratio that is less than 6% , a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%, it is deemed to be "significantly undercapitalized". Finally, an institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     "Undercapitalized" institutions are subject to growth limitations and are required to submit a capital restoration plan. If an "undercapitalized" institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. "Significantly undercapitalized" institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions may not, beginning 60 days after becoming "critically undercapitalized" make any payment of principal or interest on their subordinated debt. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

   Under FDICIA, a depository institution that is not "well capitalized" is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. All of Wesbanco's depository institution subsidiaries and Shawnee currently meet the FDIC's definition of a "well capitalized" institution for purposes of accepting brokered deposits. For the purposes of the brokered deposit rules, a bank is defined to be "well capitalized" if it maintains a ratio of Tier 1 capital to risk-adjusted assets of at least 6%, a ratio of total capital to risk-adjusted assets of at least 10% and a Tier 1 leverage ratio of at least 5% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. On October 25, 1993, the FDIC published a final rule providing for purposes of its brokered deposit rules the definitions of "well capitalized", "adequately capitalized" and "undercapitalized" as previously adopted by the bank regulatory agencies under the prompt corrective action rules described above. Neither Wesbanco nor Shawnee believes that adoption of the definition of capital levels under the prompt corrective action rules will adversely affect their ability to accept brokered deposits. Neither Wesbanco nor Shawnee have any significant brokered deposits.

     The Federal Deposit Insurance Act, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines.
The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the "prompt correction action" provisions of FDICIA. If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

     FDICIA also contains a variety of other provisions that may affect the operations of Wesbanco's depository institution subsidiaries and Shawnee, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions and the requirements that a depository institution give 90 days prior notice to customers and regulatory authorities before closing any branch.

     In addition to FDICIA, there have been proposed a number of legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the United States banking system. These include proposals to increase capital requirements above presently published guidelines, to place assessments on depository institutions to increase funds available to the FDIC and to allow national banks to branch on an interstate basis. It is impossible to predict whether or in what form these proposals may be adopted in the future and, if adopted, what their effect would be on Wesbanco. It is likewise impossible to predict what the competitive effect on Wesbanco's or Shawnee's bank subsidiaries will be of the recent action taken by the Office of Thrift Supervision to allow certain thrift institutions to engage in interstate branching on a nationwide basis.

Environmental Issues

     As lenders, banks can be potentially liable under the Comprehensive Environmental Response, Compensation, and
Liability Act (CERCLA), 42 U.S.C. 9601 et seq., for cleanup of hazardous substances from property on which the bank forecloses or in which it has a security interest. CERCLA imposes liability for removal and remediation of hazardous substances on various types of parties, including "owners or operators" of a contaminated site. See 42 U.S.C. 9607(a). In the definition of "owners or operators," CERCLA exempts from liability those who, without participating in the management of a facility, hold indicia of ownership in the facility primarily to protect a security interest. See 42 U.S.C. 9601(2)(A). However,
CERCLA's secured creditor exemption from liability has been narrowed by recent judicial interpretation. In a recent decision, the United States Court of Appeals for the Eleventh Circuit held that a lender could be liable for cleanup costs if its involvement in the financial management of the facility was broad enough to support an inference that it could have affected hazardous waste disposal decisions. See United States
v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 111 S.Ct. 752 (1991). A federal district court had earlier held that CERCLA's secured creditor exemption did not insulate from liability a mortgagee that had foreclosed and later acquired secured property. See United States v. Maryland
Bank & Trust Co., 632 F. Supp. 573 (D. Md. 1986). More recently, however, the Ninth Circuit rejected the "capacity to influence" test of Fleet Factors and held that the mere unexercised power of a lender to get involved in a borrower's management was not enough to impose CERCLA liability on a secured lender. See Bergsoe Metal v. East Asiatic Co., 910
F.2d 668 (9th Cir. 1990). The United States Court of Appeals for the Fourth Circuit, which has jurisdiction over Wesbanco, has also recently confirmed a lender exemption from liability under CERCLA pursuant to the security interest exemption. See United States v. McLamb, 5 F.3d 69 (4th Cir. 1993), as amended (October 18, 1993). The Court opined that because the lender took title to property at a foreclosure sale solely to protect its security interest and then acted reasonably promptly to divest itself of ownership, it met CERCLA's secured creditor exemption. Id. at 73. Wesbanco does attempt to screen loan applicants concerning environmental matters with respect to collateral pledged to it as security for loans. Wesbanco is not aware of any specific collateral pledged to it on which there are hazardous materials or potential liability under CERCLA. However, there can be no assurances that liability under CERCLA or otherwise for cleanup of hazardous materials will not occur in the future. In the event that such liability occurs, it could have a material adverse effect on the financial position and results of operations of Wesbanco.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions thereof filed by Wesbanco with the Commission under the Securities Exchange Act of 1934 (the "1934 Act") are hereby incorporated by reference in this Proxy Statement/Prospectus:

Wesbanco Documents (Commission File No. 0-8467):
         (1)  Wesbanco Proxy Statement for the annual
     meeting of shareholders held on April 16, 1997.*

         (2) Wesbanco's 1996 Annual Report to Shareholders, pages 8 through 34.*

         (3) Wesbanco's Annual Report on Form 10-K for the period ended December 31, 1996.

         (4)  Wesbanco's Registration Statement on Form
     S-4, file Number 333-3905, pages 22 and 115 through 144.

     All documents filed by Wesbanco pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the Special Meeting are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

*Indicates the document is being delivered with this Proxy
Statement/Prospectus.

           RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of Wesbanco, Inc. has retained
Ernst & Young LLP to serve as Wesbanco's independent auditors for the year 1997. Ernst & Young LLP provided such services for 1996. Price Waterhouse LLP served as the corporation's independent auditors for the years 1994 and 1995. It is expected that a representative of Ernst &
Young LLP will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from the stockholders who are present at the Special Meeting.

     The firm of Rollins, Cleavenger and Rollins, independent public accountants, audited the financial statements of Shawnee for the years ended December 31, 1996, 1995 and 1994. A representative of Rollins, Cleavenger and Rollins will attend the special meeting and will be available to answer questions.

                      LEGAL MATTERS

     Certain matters will be passed upon for Wesbanco by its counsel, Phillips, Gardill, Kaiser & Altmeyer, 61 Fourteenth Street, Wheeling, WV, 26003. As of December 31, 1996, the members of Phillips, Gardill, Kaiser & Altmeyer participating in the preparation of this Proxy Statement/Prospectus owned an aggregate of 29,674.89 shares of Wesbanco Common Stock. James
C. Gardill, a partner in said firm, serves as Chairman and as a director of Wesbanco, and as a director of its subsidiary, Wesbanco Bank Wheeling. Certain matters will be passed upon for Shawnee by its counsel, Kay, Casto, Chaney, Love & Wise, 1600 Bank One Center, Charleston, West Virginia, 25327.

                          EXPERTS

     The consolidated financial statements of Wesbanco, Inc. incorporated by reference in Wesbanco's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such report, given upon the authority of such firm as experts in auditing and accounting.

     The consolidated financial statements of Wesbanco, Inc.
as of December 31, 1995 and for the two years then ended incorporated in this Prospectus by reference to Wesbanco's Annual Report on Form 10-K have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, included therein given, on the authority of said firm as experts in auditing and accounting.

     The financial statements of Shawnee as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus, have been so incorporated in reliance on the report of Rollins, Cleavenger & Rollins, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Weirton as of December 31, 1995 and for each of the two years in the period then ended, incorporated in this Prospectus by reference to Wesbanco's Annual Report on Form 10-K, have been so incorporated in reliance on the report of Grant Thornton LLP, independent accountants, included therein given, on the authority of said firm as experts in auditing and accounting.

                       LEGAL PROCEEDINGS

     Wesbanco and its subsidiaries are defendants in various legal proceedings arising in the normal course of business. In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the financial position of Wesbanco or its subsidiaries.

                    INDEX TO FINANCIAL STATEMENTS



WESBANCO, INC.

Consolidated Balance Sheet as of December 31, 1996 and 1995            *

Consolidated Statement of Income for the years ended
  December 31, 1996, 1995 and 1994.                                    *

Consolidated Statement of Changes in Shareholders' Equity
  for the years ended December 31, 1996, 1995 and 1994.                *

Consolidated Statement of Changes in Cash Flows for the
  years ended December 31, 1996, 1995 and 1994.                        *

Notes to Consolidated Financial Statements                             *



SHAWNEE BANK, INC.

Independent Auditors' Report                                          87

Statements of Financial Condition as of December 31, 1996
  and 1995                                                            88

Statements of Income for the years ended December 31, 1996,
  1995 and 1994                                                       89

Statements of Changes in Shareholders' Equity for the years
  ended December 31, 1996, 1995 and 1994                              90

Statements of Cash Flows for the years ended December 31,
  1996, 1995 and 1994                                                 91

Notes to Financial Statements                                         93





* Indicates the financial statement information is contained in Wesbanco's 1996 Annual Report to Shareholders which is being delivered with this Proxy Statement/Prospectus.

                     ROLLINS, CLEAVENGER AND ROLLINS          [LETTERHEAD]
                          PUBLIC ACCOUNTANTS
                      950 Kanawha Boulevard, East
                         Post Office Box 169
                    Charleston, West Virginia 25321
                  (304) 343-5503   Fax: (304) 346-3513


                    INDEPENDENT AUDITORS' REPORT


Board of Directors, Officers and Shareholders
Shawnee Bank, Inc.
Dunbar, West Virginia

     We have audited the accompanying statements of financial condition of Shawnee Bank, Inc. as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shawnee Bank, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                      /s/ Rollins, Cleavenger and Rollins

                                      ROLLINS, CLEAVENGER AND ROLLINS
                                      Public Accountants

January 8, 1997

                             SHAWNEE BANK, INC.
                    STATEMENTS OF FINANCIAL CONDITION
                      DECEMBER 31, 1996 AND 1995

                                                   1996           1995
ASSETS:                                            ----           ----
-------
Cash and Due from Banks (Note 2)               $ 1,171,346     $ 1,075,169
Interest Bearing Deposits in Banks                 297,000         495,000
Federal Funds Sold                                 555,000         795,000
Available for Sale Securities (Note 3)          13,507,538       9,290,475
Held to Maturity Securities (Note 3)             5,001,563       7,316,160
Loans - Less Allowance for Loan
 Losses of $126,687 and $139,941,
 Respectively (Note 4)                          17,279,028      14,033,341
Bank Premises and Equipment (Note 5)               496,730         516,526
Stock in Federal Home Loan Banks, at Cost          288,500         105,900
Other Assets                                       342,118         331,620
                                               ---------------------------
     Total Assets                              $38,938,823     $33,959,191
                                               ===========================
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
LIABILITIES:
------------
  Deposits (Note 6)
    Noninterest Bearing                        $ 4,109,368     $ 3,733,753
    Interest Bearing                            25,566,435      24,239,833
                                               ---------------------------
      Total Deposits                            29,675,803      27,973,586
  Repurchase Agreements                            299,541         435,235
  Short-Term Borrowings (Note 7)                 3,000,000              -
  Accrued Taxes and Other Expenses                 102,816          88,265
  Accrued Interest Payable                         359,161         253,563
                                               ---------------------------
     Total Liabilities                          33,437,321      28,750,649

    Commitments and Contingencies (Note 9)

SHAREHOLDERS' EQUITY:
---------------------
  Common Stock, Par Value $10; 32,537 Shares
    Authorized, 32,027 Shares Issued and
    Outstanding                                    320,270         320,270
  Capital Surplus                                  925,443         925,443
  Undivided Profits                              4,152,785       3,887,759
  Net Unrealized Appreciation on Available
    for Sale Securities, Net of Tax of
    $68,671 and $50,046, Respectively              103,004          75,070
                                               ---------------------------
  Total Shareholders' Equity                     5,501,502       5,208,542
                                               ---------------------------
   Total Liabilities and Shareholders' Equity  $ 38,938,823   $ 33,959,191
                                               ===========================

                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                        OF THESE FINANCIAL STATEMENTS

                              SHAWNEE BANK, INC.
                             STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 and 1994


                                              1996           1995         1994
INTEREST INCOME:                          -----------    -----------  -----------
  Interest and Fees on Loans              $ 1,475,384    $ 1,377,695  $ 1,237,539
  Interest on Available for Sale Securities   822,289        603,131      849,368
  Interest on Held to Maturity Securities     322,888        461,197      394,873
  Interest on Federal Funds Sold               53,186         50,940       36,183
  Interest on Deposits in Banks                24,121         17,325       20,512
  Other Interest                                2,217          1,088          672
                                          ---------------------------------------
    Total Interest Income                   2,700,085      2,511,376    2,539,147
                                          ---------------------------------------
INTEREST EXPENSE:
  Interest on Deposits                      1,131,471      1,042,187      866,009
  Interest on Federal Funds Purchased and
    Securities Sold Under Agreements to
    Repurchase                                100,146         71,171       66,032
                                          ---------------------------------------
    Total Interest Expense                  1,231,617      1,113,358      932,041
                                          ---------------------------------------
      Net Interest Income                   1,468,468      1,398,018    1,607,106
                                          ---------------------------------------
      Provision for Loan Losses
        (Note 4)                                   -              -            -
                                          ---------------------------------------
      Net Interest Income after Provision
        for Loan Losses                     1,468,468      1,398,018    1,607,106
                                          ---------------------------------------
OTHER INCOME:
  Net Realized Gains on Sales
    of Available for Sale Securities           19,480         15,059       21,142
  Net Realized Gains on Sales of
    Held to Maturity Securities                    -              -           178
  Service Charges and Fees                    214,602        138,397      127,356
  Other Operating Income                       28,973         24,188       27,552
                                          ---------------------------------------
    Total Other Income                        263,055        177,644      176,228
                                          ---------------------------------------
      Income Before Other Expenses          1,731,523      1,575,662    1,783,334
                                          ---------------------------------------
OTHER EXPENSES:
  Salaries and Employee Benefits              509,880        490,180      468,579
  Premises and Equipment Expenses             127,760        135,171      141,323
  Other Operating Expenses                    283,705        272,922      326,967
                                          ---------------------------------------
    Total Other Expenses                      921,345        898,273      936,869
                                          ---------------------------------------
  Net Income before Income Taxes              810,178        677,389      846,465
  Applicable Income Taxes (Note 8)            256,909        215,407      284,840
                                          ---------------------------------------
    Net Income                            $   553,269     $  461,982   $  561,625
                                          =======================================
  Earnings per Share                      $     17.28     $    14.42   $    17.54
                                          =======================================


                          THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                                OF THESE FINANCIAL STATEMENTS

                                  SHAWNEE BANK, INC.
                    STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 and 1994

                                                          Net Unrealized
                                                           Appreciation
                                                          (Depreciation)       Total
                             Capital  Capital  Undivided  on Available for   Shareholders'
                              Stock   Surplus   Profits   Sale Securities      Equity
                             -------------------------------------------------------------
Balance-January 1, 1994     $320,270  $925,443   $3,152,394  $      --         $4,398,107
Net Income 1994                                     561,625                       561,625
Cash Dividend
  $4.50 per Share                                  (144,121)                     (144,121)
Net Change in
  Unrealized
  Appreciation (Depreciation)
  on Available for
  Sale Securities,
  Net of Taxes                                                   (277,312)       (277,312)
                            --------------------------------------------------------------
Balance-December 31, 1994    320,270   925,443    3,569,898      (277,312)      4,538,299
Net Income 1995                                     461,982                       461,982
Cash Dividend
  $4.50 per Share                                  (144,121)                     (144,121)
Net Change in
  Unrealized
  Appreciation (Depreciation)
  on Available for
  Sale Securities,
  Net of Taxes                                                    352,382         352,382
                            --------------------------------------------------------------
Balance-December 31, 1995    320,270   925,443    3,887,759        75,070       5,208,542
Net Income 1996                                     553,269                       553,269
Cash Dividend
  $9.00 per Share                                  (288,243)                     (288,243)
Net Change in
  Unrealized
  Appreciation (Depreciation)
  on Available for
  Sale Securities,
  Net of Taxes                                                     27,934          27,934
                            --------------------------------------------------------------
Balance-December 31, 1996   $320,270  $925,443   $4,152,785      $103,004      $5,501,502
                            ==============================================================


                          THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                               OF THESE FINANCIAL STATEMENTS

                                  SHAWNEE BANK, INC.
                               STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                      1996        1995        1994
                                                      ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                        $553,269    $461,982    $561,625
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
      Depreciation                                    39,316      51,943      53,704
      Provision for Deferred Taxes                      (985)     (6,872)     (6,249)
      Net Realized Gains on Available
        for Sale Securities                          (19,480)    (15,059)    (21,142)
      Net Realized Gains on
        Held to Maturity Securities                       -           -         (178)
      Amortization of Premiums and Accretion
        of Discounts on Available for Sale
         Securities, Net                             (10,557)    (32,783)    (23,557)
       Amortization of Premiums and Accretion
         of Discounts on Held to Maturity
         Securities, Net                               3,836       5,253     (18,762)
  Changes in Operating Assets and Liabilities:
    Increase (Decrease) in Discount on RE
      Loans Purchased                                   (564)       (564)      4,796
    (Increase) Decrease in Interest Receivable        (11,087)    40,180       7,451
    (Increase) Decrease in Prepaid Expenses            (4,773)   (15,057)      6,305
    Increase (Decrease) in Accrued Taxes
      and Other Expenses                                2,280    (22,849)    (27,462)
    Increase in Interest Payable                      105,598     47,096      42,577
                                                 ------------------------------------
      Net Cash Provided by Operating Activities       656,853    513,270     579,108
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (Increase) Decrease in Interest
    Bearing Deposits with Banks                       198,000   (197,000)     99,000
  Net Decrease in Federal  Funds Sold                 240,000    610,000     130,000
  Purchases of Available for Sale Securities       (7,102,271)(6,171,155)        --
  Proceeds from Sales of Available for
    Sale Securities                                 2,948,815  6,092,117   7,482,721
  Purchases of Held to Maturity Securities                -     (254,142) (7,398,264)
  Proceeds from Maturities of Held
    to Maturity Securities                          2,323,743    972,871   1,586,154
  Purchases of Federal Home Loan Bank Stock          (286,500)        -      (89,050)
  Proceeds from Sales of Federal Home Loan
    Bank Stock                                        103,900      2,600       9,300
  Purchases of Bank Premises and Equipment            (19,520)   (17,500)    (17,456)
  Net (Increase) Decrease in Loans                 (3,245,123)   404,139  (1,347,819)
                                             -----------------------------------------
    Net Cash Provided by (Used in)
       Investing Activities                       $(4,838,956)$1,441,930    $454,586
                                             -----------------------------------------


                           THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                                 OF THESE FINANCIAL STATEMENTS

                                 SHAWNEE BANK, INC.
                              STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                       (Continued)

                                                 1996        1995       1994
                                                 ----        ----       ----
CASH FLOWS FROM FINANCING
ACTIVITIES:
  Net Increase (Decrease) in Demand Deposits   $184,080   ($331,427)   $669,024
  Net Increase (Decrease) in Savings Deposits   169,285    (862,588)   (965,879)
  Net Increase in CD's                        1,348,852   1,023,543     770,772
  Net Decrease in Repurchase Agreements        (135,694) (1,884,630) (1,503,928)
  Net Advances Received from Federal
    Home Loan Bank                            3,000,000          -          -
  Dividends Paid                               (288,243)   (144,121)   (144,121)
                                             -----------------------------------
    Net Cash Provided by (Used in)
      Financing Activities                    4,278,280  (2,199,223) (1,174,132)
    Net Increase (Decrease) in Cash
      and Cash Equivalents                       96,177    (244,023)   (140,438)
    Cash and Cash Equivalents at
      Beginning of Year                       1,075,169   1,319,192   1,459,630
                                             -----------------------------------
    Cash and Cash Equivalents at
      End of Year                            $1,171,346  $1,075,169  $1,319,192
                                             ===================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash Paid During the Year For:
      Interest                               $1,126,020  $1,066,263   $ 884,296
                                             ===================================
      Income Taxes                           $  258,667  $  216,951   $ 307,663
                                             ===================================


                          THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                                OF THESE FINANCIAL STATEMENTS

                            SHAWNEE BANK, INC.
                       NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1996, 1995 AND 1994


Note 1 - Summary of Significant Accounting Policies:
---------------------------------------------------
(A)  Nature of Operations
-------------------------
     Shawnee Bank, Inc. operates under a State of West Virginia bank charter and provides full banking services. As a state bank, the Bank is subject to regulation of the West Virginia Division of Banking and the Federal Deposit Insurance Corporation. The area served by Shawnee Bank's main office located in Dunbar includes Kanawha and Putnam counties.

(B)  Basis of Accounting
------------------------
     The accompanying financial statements are presented in conformity with generally accepted accounting principles and conform with general practices within the banking industry.

(C)  Use of Estimates
---------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D)  Investment Securities
--------------------------
     The Bank's investments in securities are classified in two categories and are accounted for as follows:

     Held to Maturity Securities: Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the interest method over the period of maturity.

     Available for Sale Securities: Available for sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held to maturity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method.

                            SHAWNEE BANK, INC.
                      NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1996, 1995 AND 1994
                              (Continued)



     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. The Bank had no such losses for the years ended December 31, 1996, 1995 and 1994.

(E)  Revenue Recognition
------------------------
     Interest on loans is accrued and credited to operations based upon the principal amount outstanding. The accrual of interest income generally is discontinued when a loan becomes 90 days past due as to principal or interest. When interest accruals are discontinued, unpaid interest credited to income in the current year is reversed, and interest accrued in prior years is charged to the allowance for loan losses. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest, and the loan is in the process of collection.

     Credit life insurance commissions on loans (principally short-term installment loans) are being recognized as collected. The use of this method of recognition does not produce results which are materially different from that which would have been produced if such commissions were deferred and amortized as an adjustment of loan yield over the life of the related loan.

(F)  Concentrations' of Credit Risk
-----------------------------------
     The Bank grants installment, commercial, and residential loans to customers primarily in Kanawha, Putnam and adjacent counties in West Virginia.

(G)  Bank Premises and Equipment
--------------------------------
     Bank premises and equipment are carried at original cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

                           SHAWNEE BANK, INC.
                     NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1996, 1995 AND 1994
                              (Continued)



(H)  Allowance for Loan Losses
------------------------------
     The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The level of the allowance is based on the Treasury tax formula, which is the method used to compute the amount of loan losses that is deductible for federal income tax purposes.

(I)  Income Taxes
-----------------
     The Bank follows the practice of accruing federal income taxes based on income reported for financial statement purposes. In the event income or expenses are recognized in different periods for tax, as opposed to financial purposes, deferred taxes are provided on such timing differences.

(J)  Off Balance Sheet Financial Instruments
--------------------------------------------
     In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

(K)  Earnings Per Share
-----------------------
     Earnings per share computations are based upon the weighted average number of shares outstanding during the year.  (32,027 shares in 1996, 1995 and 1994).

(L)  Cash and Cash Equivalents
------------------------------
     For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the statements of financial condition caption "Cash and Due from Banks."

(M)  Reclassifications
-----------------------
     Certain amounts in 1995 and 1994 have been reclassified to conform with the 1996 presentation.

                            SHAWNEE BANK, INC.
                       NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1996, 1995 AND 1994
                              (Continued)



Note 2 - Cash Concentrations:
-----------------------------
     The Bank had the following amounts due from correspondent banks at December 31, 1996:

                                 Due from      Federal
                                 Accounts      Funds Sold     Total
                                 --------      ----------   ---------
Federal Reserve Transit/
Huntington Banks                 $702,334      $       0     $702,334
                                 ========      =========     ========
Huntington Banks
West Virginia                    $ 28,644      $ 555,000     $583,644
                                 ========      =========     ========

     Federal funds sold are generally unsecured by the correspondent bank. Cash balances in due from accounts above $100,000 are in excess of federally insured limits.

Note 3 - Investment Securities:
-------------------------------
     The carrying amounts of investment securities as shown in
the statements of financial condition of the Bank and their
approximate full values at December 31, 1996 and 1995, are as follows:
                                                  Gross      Gross
                                   Amortized    Unrealized  Unrealized   Fair
                                      Cost        Gains      Losses     Value
                                    --------    ----------  ----------  ------

December 31, 1996:
------------------
Available for Sale Securities-

U.S. Government and
  Agency Securities                $10,426,655   $ 83,640    $(11,589)  $10,498,706
State and Municipal
  Securities                           458,684     41,538          (0)      500,222
Mortgage-backed Securities           2,453,156     60,700      (5,246)    2,508,610
                                   -----------   --------     --------   ----------
          Totals                   $13,338,495   $185,878    $(16,835)  $13,507,538

Held to Maturity Securities-

U.S. Government and
  Agency Securities                $ 1,831,651   $      0    $(18,651)  $ 1,813,000
State and Municipal
  Securities                         1,255,442     12,032     (26,248)    1,241,226
Mortgage-backed Securities           1,914,470          0     (16,326)    1,898,144
                                   -----------    -------    ---------  -----------
          Totals                   $ 5,001,563   $ 12,032    $(61,225)  $ 4,952,370
                                   ===========    =======    =========  ===========


                                 SHAWNEE BANK, INC.
                           NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996, 1995 AND 1994
                                   (Continued)


                                                 Gross        Gross
                                   Amortized   Unrealized   Unrealized    Fair
                                      Cost       Gains        Losses      Value
                                   ----------   ----------  -----------  --------
December 31, 1995:

Available for Sale Securities-
U.S. Government and
  Agency Securities               $ 6,009,671  $ 59,156   $   (257)    $ 6,068,570
State and Municipal
 Securities                           237,907    36,414         (0)        274,321
Mortgage-backed Securities          2,907,424    53,832    (13,672)      2,947,584
                                  -----------  --------   ---------    -----------
     Totals                       $ 9,155,002  $149,402   $(13,929)    $ 9,290,475
                                  ===========  ========   =========    ===========

Held to Maturity Securities-

U.S. Government and
 Agency Securities                $ 3,327,591  $  8,841   $(23,725)    $ 3,312,707
State and Municipal
  Securities                        2,704,827       525    (20,310)      2,685,042
Mortgage-backed Securities          1,283,742    25,667    (30,679)      1,278,730
                                  -----------  --------   ---------    -----------
      Totals                      $ 7,316,160  $ 35,033   $(74,714)    $ 7,276,479
                                  ===========  ========   =========    ===========



     Effective November 15, 1995, the Financial Accounting Standards Board permitted a one-time opportunity for institutions to reassess the appropriateness of the designations of all securities held upon the initial application of the special report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." Any resulting redesignations were to be made in conjunction with the special report and were to occur no later than December 31, 1995.

     At November 30, 1995, the Bank elected to transfer securities with carrying amounts of $2,479,383 from held to maturity to available for sale. Additionally, transfers of securities with fair values of $2,312,308 were transferred from available for sale to held to maturity.

     Investment securities with carrying amounts of $667,918 and $538,845 and market values of $691,138 and $538,687, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law at December 31, 1996 and 1995.

                           SHAWNEE BANK, INC.
                     NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996, 1995 AND 1994
                           (Continued)



     Gross realized gains and gross realized losses on sales of available for sale securities are as follows:

                                                1996      1995       1994
Gross realized gains:                           ----      ----       ----

  U.S. Government and Agency Securities       $19,480   $14,285    $98,766
  Mortgage-backed Securities                        0       774     12,846
                                              -------   -------   --------
          Totals                              $19,480   $15,059   $111,612
                                              =======   =======   ========
Gross realized losses:

  U.S. Government and Agency Securities       $     0   $     0   $ 35,764
  Mortgage-backed Securities                        0         0     54,706
                                              -------   -------   --------
          Totals                              $     0   $     0   $ 90,470
                                              =======   =======   ========
      At December 31, 1994, gross realized losses on sales of securities to be held to maturity totaled $2,540. This loss resulted from the sale of a $500,000 U.S. Treasury Note, 4.125% coupon, maturing 5/31/95, with amortized cost of $496,993 and proceeds of $494,453. This U.S. Treasury Note was sold to allow for the purchase of a $500,000 West Virginia Parkways, Economic Development and Tourism Authority Tamarack Project Revenue Bond-
Series 1994, which is a WV Bank Qualified - Tax Exempt Issue.
The decision to sell the U.S. Treasury Note was made upon realizing that waiting until the May 31 maturity would risk the availability of the Tamarack Project Revenue Bond. The bond sold was misclassified at the time of the purchase; it should have been placed in available for sale for liquidity purposes. This
U.S. Treasury Note was chosen to sell because it had the earliest maturity of any bond in the portfolio.

           This trade was discussed with FDIC bank examiners, and it was determined that the sale of this U.S. Treasury Note would not taint the remainder of the held to maturity portfolio.

                           SHAWNEE BANK, INC.
                      NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1996, 1995 AND 1994
                              (Continued)

     The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturities, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                               Held to Maturity        Available for Sale
                                  Securities              Securities
                             --------------------   -----------------------
                              Amortized   Fair        Amortized    Fair
                                Cost      Value         Cost       Value
                             ----------  ---------   ------------ ---------
Due in One Year or Less      $        0   $        0   $        0  $        0
Due From One Year to
  Five Years                  1,628,304    1,612,743    5,963,918   6,001,037
Due From Five Years to
  Ten Years                   2,627,236    2,581,572    5,500,525   5,591,229
Due After Ten Years             746,023      758,055    1,874,052   1,915,272
                             ----------   ----------   ----------  ----------
      Totals                 $5,001,563   $4,952,370  $13,338,495 $13,507,538
                             ==========   ==========  =========== ===========




Note 4 - Loans:
---------------
     Major classifications of loans at December 31, 1996 and 1995, are as follows:

                                       1996            1995
                                   -----------     -----------
       Commercial                  $ 6,006,955     $ 3,016,254
       Real Estate - Mortgage        7,245,300       7,331,229
       Consumer Installment          4,268,150       4,003,671
                                   -----------     -----------
         Total Loans               $17,520,405     $14,351,154
         Unearned Discount            (106,562)       (166,339)
         Unearned Credit Life           (8,128)        (11,533)
         Allowance for Loan Losses    (126,687)       (139,941)
                                   ------------    ------------

             Loans, Net            $17,279,028     $14,033,341
                                   ============    ============

     Changes in the allowance for loan losses are as follows:

                                   1996      1995      1994
                                   ----      ----      ----
Balance - January 1,             $139,941  $143,436  $152,047
Loans Charged Off                 (14,135)   (4,281)   (8,611)
Provision Charged to Operations         0         0         0
Recoveries on Loans Previously
  Charged Off                         881       786         0
                                 --------  --------  --------
      Balance - December 31,     $126,687  $139,941  $143,436
                                 ========  ========  ========

                            SHAWNEE BANK, INC.
                      NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1996, 1995 AND 1994
                              (Continued)



Note 5 - Bank Premises and Equipment:
-------------------------------------
     Major classifications of bank premises and equipment at December 31, 1996 and 1995, are summarized as follows:

                                              1996      1995
                                              ----      ----
   Buildings and Improvements               $526,362  $526,362
   Equipment, Furniture and Fixtures         328,105   308,585
   Less:  Accumulated Depreciation           577,737   538,421
                                           ---------  --------
     Total Depreciable Assets-Net           $276,730  $296,526
   Land                                      220,000   220,000
                                            --------  --------
     Total-Bank Premises and Equipment      $496,730  $516,526
                                            ========  ========

     Total depreciation expense amounted to $39,316, $51,943 and $53,704 for the years ended December 31, 1996, 1995 and 1994, respectively.

Note 6 - Deposits:
------------------
     The major categories of deposits at December 31, 1996 and 1995, are as follows:

                                                1996          1995
                                                ----          ----
     Noninterest Bearing                    $ 4,109,368   $ 3,733,753
                                            -----------   -----------
Interest Bearing:
    Money Market Accounts                   $ 4,987,841   $ 5,179,376
    Savings                                   4,227,145     4,062,098
    Time and Certificates of Deposit         13,878,740    13,626,049
    Certificates of Deposit Over $100,000     2,472,709     1,372,310
                                            -----------   -----------
        Total Interest Bearing Deposits     $25,566,435   $24,239,833
                                            -----------   -----------

         Total Deposits                     $29,675,803   $27,973,586
                                            ===========   ===========

                              SHAWNEE BANK, INC.
                        NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1996, 1995 AND 1994
                                (Continued)



     At December 31, 1996, scheduled maturities of time and certificates of deposit were as follows:

                1997                      $4,812,917
                1998                       1,837,109
                1999                       9,351,683
                2000                          69,139
                2001 and Thereafter          280,601
                                          ----------
                    Total                $16,351,449
                                         ===========
Note 7 - Short-Term Borrowings:
-------------------------------
     The Bank is a member of the Federal Home Loan Bank (FHLB).
A benefit of membership in the FHLB is the availability of short-term and long-term borrowings, in the form of collateralized advances. The available lines of credit for short-term borrowings, at prevailing market interest rates, as of December 31, 1996, approximate $10,000,000 with principal balances outstanding of $3,000,000.

     Interest paid on short-term borrowings for the year ended
December 31, 1996, amounted to $85,614.

Note 8 - Income Taxes:
----------------------
     The elements of applicable income tax expense are summarized as follows:

                                       1996      1995      1994
                                       ----      ----      ----
       Currently Payable:
           Federal                   $235,973  $202,162  $269,372
           State                       21,921    15,505    21,717
                                     --------  --------  --------
              Totals                 $257,894  $217,667  $291,089
                                     --------  --------  --------
       Deferred:
           Federal                   $   (877) $ (1,509) $ (5,566)
           State                         (108)     (751)     (683)
                                     --------- --------- ---------
              Totals                 $   (985) $ (2,260) $ (6,249)
                                     --------- ---------  --------
    Total Applicable Income Taxes    $256,909  $215,407  $284,840
                                     ========= ========= =========

                             SHAWNEE BANK, INC.
                       NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1996, 1995 AND 1994
                               (Continued)



     Deferred taxes are a result of differences in depreciation for book and tax purposes and accretion of discount on investment securities, which is not included in income for tax purposes until the related security matures or is sold.

     The following is a reconciliation of federal income tax to the amounts computed at the statutory rate:

                                      1996               1995              1994
                              ------------------   ----------------   ----------------
                                Amount       %       Amount    %       Amount     %
                               --------   ------   --------  ------   --------  ------
Tax on Income at Top
   Marginal Statutory Rate     $275,461   34.00%   $230,312  34.00%   $287,798  34.00%
Tax-Exempt Income, Net          (34,064)  (4.21)    (27,738) (4.09)    (17,142) (2.02)
State Income Tax Net of
  Federal Tax Benefit            14,468    1.79      10,233   1.51      14,334   1.69
Other                             1,044     .13       2,600    .38        (150)  (.02)
                              ---------  ------    --------  -----    ---------  -----
      Totals                   $256,909   31.71%   $215,407  31.80%   $284,840  33.65%
                              =========  ======    ========  =====    ========= ======

Note 9 - Commitments and Contingent Liabilities:
-----------------------------------------------
     In the normal course of business, there are outstanding
various commitments and contingent liabilities, such as
guarantees, commitments to extend credit, etc., which are not reflected in the accompanying financial statements.  At December
31, 1996, the Bank was exposed to credit risk amounts of
$2,449,140 and outstanding letters of credit of $53,000.  The
Bank does not anticipate any material losses as a result of the commitments.

     The Bank is currently contesting a state Business and Occupation tax assessment of approximately $21,500. In the event the Bank is unsuccessful in its efforts, it would be liable for the $21,500 plus penalties and interest.

Note 10 - Dividend and Capital Restrictions:
-------------------------------------------
     State banking regulations require approval from the
Commissioner of Banking prior to declaring dividends in excess of the current year's net income, combined with retained net income for the two preceding calendar years.  Amounts available for distribution during 1997 without regulatory approval are
approximately $582,887, plus an additional amount equal to its retained net income up to the date of any such declaration.





                            SHAWNEE BANK, INC.
                      NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1996, 1995 AND 1994
                              (Continued)



     The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by bank regulations. The Bank is required to have minimum Tier 1 and total capital ratios of 4.00% and 8.00%, respectively. The
Bank's actual ratios at December 31, 1996, were 19.65% and 27.60%, respectively. The Bank's tangible common equity ratio at December 31, 1996, was 13.78%.

Note 11 - Loans to Related Parties:
----------------------------------
     The Bank makes loans to its directors, officers, and
businesses which are partially or substantially owned by
directors/officers of the Bank.  The loans are made in the
ordinary course of business at the Bank's normal credit terms, including interest rates and collateral, and do not represent more than the normal risk of collection.  At December 31, 1996 and 1995, outstanding loans of this nature approximated $826,584 and $438,146, respectively.

     Activity is summarized as follows:

                                           1996        1995
                                           ----        ----
Balance - January 1,                    $  438,146   $ 596,471
New Loans                                1,013,829      64,144
Loan Repayments and Other Reductions      (625,391)   (222,469)
                                        -----------  ----------
Balance - December 31,                  $  826,584   $ 438,146
                                        ===========  ==========

Note 12 - Disclosures about Fair Value of Financial Instruments:
----------------------------------------------------------------
     Effective for fiscal years ending after December 15, 1995,
FASB Statement 107, applying to entities having total assets of less than $150 million, requires disclosure of fair value
information about financial instruments, whether or not
recognized in the statements of financial condition, for which it is practicable to estimate that value.  In cases where quoted market prices are not available, fair values are based on
estimates using present value or other valuation techniques.
Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument.  Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure
requirements.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.




                          SHAWNEE BANK, INC.
                    NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996, 1995 AND 1994
                             (Continued)



     The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

     Cash and Due from Banks: The carrying amounts reported in the statements of financial condition for cash and due from banks approximate that asset's fair value.

     Interest Bearing Deposits in Banks: The carrying amounts reported in the statements of financial condition for interest bearing deposits in other banks approximate that asset's fair value.

     Federal Funds Sold: The carrying amounts reported in the statements of financial condition for federal funds sold approximate that asset's fair value.

     Investment Securities: Fair values for investment securities are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of similar instruments.

     Loans: The fair values of fixed rate commercial, real estate, and consumer loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

     Deposits:  The estimated fair values of demand deposits
     (i.e. interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to their carrying amounts. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Repurchase Agreements: The carrying amounts in the statements of financial condition for repurchase agreements approximate that liability's fair values.

     Accrued Interest: The carrying amounts of accrued interest approximate that liability's fair values.

     Short-Term Borrowings: The carrying amounts of short-term borrowings approximate that liability's fair value.



                           SHAWNEE BANK, INC.
                    NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1996, 1995 AND 1994
                             (Continued)



     The estimated fair values of the Bank's financial instruments at December 31, 1996 and 1995, are as follows:


                                                 1996                         1995
                                      -------------------------    ------------------------
                                        Carrying        Fair        Carrying       Fair
                                        Amounts         Value       Amounts        Value
                                     ------------  -------------  ------------  -----------
Financial Assets:
   Cash and Due from Banks            $  1,171,346  $  1,171,346  $  1,075,169  $  1,075,169
   Interest Bearing Deposits in Banks      297,000       297,000       495,000       495,000
   Federal Funds Sold                      555,000       555,000       795,000       795,000
   Investment Securities                18,797,601    18,748,408    16,712,535    16,672,854
   Loans                                17,279,028    17,531,175    14,033,341    14,203,131


Financial Liabilities:
   Deposits                             29,675,803    29,543,842    27,973,586    27,943,342
   Repurchase Agreements                   299,541       299,541       435,235       435,235
   Accrued Interest Payable                359,161       359,161       253,563       253,563
   Short-Term Borrowings                 3,000,000     3,000,000             0             0


     The carrying amounts in the preceding table are included in the statements of financial condition under the applicable captions. The contract or notional amounts of the Bank's financial instruments with off-balance-sheet risk are disclosed in Note 9. It is not practicable to estimate the fair value of Federal Home Loan Bank (FHLB) stock because it is not marketable. The carrying amount of that investment is reported in the statements of financial condition.

Note 13 - Other Matters:
------------------------
     The Bank entered into a Definitive Agreement and Plan of Merger on December 19, 1996, with WesBanco, Inc. providing for the acquisition of the Bank by WesBanco through a merger of the Bank into WesBanco Bank South Hills, a wholly owned subsidiary of WesBanco, Inc.

     Pursuant to the terms of the Agreement, shareholders of the Bank will receive 10.094 shares of WesBanco common stock for each share of the Bank's common stock. The transaction, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of the Bank, is expected to be completed during the second quarter of 1997.

     "This statement has not been reviewed, or confirmed for accuracy, or relevance, by the Federal Deposit Insurance
Corporation."

                           APPENDIX I

W.Va. Code Annot. Section  31-1-123

     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two ( 31-1-122) of this article, shall file with the Corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the Corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, or payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action.
Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the Corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the Merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

      (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such Corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the Corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

    (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the Corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

    (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the Corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedures. All shareholders who are parties to the proceeding shall be entitled to judgment against the Corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the Corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

    The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the Corporation shall have made an offer to pay for the shares if the Court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any experts employed by any part; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefore, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

    (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificates representing his shares to the Corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the Corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the Corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                            PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Wesbanco's Bylaws provide, and West Virginia law permits (Code 31-1-9) the indemnification of directors and officers against certain liabilities. Officers and Directors of Wesbanco and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or offices of the corporation, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties.


     A.   Excerpts from the Article VI of the Bylaws of Wesbanco:

Indemnification of Directors and Officers

Each director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in the performance of his duties as such Director of officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

     B.   West Virginia Corporation Law, Code Section 31-1-9:

Section 31-1-9. Indemnification of officers, directors, employees and agents.


     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) or
(b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or
(2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, (3) by the shareholders or members.

     (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in Subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. (1961,c.15; 1974,c.13; 1975,c.118.)

     Wesbanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to Wesbanco.

Item 21.  Exhibits and Financial Statement Schedules.

NUMBER              TITLE
  2       Agreement and Plan of Merger, By and Between
          Wesbanco, Inc., Shawnee Bank, Inc. and Wesbanco
          Bank South Hills, dated December 19, 1996

  3.1 Articles of Incorporation of Wesbanco Restated as of November 17, 1995(1)

  3.2     Bylaws of Wesbanco, Inc.(1)

  4.1     Specimen Certificate of Wesbanco Common Stock (2)

  5 Opinion of Phillips, Gardill, Kaiser & Altmeyer as to the Legality of the Shares Being Registered

  8       Opinion of Kay, Casto, Chaney, Love & Wise as to
          Certain Tax Matters (To be filed by Amendment)

 10.1     Stockholder Agreement By and Between Wesbanco,
          Inc. and Certain Stockholders of Shawnee Bank, Inc.
          Dated December 19, 1996

 10.2     The Restated Wesbanco Directors' Deferred
          Compensation Plan Effective December 15, 1994(1)

 10.3     Employment Agreement Between Robert H. Martin,
          First National Bank in Fairmont and Wesbanco
          Dated February 28, 1994(3)

 10.4 Employment Agreement Between Ernest S. Fragale, Wesbanco Mortgage Company and Wesbanco, Inc. Dated the 20th Day of August, 1996

 10.5     Employment Agreement Between Frank R. Kerekes, First
          National Bank in Fairmont and Wesbanco Dated
          February 28, 1994(3)

 10.6 Employment Agreement Between Robert E. Moran, Bridgeport Bank and Wesbanco Dated February 28, 1994(3)

NUMBER              TITLE

 10.7     Employment Agreement Effective January 1,
          1993, By and Between Edward M. George,
          Wesbanco and Wesbanco Bank Wheeling(3)

 10.8     Employment Agreement Effective January 1,
          1993, By and Between Paul M. Limbert,
          Wesbanco and Wesbanco Bank Wheeling(3)

 10.9     Employment Agreement Effective January 1,
          1993, By and Between Dennis P. Yaeger,
          Wesbanco and Wesbanco Bank Wheeling(3)

 10.10    Employment Agreement Effective January 1,
          1993, By and Between Jerome B. Schmitt,
          Wesbanco and Wesbanco Bank Wheeling(3)

 10.11    Employment Agreement Effective December 2,
          1991, By and Between Stephen F. Decker,
          Albright National Bank of Kingwood, and
          Wesbanco(3)

 10.12    Employment Agreement Effective December 2,
          1991, By and Between Rudy F. Torjak, Albright
          National Bank of Kingwood, and Wesbanco(3)

 10.13    Employment Agreement Effective November 14,
          1990, By and Between Jerry A. Halverson, First
          National Bank of Wheeling and Wesbanco, Inc.(3)

 10.14    Employment Agreement Effective December 1,
          1993, By and Between Thomas L. Jones, Wesbanco and Wesbanco Bank South Hills(3)

 10.15    Employment Agreement Effective December 1,
          1993, By and Between Larry L. Dawson, Wesbanco and Wesbanco Bank South Hills(3)

 10.16    Employment Agreement Effective January 1,
          1993, By and Between John W. Moore, Jr.,
          Wesbanco and Wesbanco Bank Wheeling(3)

NUMBER              TITLE

 10.17 Employment Agreement By and Between Bank of Weirton, George M. Molnar and Wesbanco,
          Inc. Dated the 30th Day of August, 1996

 10.18    Employment Agreement By and Between The
          National Bank of West Virginia, Wesbanco, Inc. and
          C. Barton Loar Dated December 30, 1996(4)

 10.19    Employment Agreement By and Between Shawnee
          Bank, Inc. and Brenda H. Robertson Dated December 14,
          1993, as Amended by First Amendment Dated November 19,
          1996.

 10.20    Proposed Employment Agreement By and Between
          Brenda H. Robertson, Wesbanco Bank South Hills and
          Wesbanco, Inc. to be Dated as of the Effective Date of the Merger.

 11.1     Computation of Per Share Earnings of
          Wesbanco (Included in Pro Forma Data)

 11.2     Computation of Per Share Earnings of
          Shawnee (Included in Pro Forma Data)

 12.1     Computation of Earnings to Combined Fixed
          Charges of Wesbanco, Shawnee and Pro Forma

 13.1 Wesbanco Annual Report to Shareholders for the Year Ended December 31, 1996
          (incorporated by reference)

 13.2     Wesbanco Annual Report on Form 10-K for
          the Year Ended December 31, 1996
          (incorporated by reference)

 13.3     Wesbanco Proxy Statement for the Annual
          Meeting of Shareholders Held on April 16,
          1997 (incorporated by reference)

 21       Subsidiaries of Wesbanco

NUMBER              TITLE

 23.1     Consent of Price Waterhouse LLP

 23.2     Consent of Phillips, Gardill, Kaiser & Altmeyer

 23.3     Consent of Kay, Casto, Chaney, Love & Wise

 23.4     Consent of Grant Thornton LLP

 23.5     Consent of LSC Financial Services, Inc.

 23.6     Consent of Rollins, Cleavenger and Rollins

 23.7     Consent of Ernst & Young LLP

 24       Power of Attorney (Incorporated in the
          Registration Statement)

 99.1     Shawnee Form of Proxy

(1) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 333-3905 which was filed with the Securities and Exchange
     Commission on June 20, 1996.

(2) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registration on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange
     Commission on August 9, 1991.

(3) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-72228 which was filed with the Securities and Exchange
     Commission on November 30, 1993.

(4) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 333-11461 which was filed with the Securities and Exchange
     Commission on November 6, 1996.

Item 22.  Undertakings.

   The undersigned registrant hereby undertakes as follows:

     (a) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14(a)-3 or Rule (c)-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered, to each person to whom the Prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     (b) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every Prospectus (i) that is filed pursuant to Paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities & Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h)  The undersigned registrant hereby undertakes.:

          (1)  To file, during any period in which
     offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)  That, for the purpose of determining
     any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To remove from registration by means of
     a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, West
Virginia, on March 28, 1997.

                              WESBANCO, INC.


                              By  /s/  E. M. George
                              -----------------------------------------
                              Its President and Chief Executive Officer



                         POWER OF ATTORNEY

     We, the undersigned officers and directors of Wesbanco, Inc., hereby severally constitute James C. Gardill and Edward
M. George, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names and in the capacities indicated below, the Registration Statement filed herewith and any and all such things in our name and behalf in our capacities as officers and directors to enable Wesbanco, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                        DATE
---------                     -----                        ----
/s/ James C. Gardill          Chairman, Director           March 28, 1997
---------------------
James C. Gardill

/s/ E. M. George              President, Chief Executive    March 28, 1997
-----------------             Officer & Director
Edward M. George              (Principal Executive Officer)

/s/ Paul M. Limbert           Executive Vice President      March 28, 1997
-------------------           & Chief Financial Officer
Paul M. Limbert               (Principal Financial and
                              Accounting Officer)

SIGNATURE                     TITLE                         DATE
---------                     -----                         ----
-----------------             Director                      March ___, 1997
John W. Kepner

/s/ Frank R. Kerekes          Director                      March 28, 1997
---------------------
Frank R. Kerekes

/s/ Robert H. Martin          Director                      March 28, 1997
---------------------
Robert H. Martin

_____________________         Director                      March ___, 1997
Melvin C. Snyder, Jr.

/s/ Joan C. Stamp             Director                      March 28, 1997
-----------------
Joan C. Stamp

/s/ John A. Welty             Director                      March 28, 1997
-----------------
John A. Welty

/s/ James E. Altmeyer         Director                      March 28, 1997
---------------------
James E. Altmeyer

/s/ Charles J. Bradfield      Director                      March 28, 1997
------------------------
Charles J. Bradfield


---------------------         Director                      March ___, 1997
Christopher V. Criss

/s/ Stephen F. Decker         Director                      March 28, 1997
---------------------
Stephen F. Decker

/s/ Roland L. Hobbs           Director                      March 28, 1997
--------------------
Roland L. Hobbs

______________________        Director                      March ___, 1997
Eric Nelson

________________________      Director                      March ___, 1997
Reed J. Tanner

________________________      Director                      March ___, 1997
Frank K. Abruzzino

SIGNATURE                     TITLE                         DATE
---------                     -----                         ----
________________________      Director                      March ___, 1997
Earl C. Atkins

/s/ Ray A. Byrd               Director                      March 28, 1997
----------------
Ray A. Byrd

________________________      Director                      March ___, 1997
James D. Entress

/s/ Carter W. Strauss         Director                      March 28, 1997
---------------------
Carter W. Strauss

/s/ Thomas L. Thomas          Director                      March 28, 1997
---------------------
Thomas L. Thomas

/s/ William E. Witschey       Director                      March 28, 1997
-----------------------
William E. Witschey

/s/ Ernest S. Fragale         Director                      March 28, 1997
---------------------
Ernest S. Fragale

/s/ George M. Molnar          Director                      March 28, 1997
--------------------
George M. Molnar

____________________          Director                     March ___, 1997
R. Peterson Chalfant

                            EXHIBIT INDEX
                            --------------

NUMBER      TITLE
------      -----
  2         Agreement and Plan of Merger, By and Between
            Wesbanco, Inc., Shawnee Bank, Inc. and Wesbanco
            Bank South Hills, dated December 19, 1996                  125

  3.1       Articles of Incorporation of Wesbanco Restated
            as of November 17, 1995(1)                                  *

  3.2       Bylaws of Wesbanco, Inc.(1)                                 *

  4.1       Specimen Certificate of Wesbanco Common Stock (2)           *

  5         Opinion of Phillips, Gardill, Kaiser & Altmeyer
            as to the Legality of the Shares Being Registered          200

  8         Opinion of Kay, Casto, Chaney, Love & Wise as to
            Certain Tax Matters (To be filed by Amendment)              *

 10.1       Stockholder Agreement By and Between Wesbanco,
            Inc. and Certain Stockholders of Shawnee Bank, Inc.
            Dated December 19, 1996                                    202

 10.2       The Restated Wesbanco Directors' Deferred
            Compensation Plan Effective December 15, 1994(1)            *

 10.3       Employment Agreement Between Robert H. Martin,
            First National Bank in Fairmont and Wesbanco
            Dated February 28, 1994(3)                                  *

 10.4       Employment Agreement Between Ernest S. Fragale,
            Wesbanco Mortgage Company and Wesbanco, Inc.
            Dated the 20th Day of August, 1996(4)                       *

 10.5       Employment Agreement Between Frank R. Kerekes,
            First National Bank in Fairmont and
            Wesbanco Dated February 28, 1994(3)                         *

 10.6       Employment Agreement Between Robert E. Moran,
            Bridgeport Bank and Wesbanco Dated
            February 28, 1994(3)                                        *

NUMBER      TITLE
------      -----

 10.7       Employment Agreement Effective January 1,
            1993, By and Between Edward M. George,
            Wesbanco and Wesbanco Bank Wheeling(3)                      *

 10.8       Employment Agreement Effective January 1,
            1993, By and Between Paul M. Limbert,
            Wesbanco and Wesbanco Bank Wheeling(3)                      *

 10.9       Employment Agreement Effective January 1,
            1993, By and Between Dennis P. Yaeger,
            Wesbanco and Wesbanco Bank Wheeling(3)                      *

 10.10      Employment Agreement Effective January 1,
            1993, By and Between Jerome B. Schmitt,
            Wesbanco and Wesbanco Bank Wheeling(3)                      *

 10.11      Employment Agreement Effective December 2,
            1991, By and Between Stephen F. Decker,
            Albright National Bank of Kingwood, and
            Wesbanco(3)                                                 *

 10.12      Employment Agreement Effective December 2,
            1991, By and Between Rudy F. Torjak, Albright
            National Bank of Kingwood, and Wesbanco(3)                  *

 10.13      Employment Agreement Effective November 14,
            1990, By and Between Jerry A. Halverson, First
            National Bank of Wheeling and Wesbanco, Inc.(3)             *

 10.14      Employment Agreement Effective December 1,
            1993, By and Between Thomas L. Jones, Wesbanco
            and Wesbanco Bank South Hills(3)                            *

 10.15      Employment Agreement Effective December 1,
            1993, By and Between Larry L. Dawson, Wesbanco
            and Wesbanco Bank South Hills(3)                            *

 10.16      Employment Agreement Effective January 1,
            1993, By and Between John W. Moore, Jr.,
            Wesbanco and Wesbanco Bank Wheeling(3)                      *

NUMBER      TITLE
------      -----
 10.17      Employment Agreement By and Between Bank
            of Weirton, George M. Molnar and Wesbanco,
            Inc. Dated the 30th Day of August, 1996                     *

 10.18      Employment Agreement By and Between The National
            Bank of West Virginia, Wesbanco, Inc. and C.
            Barton Loar Dated December 30, 1996(4)                      *

 10.19      Employment Agreement By and Between Shawnee Bank,
            Inc. and Brenda H. Robertson Dated December 14, 1993,
            as Amended by First Amendment Dated November 19, 1996.     206

 10.20      Proposed Employment Agreement By and Between
            Brenda H. Robertson, Wesbanco Bank South Hills and
            Wesbanco, Inc. to be Dated as of the Effective Date of
            the Merger. (Exhibit B to Item No. 2)                       *

 11.1       Computation of Per Share Earnings of
            Wesbanco (Included in Pro Forma Data)                       *

 11.2       Computation of Per Share Earnings of Shawnee
            (Included in Pro Forma Data)                                *

 12.1       Computation of Earnings to Combined Fixed
            Charges of Wesbanco, Shawnee and Pro Forma                 214

 13.1       Wesbanco Annual Report to Shareholders for
            the Year Ended December 31, 1996
            (incorporated by reference)                                 *

 13.2       Wesbanco Annual Report on Form 10-K for the
            Year Ended December 31, 1996 (incorporated
            by reference)                                               *

 13.3       Wesbanco Proxy Statement for the Annual
            Meeting of Shareholders Held on April 16,
            1997 (incorporated by reference)                            *

 21         Subsidiaries of Wesbanco                                   215

 23.1       Consent of Price Waterhouse LLP                            216

NUMBER      TITLE
------      -----

 23.2       Consent of Phillips, Gardill, Kaiser & Altmeyer            217

 23.3       Consent of Kay, Casto, Chaney, Love & Wise                 218

 23.4       Consent of Grant Thornton LLP                              219

 23.5       Consent of LSC Financial Services, Inc.                    220

 23.6       Consent of Rollins, Cleavenger and Rollins                 221

 23.7       Consent of Ernst & Young LLP                               222

 24         Power of Attorney (Incorporated in the
            Registration Statement)                                     *

 99.1       Shawnee Form of Proxy                                      223

*  Indicates document provided elsewhere or incorporated by reference.

(1) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 333-3905 which was filed with the Securities and Exchange Commission on June 20, 1996.

(2) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registration on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.

(3) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-72228 which was filed with the Securities and Exchange Commission on November 30, 1993.

(4) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 333-11461 which was filed with the Securities and Exchange Commission on November 6, 1996.

                                                        EXHIBIT 2


                    AGREEMENT AND PLAN OF MERGER
                    ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (hereinafter called

"Agreement"), made and entered into as of the 19th day of

December, 1996, by and between WESBANCO, INC., a West Virginia corporation, with its principal place of business located at Bank

Plaza, Wheeling, West Virginia (hereinafter called "Wesbanco"),

party of the first part, and SHAWNEE BANK, INC., a West Virginia banking corporation, with its principal place of business located at 11th Street and Myers Avenue, Dunbar, West Virginia, 25064,

(hereinafter called "Shawnee") party of the second part, and

WESBANCO BANK SOUTH HILLS (hereinafter called "South Hills"), a

West Virginia banking corporation and a wholly-owned subsidiary of Wesbanco, party of the third part.

     WHEREAS, Wesbanco is a West Virginia corporation duly

organized and validly existing under the laws of the State of

West Virginia, and is a registered bank holding company under the

Bank Holding Company Act of 1956, as amended, and

     WHEREAS, Shawnee is a West Virginia banking corporation duly organized and validly existing under the laws of the State of

West Virginia, and

     WHEREAS, South Hills is a West Virginia banking corporation duly organized and validly existing under the laws of the State of West Virginia which corporation shall be a party to the merger contemplated by this Agreement, and

     WHEREAS, the Board of Directors of Wesbanco, by a majority vote of all the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts;

and the Board of Directors of South Hills by a majority vote of all of the members and shareholders thereof, has approved this Agreement and authorized the execution hereof in counterparts, and

     WHEREAS, the Board of Directors of Shawnee, by a majority

vote of all of the members thereof, has approved this Agreement and has determined that, subject to all of the conditions of this

Agreement, including but not limited to the requirement that certain tax rulings and fairness opinions be obtained, it would be in the best interests of Shawnee and its shareholders for

Shawnee to enter into this Agreement to become affiliated with

Wesbanco, and

     WHEREAS, it is proposed that Wesbanco, Shawnee and South

Hills enter into this Agreement whereby Shawnee will merge with and into South Hills and the outstanding shares of common stock of Shawnee ("Shawnee Common Stock") will be converted into shares of common stock of Wesbanco ("Wesbanco Common Stock"),

     NOW, THEREFORE, for and in consideration of the mutual

promises and covenants hereinafter set forth, and in accordance with the provisions of applicable law, and intending to be

legally bound hereby, the parties hereto do hereby agree as

follows:

                            SECTION 1

                           SOUTH HILLS
                           -----------
     1.1  Execution of Agreement. Wesbanco shall cause South
          ----------------------
Hills to take all necessary and proper action to ratify, approve,

adopt and execute the Agreement and to undertake the performance of all of the terms and conditions of the Agreement to be

performed by South Hills.

     1.2  Voting of South Hills Shares.  Wesbanco, as sole
          -----------------------------
shareholder of South Hills, shall vote all of the shares of South

Hills in favor of the Merger.

                             SECTION 2

                            THE MERGER
                            ----------
     2.1  The Merger.  At the Effective Time (as defined in
          -----------
Section 2.5), subject to the provisions of this Agreement,

Shawnee shall merge with South Hills (the "Merger"), under the charter of South Hills.  South Hills shall be the surviving

corporation (hereinafter sometimes called the "Surviving

Corporation").

     2.2  Effect of Merger.  At the Effective Time, the corporate
          -----------------
existence of South Hills, with all of its purposes, powers and objects, and all of its rights, assets, liabilities and

obligations, shall continue unaffected and unimpaired by the

Merger, and South Hills as the Surviving Corporation shall

continue to be governed by the laws of the State of West

Virginia.  South Hills as the Surviving Corporation shall also succeed to all of the rights, assets, liabilities and obligations of Shawnee in accordance with the West Virginia Corporation Act

("WVCA").  Upon the Effective Date, (as defined in Section 11.5 hereof), the separate existence and corporate organization of

Shawnee shall cease.

     2.3  Closing.  Wesbanco, Shawnee and South Hills will
          -------
jointly request the Secretary of State of West Virginia to issue a Certificate of Merger on the date of the closing described in

Section 11.4 hereof (the "Closing" and the "Closing Date").

     2.4  Shawnee's Obligations.  Shawnee shall at any time, or
          ----------------------
from time to time, as and when requested by the Surviving

Corporation, or by its successors and assigns, execute and

deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the

Surviving Corporation, all such conveyances, assignments,

transfers, deeds, or other instruments, and shall take or cause to be taken such further or other
action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the

property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof, all at the expense of the

Surviving Corporation.

     2.5  Articles of Merger.  Subject to the terms and
          ------------------
conditions herein provided, Articles of Merger, incorporating this Agreement, shall be executed to comply with the applicable filing requirements of the WVCA at the Closing and on the Closing

Date.  On the Closing Date, such Articles of Merger shall be filed with the Secretary of State of the State of West Virginia,

who will duly issue a Certificate of Merger.  The Surviving

Corporation shall record said Certificate of Merger in the office of the Clerk of the County Commission of Kanawha County.  The

Merger shall become effective on the date (the "Effective Date")

and at the time (which time is hereinafter called the "Effective

Time") when such Certificate of Merger is issued by the Secretary of State.

     2.6  Benefit Plans.  Upon the Effective Date, Wesbanco shall
          --------------
provide for the immediate participation by the employees of

Shawnee in the benefit programs provided by Wesbanco to its

employees generally.  Additionally, Wesbanco shall credit the employees of Shawnee with vesting credit in the Wesbanco ESOP portion of the Wesbanco KSOP Plan for their years of service with

Shawnee.  The Shawnee employees shall also become participants in the Wesbanco Defined Pension Plan as of the Effective Date of the

Merger with dates of service, for both vesting and benefit

purposes, beginning as of such Effective Date.

                              SECTION 3

                       ARTICLES OF INCORPORATION;
                 BYLAWS; BOARD OF DIRECTORS AND OFFICERS
                 ---------------------------------------
     3.1  South Hills.  The Articles of Incorporation of South
          ------------
Hills, as organized, shall constitute the Articles of

Incorporation of the Surviving Corporation.  The Bylaws of South

Hills as in effect on the Effective Date shall constitute the

Bylaws of the Surviving Corporation.  The directors and officers of South Hills on the Effective Date shall become the directors and officers of the Surviving Corporation, except that R. Brawley

Tracy and Brenda H. Robertson shall be elected, as of the

Effective Date, as additional Directors of South Hills.  Any vacancy in the Board of Directors or officers may be filled in the manner provided in the Bylaws of the Surviving Corporation.

The directors and officers shall hold office as prescribed in the

Bylaws.

                            SECTION 4

                      SHAREHOLDER APPROVALS
                      ---------------------
     4.1  Shawnee Shareholders' Meeting.  Subject to the receipt
          ------------------------------
by Shawnee of the fairness opinion described in Section 11.3(c)

hereof, Shawnee shall submit the Agreement to its shareholders in accordance with the WVCA at a meeting duly called, properly

noticed and held at the earliest practicable date (considering the regulatory approvals required to be obtained) after the

receipt of such opinion.  In connection with such meeting,

Shawnee shall send to its shareholders the Proxy Statement

referred to in Section 13.1 hereof.  Subject to the fiduciary duties of the Board of Directors of Shawnee to Shawnee and its

shareholders, the Board of Directors of Shawnee shall recommend a vote in favor of the Merger and shall use its best efforts to obtain at such meeting the affirmative vote of the Shawnee

shareholders required to effectuate the transactions contemplated by the Agreement.

     4.2  South Hills Shareholder Meeting.   South Hills shall
          --------------------------------
promptly submit the Agreement to its shareholder, Wesbanco, for approval in accordance with the WVCA.

                             SECTION 5

                        CONVERSION OF SHARES
                        --------------------
     5.1  Conversion, Ratio and Option.  The manner of converting
          -----------------------------
or exchanging the shares of South Hills and Shawnee shall be as follows:

          (a)  Each share of Shawnee Common Stock issued

     and outstanding immediately prior to the Effective

     Time, except shares of Shawnee Common Stock issued

     and held in treasury of Shawnee or beneficially

     owned by South Hills or Wesbanco, other than in a

     fiduciary capacity by them for others, and shares

     as to which dissenters' rights are exercised

     pursuant to W.Va. Code Annot. Section 31-1-122,

     shall by virtue of the Merger and at the Effective

     Time of the Merger:

               (i)  Be exchanged for and become,

          without action on the part of the holder

          thereof, 10.094 (Ten and Ninety-four One

          Thousandths) shares of the Common Stock

          of Wesbanco, having equal rights and

          privileges with respect to all other

          Common Stock of Wesbanco issued and

          outstanding as of the Effective Time of

          the Merger.

               (ii) No fractional shares of

          Wesbanco Common Stock will be issued in

          connection with the Merger.  In lieu

          thereof each stockholder of Shawnee

          otherwise entitled to a fractional share

          of Wesbanco will receive cash therefore in an amount based on a value of $30.50 per whole share of Wesbanco stock, at

          the time of the exchange, or at the

          election of such holder, shall be

          entitled to purchase the remaining

          fraction of such share from Wesbanco

          based on such price.

               (iii)     In the event of any

          change in Wesbanco Common Stock by

          reason of stock dividends, split-ups,

          mergers, recapitalizations,

          combinations, exchanges of shares or the

          like, the type and number of shares to

          be issued pursuant to Section 5.1(a)(i)

          and (ii) hereof shall be adjusted

          proportionately.

          (b)  The issued and outstanding common stock

     of South Hills shall be unaffected by the Merger.

     5.2  Shares Owned by Shawnee, Wesbanco or South Hills.
          -------------------------------------------------
Each share of Shawnee  Common Stock issued and held in the

treasury of Shawnee or beneficially owned by Wesbanco or South

Hills, other than in a fiduciary capacity, at the Effective Time of the Merger shall be canceled and retired, and no shares of stock or the securities of Wesbanco shall be issuable with

respect thereto.

     5.3  Exchange for Stock.  On and after the Effective Date of
          -------------------
the Merger, each holder of Shawnee Common Stock, upon

presentation and surrender of a certificate or certificates

therefore to the Exchange Agent (Wesbanco Bank Wheeling), shall be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of Wesbanco Common

Stock to which he or she is entitled as provided herein, and payment in cash for any
fractional share of common stock which he or she is entitled to receive,

without interest, should such shareholder not elect to purchase the remaining fraction of such share of common stock at the price above set forth.  Until so presented and surrendered in exchange for a certificate

representing Wesbanco Common Stock, each certificate which

represented issued and outstanding shares of Shawnee Common Stock immediately prior to the Effective Time shall be deemed for all purposes to evidence ownership of the number of shares of

Wesbanco Common Stock into which such shares of stock have been converted pursuant to the Merger.  Until surrender of such

certificates in exchange for certificates representing the

converted stock, the holder thereof shall not receive any

dividend or other distribution payable to holders of shares of such stock; provided, however, that upon surrender of such

certificates representing such converted stock in exchange for certificates representing the stock into which it has been

converted, there shall be paid to the record holder of the

certificate representing Wesbanco Common Stock issued upon such surrender, the amount of dividends or other distributions

(without interest) which theretofore became payable with respect to the number of shares of such stock represented by the

certificate or certificates to be issued upon such surrender,

together with payment of cash for any fractional share to which such holder is entitled, as above set forth.

     5.4  Closing of Stock Transfer Books.  On the Effective
          --------------------------------
Date, the stock transfer books of Shawnee shall be closed, and no shares of Shawnee Common Stock outstanding the day prior to the

Effective Date shall thereafter be transferred.

     5.5  Directors' Qualifying Shares.  Immediately upon
          -----------------------------
completion of the conversion provided for above, the continuing

Directors of Shawnee shall maintain at least the minimum number of shares of common stock of Wesbanco as are required to be held as directors' qualifying shares under applicable law for

continued membership on the Board of Directors of

South Hills.

                             SECTION 6

                         DISSENTERS RIGHTS
                         -----------------
     6.1  Subject to the rights of Wesbanco and Shawnee, as

permitted by Section 11.1(j) of the Agreement, to terminate the

Agreement and abandon the Merger in the event that the number of

Objecting Shares (as hereinafter defined) shall exceed 10% of the shares of Shawnee issued and outstanding on the date of the

shareholders' meeting described in Sections 4.1 and 13.1 of this

Agreement and entitled to vote on this Agreement (hereinafter,

"Voting Shares"), the rights and remedies of a dissenting

shareholder under the WVCA shall be afforded to any shareholder of Shawnee who objects to the Merger in a timely manner in

accordance with the WVCA, and who takes the necessary steps in a timely manner in accordance with the WVCA to perfect such

shareholder's rights as a dissenting shareholder (such

shareholder being hereafter referred to as a "Dissenting

Shareholder").  The Surviving Corporation will make such payments as are required to be made to Dissenting Shareholders in the exercise of such rights.  The term "Objecting Shares" shall mean the shares of those holders of Shawnee Common Stock who shall file written objections with respect to such shares, in a timely manner in accordance with the WVCA, to the Agreement, shall not vote in favor of the Agreement, and have made written demand for the fair value of such shares within ten days, in accordance with

WVCA Section 31-1-123.  The Objecting Shares held by shareholders who do not become Dissenting Shareholders shall be converted into

Wesbanco Common Stock in accordance with Section 5 hereof.

                             SECTION 7

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAWNEE
            ----------------------------------------------------
     Shawnee represents and warrants to and covenants with

Wesbanco and South Hills, that:

     7.1  Organization and Qualification of Shawnee.  Shawnee is
          ------------------------------------------
a corporation duly organized, validly existing and in good

standing under the laws of the State of West Virginia and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being

conducted, and neither the ownership of its property nor the conduct of its business requires it to be qualified to do

business in any other jurisdiction, except where the failure to be so qualified, considering all such cases in the aggregate,

does not involve a material risk to the business, properties,

financial position or results of operations of Shawnee  taken as a whole.

     7.2  Authorization of Agreement.  The Board of Directors of
          --------------------------
Shawnee has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of Shawnee as provided in the Articles of

Incorporation and Bylaws of Shawnee and West Virginia Code 31-1-

117, Shawnee has the corporate power and is duly authorized to merge with South Hills pursuant to this Agreement, and this

Agreement is a valid and binding agreement of Shawnee enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights

generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

     7.3  No Violation of Other Instruments.  Subject to
          ----------------------------------
obtaining any required consent (which consents will be obtained by Shawnee prior to Closing), the execution and delivery of this Agreement do not, and the consummation of the Merger and the transactions contemplated hereby will not, violate any provisions of Shawnee's Articles of Incorporation or Bylaws, or any

provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease,

franchise, license, permit, agreement, instrument, law, order,

arbitration award, judgment or decree or in the termination of any material license, franchise, lease or permit to which Shawnee is a party or by which it is bound.  After the approval of this

Agreement by the shareholders of the common stock of Shawnee, the

Board of Directors and the shareholders of Shawnee will have taken all corporate action required by applicable law, the

Articles of Incorporation of Shawnee, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and to authorize the Merger of Shawnee and South Hills pursuant to this

Agreement.

     7.4  Financial Statements.  Shawnee has delivered to
          ---------------------
Wesbanco copies of its consolidated statements of condition as of

December 31, 1995, 1994, and 1993, and its consolidated

statements of income, consolidated statements of changes in

shareholders' equity and consolidated statements of changes in financial position for the three year period ended December 31,

1995, together with the notes thereto, accompanied by appropriate reviews relating to the financial statements for the three years ended December 31, 1995, 1994 and 1993, of Rollins, Cleavenger

and Rollins, independent auditor, and its unaudited consolidated statement of condition, consolidated statement of income,

consolidated statement of changes in shareholders' equity and consolidated statement of changes in financial condition for any interim periods ending prior to the Effective Date.  Such

statements, together with the related notes to all of said

financial statements, present fairly the consolidated financial position of Shawnee and the consolidated results of its

operations as of the dates and for the periods ended on the dates specified in accordance with generally accepted accounting

principles consistently applied
throughout the periods indicated, except as may be specifically disclosed in those financial statements, including the notes to the financial statements attached thereto and subject to normal recurring year end adjustments.

     7.5  Subsidiaries of Shawnee.  Shawnee maintains no
          ------------------------
subsidiary corporations.

     7.6  No Action, Etc.   Except as disclosed in the Disclosure
          ---------------
Schedule of Shawnee dated not more than 30 days from the date hereof (the "Shawnee Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings,

claims or investigations (formal or informal) pending, or to the knowledge of Shawnee, threatened against or relating to Shawnee,

its business or any of its properties or against any of its

officers or directors (in their capacity as such) in law or in equity or before any governmental agency.  There are no suits,

actions, proceedings, claims or investigations pending against

Shawnee, its properties or against any of its officers or

directors (in their capacity as such) in law or in equity or before any governmental agency which, individually or in the aggregate, would, or is reasonably likely to, if determined

adversely to such party, materially adversely affect the

financial condition (present or prospective), businesses,

properties or operations of Shawnee or the ability of Shawnee to conduct its business as presently conducted or to consummate the transaction contemplated hereby, and Shawnee does not know of any basis for any such action or proceeding.  Except as disclosed in the Shawnee Disclosure Schedule, Shawnee is not a party or

subject to any cease and desist order, agreement or similar

arrangement with a regulatory authority which restricts its

operations or requires any action, and Shawnee is not transacting business in material violation of any applicable law, ordinance,

requirement, rule, regulation or order.

     7.7  Capitalization.  The authorized capital stock of
          ---------------
Shawnee consists of 32,537  shares of common stock, par value of

$10.00 per share, of which 32,027 shares are duly authorized,

validly issued and outstanding and are fully paid and

nonassessable as of the date hereof. There are no options,

warrants, calls or commitments of any kind entitling any person to acquire, or securities convertible into, Shawnee Common Stock.

     7.8  Copies of All Contracts, Leases, Etc.  Shawnee has
          -------------------------------------
furnished to Wesbanco true and complete copies of all material contracts, leases and other agreements to which Shawnee is a party or by which it is bound and of all employment, pension,

retirement, stock option, profit sharing, deferred compensation,

consultant, bonus, group insurance or similar plan with respect to any of the directors, officers or other employees of Shawnee.

A list of all such documents is set forth in the Shawnee

Disclosure Schedule, and as updated on the Effective Date.

     7.9  Materially Adverse Contracts.  Shawnee is not a party
          -----------------------------
to or otherwise bound by any contract, agreement, plan, lease,

license, commitment or undertaking which is materially adverse,

materially onerous or materially harmful to Shawnee taken as a whole.  There is no breach or default by any party of or with respect to any material provision of any material contract to which Shawnee is a party that would have a material adverse

effect upon the financial condition, operations, results of

operations, business or prospects of Shawnee taken as a whole.

     7.10 Undisclosed Liabilities.  Shawnee has no material
          ------------------------
liabilities other than those liabilities disclosed on or provided for in the financial statements delivered pursuant to Section 7.4 hereof, or as disclosed in the Shawnee Disclosure Schedule to be attached hereto and made a part hereof.

     7.11 Title to Properties.  Except for capitalized leases,
          --------------------
liens and encumbrances not material to the property and liens and encumbrances on property acquired by Shawnee in foreclosure of loans and existing at the time of foreclosure, Shawnee has good and marketable title to all of the property, interests in properties and other assets, real and personal, set forth in its consolidated balance sheet as of December 31, 1995, and

applicable interim period balance sheet or acquired since the date thereof, other than property disposed of since such date,

subject to no material liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet or set forth in the financial statements delivered pursuant to

Section 7.4 hereof, and all of its material leases are in full force and effect and Shawnee is not in material default

thereunder.  No asset included in the financial statements

referred to above has been valued in such statements in excess of its cost less depreciation or, in the case of investment

securities, in excess of cost, adjusted for amortization of

premiums or accretion of discounts.  All material real and

tangible personal property owned by Shawnee and used or leased by

Shawnee in its business is in good condition, normal wear and tear excepted, and is in good operating order.  All of such

property is insured against loss for at least 80% of the full replacement value thereof (less applicable deductibles) by

reputable insurance companies authorized to transact business in the State of West Virginia.

     7.12 Proxy Statement.  The Proxy Statement referred to in
          ----------------
Section 13 or any amendment or supplement thereto mailed to the holders of the common stock of Shawnee will not contain any

untrue statement of a material fact concerning Shawnee or omit to state a material fact concerning Shawnee required to be stated

therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not

misleading with respect to Shawnee, and will comply, as to form in all material respects, with the requirements of federal and

West Virginia securities laws and any other applicable Blue Sky

Laws.

     7.13 ERISA.  Except as disclosed in the Shawnee Disclosure
          ------
Schedule, (i) each employee benefit plan subject to Titles I and/or IV of ERISA and established or maintained for persons including employees or former employees of Shawnee, (hereinafter referred to as "Plan") has been maintained, operated,

administered and funded in accordance with its terms and with all material provisions of ERISA and the Internal Revenue Code

("IRC") applicable thereto; (ii) no event reportable under

Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable, and all premiums required to have been paid to PBGC as of the date hereof have and as of the Effective Date will have been paid;

(iv) no Plan has been terminated, no proceedings have been

instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v)

no Plan is a multi-employer Plan; (vi) there has been no

cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any plan; (vii) each Plan which is an employee pension plan meets the requirements of "qualified plans" under Section 401(a)

of the IRC; (viii) no accumulated funding deficiency within the meaning of Section 412 of the IRC or Section 302 of ERISA has

been incurred with respect to any Plan subject to the funding standards of those provisions; (ix) with respect to each Plan,

there have been no prohibited transactions as defined in Section

406 of ERISA or Section 4975 of the IRC, and there are no

actions, suits or claims with respect to the assets thereof

(other than routine claims for benefits) pending or threatened;

and (x) all required reports, descriptions and notices

(including, but not limited to, Form 5500 Annual Reports, Summary

Annual Reports and Summary Plan Descriptions) have been

appropriately filed or distributed with respect to each

Plan.

     7.14 Labor Disputes.  Except as disclosed in the Shawnee
          ---------------
Disclosure Schedule, Shawnee is not directly or indirectly

involved in or threatened with any labor dispute, including,

without limitation, matters regarding discrimination by reason of race, creed, sex, handicap or national origin, which would

materially and adversely affect its financial condition, assets,

businesses or operations taken as a whole.  No collective

bargaining representatives represent any employees of Shawnee,

and no petition for election of any collective bargaining

representative has been filed, and to the knowledge of Shawnee,

no organizational campaign on behalf of any collective bargaining unit has been undertaken by or on behalf of the employees of

Shawnee.

     7.15 Reserve for Possible Loan Losses.  The reserve for
          ---------------------------------
possible loan losses shown on the consolidated balance sheet of

Shawnee as of December 31, 1995, and for all applicable interim periods, delivered pursuant to this Agreement is adequate in all material respects as of the respective dates thereof.

     7.16 Taxes.  Except as disclosed in the Shawnee Disclosure
          -----
Schedule:

          (a)  Shawnee has timely and properly filed all

     Federal Income Tax Returns and all other federal,

     state, municipal and other tax returns which it is

     required to file, either on its own behalf or on

     behalf of its employees or other persons or

     entities, all such returns and reports being true

     and correct and complete in all material respects,

     and has paid all taxes, including penalties and

     interest, if any, which have become due pursuant to

     such returns or reports or forms or pursuant to

     assessments received by it;

          (b)  Neither the Internal Revenue Service nor

     any other taxing authority is now asserting against

     Shawnee, or, to its knowledge, threatening to

     assert against it, any material deficiency or claim

     for additional taxes, interest or penalty;

          (c)  There is no pending or, to its knowledge,

     threatened examination of the Federal Income Tax

     Returns of Shawnee, and, except for tax years still

     subject to the assessment and collection of

     additional Federal income taxes under the three

     year period of limitations prescribed in IRC

     Section 6501(a), no tax year of Shawnee remains

     open to the assessment and collection of additional

     material Federal Income Taxes; and

          (d)  There is no pending or, to its knowledge,

     threatened examination of the West Virginia

     Business Franchise Tax Returns of Shawnee, and,

     except for tax years still subject to the

     assessment and collection of additional Business

     Franchise Taxes under the three year period of

     limitations prescribed in W.Va. Code Annot. Section

     11-10-15, no tax year of Shawnee remains open to

     the assessment and collection of additional

     Business Franchise Taxes.

          (e)  Shawnee has properly accrued and

     reflected on its December 31, 1995, consolidated

     balance sheet, delivered pursuant to Section 7.4

     hereof, and has thereafter to the date hereof

     properly accrued, and will from the date hereof

     through the Closing Date properly accrue, all

     liabilities for taxes and assessments, and will

     timely and properly file all such federal, state,

     local and foreign tax returns and reports and forms

     which it is required
     to file, either on its own behalf or on behalf of its employees or other persons or entities, all such returns and reports and forms to be true and correct and complete in

     all respects, and will pay or cause to be paid when

     due all taxes, including penalties and interest, if

     any, which have become due pursuant to such returns

     or reports or forms or pursuant to assessments

     received by it, all such accruals being in the

     aggregate sufficient for payment of all such taxes

     and assessments.

     7.17 Absence of Certain Changes.  Except as may be disclosed
          ---------------------------
in the Shawnee  Disclosure Schedule, or except in connection with the transactions contemplated by this Agreement, since December

31, 1995:

          (a)  There has been no change in the material

     assets, financial condition or liabilities

     (contingent or otherwise), business, or results of

     operations of Shawnee which has had, or changes

     which in the aggregate have had, a materially

     adverse effect on such material assets, financial

     condition or results of operations of Shawnee taken

     as a whole, nor to its knowledge, has any event or

     condition occurred which may result in such change

     or changes;

          (b)  There has not been any material damage,

     destruction or loss by reason of fire, flood,

     accident or other casualty (whether insured or not

     insured) materially and adversely affecting the

     assets, financial condition, business or operations

     of Shawnee taken as a whole;

          (c)  Other than in the ordinary course of

     business, Shawnee has not disposed of, or agreed to

     dispose of, any of its material properties or assets, nor has it leased to others, or agreed to so lease, any of such material properties or

     assets;

          (d)  There has not been any change in the

     authorized, issued or outstanding capital stock of

     Shawnee except as provided for in this Agreement,

     nor any material change in the outstanding debt of

     Shawnee, other than changes due to payments in

     accordance with the terms of such debt or changes

     in deposits, Federal funds purchased, repurchase

     agreements or other short- term borrowings in the

     ordinary course of business;

          (e)  Except as otherwise disclosed in this

     Agreement, Shawnee  has not granted any warrant,

     option or right to acquire, or agreed to

     repurchase, redeem or otherwise acquire, any shares

     of its capital stock or any other of its securities

     whatsoever;

          (f)  Shawnee has, and shall have at Closing,

     personnel sufficient to adequately staff all key

     positions within its operations.  There has not

     been any material increase in the compensation or

     fees payable by Shawnee  to its respective

     directors or officers for services in their

     capacities as such, other than increases in the

     regular course of business in accordance with past

     practices or the personnel policies of Shawnee;

          (g)  Shawnee has not made any material loan or

     advance other than in the ordinary course of

     business;

          (h)  Shawnee has not made any expenditure or

     major commitment for the purchase, acquisition,

     construction or improvement of
     any material asset or assets which in the aggregate would

     be material other than in the ordinary course of business;

          (i)  Shawnee has not entered into any other

     material transaction, contract or lease or incurred

     any other material obligation or liability other

     than in the ordinary course of business; and

          (j)  There has not been any other event,

     condition or development of any kind which

     materially and adversely affects the material

     assets, financial condition or results of

     operations of Shawnee, taken as a whole, and

     Shawnee has no knowledge of any such event,

     condition or development which may materially and

     adversely affect the assets, financial condition or

     results of operations of Shawnee, taken as a whole.

     7.18 Fidelity Bonds.  Shawnee has continuously maintained
          ---------------
fidelity bonds insuring it against acts of dishonesty by its officers and employees in such amounts as are required by law and as are customary, usual and prudent for banks of its size.  Since

January 1, 1996, there have been no claims under such bonds and,

except as disclosed in the Shawnee Disclosure Schedule, Shawnee is not aware of any facts which would form the basis of a claim under such bonds.  Shawnee has no reason to believe that its fidelity coverage will not be renewed by the applicable carrier on substantially the same terms as its existing coverage.

     7.19 Negative Covenants.  Except as otherwise contemplated
          -------------------
hereby, between the date hereof and the Effective Date, or the time when this Agreement terminates as provided herein, Shawnee will not, except as contemplated by this Agreement, without the prior written approval of Wesbanco:

          (a)  Make any change in its authorized capital stock;

          (b)  Issue any shares of its common stock,

     securities convertible into its common stock, or

     any long term debt securities;

          (c)  Issue or grant any options, warrants or

     other rights to purchase shares of its common stock;

          (d)  Declare or pay any dividends or other

     distributions on any shares of common stock other

     than cash dividends which do not in the aggregate

     exceed the lesser of $9.00 (Nine Dollars) per share

     per year (to be paid on a basis in such proportions

     as are consistent with past practices) or 50% of

     the after- tax income of Shawnee for the tax years

     in which paid;

          (e)  Purchase or otherwise acquire, or agree

     to acquire, for a consideration any share of its

     capital stock (other than in a fiduciary capacity);

          (f)  Except as otherwise contemplated by this

     Agreement or as disclosed in or permitted by or

     under the conditions set forth in Section 7.17(f)

     above and except for any amendments required by

     law, enter into or amend any employment, pension,

     retirement, stock option, profit sharing, deferred

     compensation, consultant, bonus, group insurance or

     similar plan in respect of any of its directors,

     officers or other employees for services in their

     capacities as such or materially increase its

     contribution to any pension plan, except as

     disclosed in the Shawnee Disclosure Schedule,

     regarding pension or retirement plans or increases

     in accordance with past practices;

          (g)  Take any action materially and adversely

     affecting the financial condition (present or

     prospective), businesses, properties or operations

     of Shawnee, taken as a whole;

          (h)  Acquire or merge with any other company

     or acquire any branch or, other than in the

     ordinary course of business, any assets of any

     other company;

          (i)  Except in the ordinary course of business

     as heretofore conducted, and except as hereinabove

     provided, mortgage, pledge or subject to a lien or

     any other encumbrance any of its material assets,

     dispose  of any of its material assets, incur or

     cancel any material debts or claims, or increase

     any compensation or benefits payable to its

     officers or employees (other than as permitted in

     Sections 7.17(f) and 7.19(f) hereof), except in the

     ordinary course of business as heretofore

     conducted, or take any other action not in the

     ordinary course of its business as heretofore

     conducted or incur any material obligation or enter

     into any material contract; or

          (j)  Amend its Articles of Incorporation or

     Bylaws, except as may be necessary to carry out

     this Agreement or as required by law.

     7.20. Additional Covenants.  Except as otherwise
           ---------------------
contemplated by this Agreement, Shawnee covenants and agrees:

          (a)  That it will promptly advise Wesbanco in

     writing of the name and address of, and the number

     of shares of Shawnee Common Stock held by, each

     stockholder who elects to exercise his or her right

     to dissent to the Merger pursuant to West Virginia

     Code Annot. Sections 31-1-122 and

     123;

          (b)  Subsequent to the date of this Agreement

     and prior to the Effective Date, that it will

     operate its business only in the ordinary course

     and in a manner consistent with past practice;

          (c)  To the extent consistent with the

     fiduciary  duties of the Board of Directors to

     Shawnee and its shareholders and in compliance with

     applicable law, that it will use its best efforts

     to take or cause to be taken all action required

     under this Agreement on its part to be taken as

     promptly as practicable so as to permit the

     consummation of the Merger at the earliest possible

     date and to cooperate fully with the other parties

     to that end;

          (d)  Shawnee will not, and will not permit any

     person acting on behalf of Shawnee to, directly or

     indirectly, initiate or solicit any acquisition

     proposal by any person, corporation or entity.  For

     the purposes of this subsection, "acquisition

     proposal" means any proposal to merge or

     consolidate with, or acquire all or any substantial

     portion of the assets of, Shawnee, or any tender or

     exchange offer (or proposal to make any tender or

     exchange offer) for any shares of stock of Shawnee,

     or any proposal to acquire more than 5% of the

     outstanding shares of stock of Shawnee or any

     options, warrants or rights to acquire, or

     securities convertible into or exchangeable for,

     more than 5% of the outstanding shares of stock of

     Shawnee.  Shawnee will give Wesbanco notice by

     telephone, promptly after receipt thereof, of all

     material facts relating to any acquisition proposal

     or any inquiry with respect to any acquisition

     proposal and shall confirm such
     notice in writing immediately thereafter;

          (e)  To promptly advise Wesbanco of any

     material adverse change in the financial condition,

     assets, businesses or operations of Shawnee, taken

     as a whole, or any material changes or inaccuracies

     in data provided to Wesbanco pursuant to this

     Agreement;

          (f)  To maintain in full force and effect its

     present fire, casualty, public liability, employee

     fidelity and other insurance coverages or

     replacement insurance coverage at substantially the

     same premium and insurance levels;

          (g)  To cooperate with Wesbanco in furnishing

     such information concerning the business and

     affairs of Shawnee and its respective directors and

     officers as is reasonably necessary or requested in

     order to prepare and file any application for

     regulatory or governmental approvals, including,

     but not limited to, an application to the Federal

     Reserve Board, the Federal Deposit Insurance

     Corporation and the West Virginia Department of

     Banking for prior approval of the acquisition of

     Shawnee by Wesbanco as contemplated hereunder.

     Consistent with its fiduciary duties, Shawnee will

     use its best efforts to obtain the approval or

     consent of any federal, state or other regulatory

     agency having jurisdiction and of any other party

     to the extent that such approvals or consents are

     required to effect the Merger and the transactions

     contemplated hereby or are required with respect to

     the documents described in Section 7.3 hereof; and

          (h)  To cooperate with Wesbanco in furnishing

     such information concerning the business of Shawnee

     as is reasonably necessary or requested in order to

     prepare and file any Registration Statement to be

     prepared in connection with the issuance of

     Wesbanco Common Stock as provided in Section 13

     hereof.

                          SECTION 8

                 REPRESENTATIONS, WARRANTIES AND
              COVENANTS OF WESBANCO AND SOUTH HILLS
              -------------------------------------
     Wesbanco and South Hills represent and warrant to Shawnee

and covenant with Shawnee  that:

     8.1  Corporate Organization of Wesbanco and Subsidiaries.
          ----------------------------------------------------
Wesbanco and South Hills are corporations duly organized, validly existing and in good standing under the laws of the State of West

Virginia, with full corporate power and authority to carry on their businesses as they are now being conducted and as

contemplated by the Agreement and to own the properties and

assets which they own, and neither the ownership of their

property nor the conduct of their business requires them, or any of their subsidiaries, to be qualified to do business in any other jurisdiction except where the failure to be so qualified,

considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of Wesbanco, South Hills and their

subsidiaries taken as a whole.  Each of Wesbanco's subsidiaries

("Wesbanco Subs"), is a West Virginia or Ohio corporation, duly organized and validly existing in good standing under the laws of

Ohio or West Virginia, as the case may be, with full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets which it owns.

All issued and outstanding shares
of stock of Wesbanco Subs are held, beneficially and of record,

by Wesbanco and have been fully paid, were validly issued and are nonassessable.  There are no options, warrants to purchase or contracts to issue, or contracts or any other rights entitling anyone to acquire,

any other stock of or any of the Wesbanco Subs or securities convertible into shares of stock of the Wesbanco Subs.

     8.2  Corporate Power and Action.  The Board of Directors of
          ---------------------------
Wesbanco has authorized the execution of this Agreement as set forth herein, and subject to its Bylaws and the WVCA, Wesbanco has the corporate power and is duly authorized to execute this

Agreement, and this Agreement is a valid and binding agreement of

Wesbanco enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy,

insolvency, moratorium or other similar laws affecting the

enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.  Upon execution hereof by South

Hills and subject to the approval hereof by Wesbanco as its sole shareholder, South Hills has the corporate power to execute and deliver this Agreement and has taken all action required by law,

its Articles of Incorporation, its Bylaws or otherwise to

authorize and approve such execution and delivery, the

performance of the Agreement, the Merger and the consummation of the transactions contemplated hereby; and this Agreement is a valid and binding agreement of South Hills enforceable in

accordance with its terms, except as enforceability may be

subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights

generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

     8.3  Transfer of Securities to Exchange Agent Prior to, or
          -----------------------------------------------------
as of the Closing Date.  Prior to, or at the Closing Date,
-----------------------
Wesbanco will deliver to the Exchange Agent, Wesbanco Bank

Wheeling, for the benefit of the holders of the common stock of

Shawnee, an amount of common stock of Wesbanco and cash

sufficient to meet the necessary amount of securities and cash required pursuant to Section 5.

     8.4  No Violation of Other Instruments.  Subject to
          ----------------------------------
obtaining any required consents (which consents will be obtained by Wesbanco prior to the Closing), the execution and delivery of this Agreement do not, and the consummation of the Merger and the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of Wesbanco or any of

the Wesbanco Subs or any provision of, or result in the

acceleration of any obligation under, any material mortgage, Deed of Trust, note, lien, lease, franchise, license, permit,

agreement, instrument, law, order, arbitration award, judgment or decree, or in the termination of any material license, franchise,

lease or permit, to which Wesbanco or any of the Wesbanco Subs,

is a party or by which it is bound.

     8.5  Approval by South Hills.  Wesbanco shall cause South
          ------------------------
Hills to execute and enter into this Agreement and cause South

Hills to take such action as is provided in this Agreement on

South Hills' part to be taken.

     8.6  Good Faith.  Wesbanco shall use its best efforts in
          -----------
good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the

earliest possible date and cooperate fully with the other parties to that end.

     8.7  Exchange Act Reports.  Wesbanco has delivered to
          ---------------------
Shawnee true and correct copies of its Form 10-K (Annual Report)

for the year ended December 31, 1995, and its Forms 10-Q

(Quarterly Report) for the quarters ended March 31, 1996, June

30, 1996, and September 30, 1996, as filed with the SEC, all of which were prepared and filed in accordance with the applicable requirements and regulations of the SEC. Wesbanco has also delivered to Shawnee  true and correct copies of all documents and reports filed by Wesbanco with the SEC pursuant to the

Exchange Act since January 1, 1996 (the "Wesbanco Reports").

Wesbanco has filed and will continue to file all reports and other documents required to be filed with the SEC pursuant to the

Exchange Act in a timely manner.  All of the Wesbanco Reports complied in all material respects with the Act and did not

contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the

circumstances under which they were made.

     8.8  Subsidiaries of Wesbanco.  In addition to South Hills,
          -------------------------
the subsidiaries of Wesbanco are Wesbanco Bank Wheeling, a West

Virginia banking corporation, Wesbanco Bank Fairmont, Inc., a

West Virginia banking corporation, Wesbanco Bank Parkersburg, a

West Virginia banking corporation, Wesbanco Bank Barnesville, an

Ohio banking corporation, and Wesbanco Properties, Inc. and

Wesbanco Mortgage Company, both West Virginia corporations.  All have the requisite corporate power and authority to own and lease their respective properties and to conduct their respective

businesses as they are now being conducted and are currently contemplated to be conducted.  Wesbanco owns 100% of the issued and outstanding stock of all such corporations.

     8.9  Registered Bank Holding Company.  Wesbanco is a duly
          --------------------------------
registered bank holding company under the Bank Holding Company

Act of 1956, as amended.

     8.10 Authority to Issue Shares.  The shares of common stock
          --------------------------
of Wesbanco to be issued pursuant to this Agreement will be duly authorized at the time the Merger is consummated.  When issued upon the terms and conditions specified in this Agreement, such shares shall be validly issued, fully paid, and nonassessable.

The shareholders of Wesbanco
have, and will have, no preemptive rights with respect to the issuance of the shares of Wesbanco to be authorized and issued in the transaction contemplated in this Agreement.

     8.11 Financial Statements.  Wesbanco has delivered to
          ---------------------
Shawnee copies of its consolidated balance sheets as of December

31, 1995, 1994 and 1993 and any applicable interim period, its consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of changes in financial position for the three year period ended

December 31, 1995, and any applicable interim period, together with the notes thereto, accompanied by an audit report of Price

Waterhouse, independent auditors.  Such statements and the

related notes to all of said financial statements, present fairly the consolidated financial position of Wesbanco and its

consolidated subsidiaries and the consolidated results of their operations as of the dates and for the periods ended on the dates specified in accordance with generally accepted accounting

principles consistently applied throughout the periods indicated,

except as may be specifically disclosed in those financial

statements, including the notes to the financial statements

attached thereto, and subject to normal recurring year end

adjustments.

     8.12 No Action, Etc.  Except as disclosed in the Wesbanco
          ---------------
Disclosure Schedule, dated not more than 30 days from the date hereof (the "Wesbanco Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings,

claims or investigations (formal or informal) pending, or to the knowledge of Wesbanco pending or threatened, against or relating to Wesbanco, its subsidiaries, its businesses or any of its

properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any

governmental agency.  There are no suits, actions, proceedings,

claims or investigations against or relating to Wesbanco, its subsidiaries, its businesses, its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency, which, individually or in the aggregate, would, or is reasonably likely to, if

determined adversely to such party, materially adversely affect the financial condition (present or prospective), businesses,

properties or operations of Wesbanco or its subsidiaries or the ability of Wesbanco or its subsidiaries to conduct its business as presently conducted or consummate the transaction contemplated hereby, and Wesbanco does not know of any basis for any such action or proceeding.  Neither Wesbanco nor any of its

subsidiaries are a party or subject to any cease and desist

order, agreement or similar arrangement with a regulatory

authority which restricts its operations or requires any action and neither Wesbanco nor any of its subsidiaries are transacting business in material violation of any applicable law, ordinance,

requirement, rule, order or regulation.

     8.13 Capitalization.  The authorized capital stock of
          ---------------
Wesbanco consists of 25,000,000 shares of common stock, par value of $2.0833 per share, of which 10,372,103 shares are duly

authorized, validly issued and outstanding (as of September 30,

1996) and are fully paid and nonassessable, and 1,000,000 shares of preferred stock, without par value, none of which are issued and outstanding.  There are no options, warrants, calls or

commitments of any kind entitling any person to acquire, or

securities convertible into, Wesbanco Common Stock, except for approximately 359,911 shares to be issued in the acquisition of

Vandalia National Corporation.  At September 30, 1996, Wesbanco

held 148,196 shares of its common stock as treasury stock.

Wesbanco has no other reserve commitments with respect to its common stock.

     Upon execution hereof by South Hills, the authorized capital stock of South Hills consists of 225,000 shares of common stock,

par value of $5.00 per share, of which all such shares are duly authorized and validly issued and outstanding and fully paid and nonassessable.  There are
no options, warrants, calls or commitments of any kind relating to,

or securities convertible into South Hills Common Stock.

     8.14 Copies of All Contracts, Leases, Etc. Wesbanco has
          -------------------------------------
furnished to Shawnee true and complete copies of all material contracts, leases and other agreements to which Wesbanco is a party or by which it is bound and of all employment, pension,

retirement, stock option, profit sharing, deferred compensation,

consultant, bonus, group insurance and similar plans with respect to any of the directors, officers or other employees of Wesbanco.

A list of all such documents is set forth in the Wesbanco

Disclosure Schedule, and as supplemented on the Effective Date.

     8.15 Materially Adverse Contracts.  Neither Wesbanco nor any
          -----------------------------
of its subsidiaries are a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or

undertaking, which is materially adverse, materially onerous, or materially harmful to Wesbanco or its subsidiaries taken as a whole.  There is no breach or default by any party of or with respect to any material provision of any material contract to which Wesbanco or its subsidiaries is a party that would have a material adverse effect upon the financial condition, operations,

results of operations, business or prospects of Wesbanco or its subsidiaries taken as a whole.

     8.16 Undisclosed Liabilities.  Wesbanco and the Wesbanco
          ------------------------
Subs have no material liabilities other than those liabilities disclosed on or provided for in the financial statements

delivered pursuant to Section 8.11 of this Agreement, or on the

Wesbanco Disclosure Schedule.

     8.17 Title to Properties.  Except for capitalized leases and
          --------------------
liens and encumbrances not material to the property and liens and encumbrances on property acquired by Wesbanco Subs in foreclosure of loans and existing at the time of foreclosure, Wesbanco and its subsidiaries have good and marketable title to all of the property, interest in properties and other assets, real or personal, set forth in its consolidated balance sheet as of

December 31, 1995, and applicable interim periods, or acquired since that date, subject to no material liens, mortgages,

pledges, encumbrances, or charges of any kind except liens

reflected on said balance sheets, and all of its leases are in full force and effect and neither Wesbanco nor any of its

subsidiaries is in material default thereunder.

     No asset included in the financial statements referred to

above has been valued in such statements in excess of cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts.  All real and tangible personal property owned by

Wesbanco or its subsidiaries and used or leased by Wesbanco or its subsidiaries, or for its business is in good condition,

normal wear and tear excepted, and is in good operating order.

All of such property is insured against loss for at least 80% of the full replacement value thereof (less applicable deductibles)

by reputable insurance companies authorized to transact business in the State of West Virginia.

     8.18 Registration Statement.  The Registration Statement
          -----------------------
referred to in Section 13.2 of this Agreement or any amendment or supplement thereto mailed to the holders of the common stock of

Shawnee will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading with respect to Wesbanco, and will comply as to form in all material respects with the requirements of federal and West Virginia

securities laws and any other applicable Blue Sky laws.

     8.19 Taxes.  Except as disclosed in the Wesbanco Disclosure
          ------
Schedule:

          (a)  Wesbanco and its subsidiaries have timely

     and properly filed all Federal Income Tax Returns

     and all other federal, state, municipal and other tax returns which they are required to file, either on their own behalf or on behalf of their employees

     or other persons or entities, all such returns and

     reports being true and correct and complete in all

     material respects, and have paid all taxes,

     including penalties and interest, if any, which

     have become due pursuant to such returns or reports

     or forms or pursuant to  assessments received by

     them;

          (b)  Neither the Internal Revenue Service nor

     any other taxing authority is now asserting against

     Wesbanco or any of its subsidiaries, or, to its

     knowledge, threatening to assert against them, or

     any of them, any material deficiency or claim for

     additional taxes, interest or penalty;

          (c)  There is no pending or, to its knowledge,

     threatened examination of the Federal Income Tax

     Returns of Wesbanco or any of its subsidiaries,

     and, except for tax years still subject to the

     assessment and collection of additional federal

     income taxes under the three-year period of

     limitations prescribed in IRC Section 6501(a), no

     tax year of Wesbanco or any of its subsidiaries

     remains open to the assessment and collection of

     additional material Federal Income Taxes; and

          (d)  There is no pending or, to its knowledge,

     threatened examination of the West Virginia

     Business Franchise Tax Returns of Wesbanco or any

     of its subsidiaries, and, except for tax years

     still subject to the assessment and collection of

     additional Business Franchise Taxes under the three-

     year period of limitations prescribed in W.Va. Code

     Annot. Section 11-10-15, no tax year of Wesbanco or

     any of its subsidiaries
     remains open to the assessment and collection of additional

     Business Franchise Taxes.

          (e)  Wesbanco, and its subsidiaries, have

     properly accrued and reflected on their December

     31, 1995, consolidated balance sheet, delivered

     pursuant to Section 8.11 hereof, and have

     thereafter to the date hereof properly accrued, and

     will, from the date hereof, through the Closing

     Date, properly accrue all liabilities for taxes and

     assessments, and will timely and properly file all

     such federal, state, local and foreign tax returns

     and reports and forms which they are required to

     file, either on their own behalf or on behalf of

     their employees or other persons or entities, all

     such returns and reports and forms to be true and

     correct and complete in all respects, and will pay

     or cause to be paid when due all taxes, including

     penalties and interest, if any, which have become

     due pursuant to such returns or reports or forms or

     pursuant to assessments received by them, all such

     accruals being in the aggregate sufficient for

     payment of all such taxes and assessments.

     8.20 Absence of Certain Changes.  Except as may be disclosed
          ---------------------------
in the Wesbanco Disclosure Schedule, or except in connection with the transactions contemplated by this Agreement, since September 30,

1996:

          (a)  There has been no change in the material

     assets, financial condition, liabilities (contingent

     or otherwise), business or results of operation of

     Wesbanco and its subsidiaries which has had, or changes

     in the aggregate which have had, a materially adverse

     effect on the material assets,
     financial condition or results of

     operations of Wesbanco, nor, to its knowledge, has

     any event or condition occurred which may result in

     such change or changes;

          (b)  There has not been any material damage,

     destruction, or loss by reason of fire, flood,

     accident or other casualty (whether insured or not

     insured) materially and adversely affecting the

     assets, financial condition, business or operations

     of Wesbanco or any of its subsidiaries taken as a

     whole;

          (c)  Other than in the ordinary course of

     business, neither Wesbanco nor any of its

     subsidiaries have disposed of, or agreed to dispose

     of, any of their material properties or assets, nor

     have they leased to others, or agreed to so lease,

     any of such material properties or assets;

          (d)  There has not been any change in the

     authorized, issued or outstanding capital stock of

     Wesbanco, except as provided for in this Agreement

     and the Agreement and Plan of Merger with Vandalia

     National Corporation dated July 18, 1996

     (hereinafter "Vandalia Agreement"), or any material

     change in the outstanding debt of Wesbanco or any

     of its subsidiaries, other than changes due to

     payments in accordance with the terms of such debt

     or changes in deposits, federal funds purchased,

     repurchase agreements or other short-term

     borrowings in the ordinary course of business;

          (e)  Except as otherwise disclosed in this

     Agreement, Wesbanco has not granted any warrant,

     option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities

     whatsoever;

          (f)  Neither Wesbanco nor any of its

     subsidiaries have made any material loan or advance

     other than in the ordinary course of business;

          (g)  Neither Wesbanco nor any of its

     subsidiaries has entered into any other material

     transaction, contract or lease or incurred any

     other material obligation or liabilities other than

     in the ordinary course of business;

          (h)  Neither Wesbanco nor any of its

     subsidiaries have made any expenditure or major

     commitment for the purchase, acquisition,

     construction or improvement of any material asset

     or assets which in the aggregate would be material

     other than in the ordinary course of business;

          (i)  There have not been any dividends or

     other distributions declared or paid on any shares

     of Wesbanco Common Stock which, taken in the

     aggregate with all other such distributions

     declared or paid in the same tax year, exceed 50%

     of the after-tax income of Wesbanco for the tax

     year in which paid;

          (j)  Business has been conducted by Wesbanco

     in the ordinary course and in a manner consistent

     with past practice;

          (k)  There has been no change in the Articles

     of Incorporation or Bylaws of Wesbanco which would

     in the reasonable opinion of Shawnee have a

     material adverse effect on the rights of holders of

     Wesbanco Common Stock; and

          (l)  There has not been any other event,

     condition or development of any kind which

     materially and adversely affects the material

     assets, financial condition or results of

     operations of Wesbanco or any of its subsidiaries,

     and neither Wesbanco nor any of its subsidiaries

     have knowledge of any such event, condition or

     development which may materially and adversely

     affect the material assets, financial condition or

     results of operations of Wesbanco and its

     subsidiaries.

     8.21 Fidelity Bonds.  Each of the Wesbanco Subs has
          ---------------
continuously maintained fidelity bonds insuring it against acts of dishonesty by each of its officers and employees in such

amounts as are required by law and as are customary, usual and prudent for a bank of its size.  Since January 1, 1996, there have been no claims under such bonds (except as disclosed in the

Wesbanco Disclosure Schedule) and, except as disclosed in writing to Shawnee, neither Wesbanco nor any Wesbanco Subs are aware of any facts which would form the basis of a claim under such bonds.

Neither Wesbanco nor any Wesbanco Subs have any reason to believe that any fidelity coverage will not be renewed by their carriers on substantially the same terms as the existing coverage.

     8.22 ERISA.  Except as disclosed in the Wesbanco Disclosure
          ------
Schedule (i) each employee benefit plan subject to Titles I

and/or IV of ERISA and established or maintained for persons including employees or former employees of Wesbanco, or any of its subsidiaries, (hereinafter referred to as "Plan") has been maintained, operated, administered and funded in accordance with its terms and with all material provisions of ERISA and the IRC applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan;

(iii) no liability to PBGC has been incurred with respect to any

Plan,
other than for premiums due and payable and all premiums

required  to have been paid to PBGC as of the date hereof have been and as of the Effective Date will have been paid; (iv) other than the termination of the defined benefit pension plans of

Wheeling Dollar Bank, First National Bank and Trust Company, Wirt

County Bank, First-Tyler Bank & Trust Company, Brooke National

Bank, First National Bank of Barnesville, Albright National Bank

and Bank of Weirton, no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any

Plan; (v) with respect to the termination of the defined benefit pension plans of Wheeling Dollar Bank, First National Bank and

Trust Company, Wirt County Bank, First-Tyler Bank & Trust

Company, Brooke National Bank, First National Bank of

Barnesville, Albright National Bank and Bank of Weirton, all

required governmental and regulatory approvals of such

terminations have been obtained, all participants in such Plans or their beneficiaries have received single premium annuity

contracts or other benefits which will provide those participants or beneficiaries with the retirement income calculated under the terms and conditions of such Plans, all liabilities of such Plans have been paid, released, discharged or merged, and any surplus assets remaining in such Plans after satisfaction of all of its liabilities have been recovered by Wesbanco or its subsidiaries;

(vi) neither Wesbanco nor any of its subsidiaries currently are a participating employer in any multiemployer or multiple employer employee benefit pension plan (including any multiemployer plans as defined in Section 3(37) of ERISA) and, with respect to any multiemployer or multiple employer plan in which Wesbanco or any of its subsidiaries was a participating employer, all

contributions due from Wesbanco or any of its subsidiaries to any such multiemployer or multiple employer plan have been timely paid and any additional contributions due on or before the

Effective Date shall have been paid; (vii) with respect to any multiemployer pension plan subject to the Multiemployer Pension

Plan Amendments Act of 1980 in which Wesbanco or any of its

subsidiaries was a participating employer, neither Wesbanco nor any of its subsidiaries have incurred or will incur any

withdrawal liability, complete or partial, under Section 4201,

4203, or 4205 of ERISA, as a consequence of discontinuing

participating in such multiemployer pension plan; (viii) there has been no cessation of, and no decision has been made to cease,

operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are

participants under any Plan; (ix) each Plan which is an employee pension plan meets the requirements of "qualified plans" under

Section 401(a) of the IRC; (x) no accumulated funding deficiency within the meaning of Section 412 of the IRC or Section 302 of

ERISA has been incurred with respect to any Plan subject to the funding standards of those provisions; (xi) with respect to each

Plan, there have been no prohibited transactions as defined in

Section 406 of ERISA or Section 4975 of the IRC, and there are no actions, suits or claims with respect to the assets thereof

(other than routine claims for benefits) pending or threatened;

and (xii) all required reports, descriptions and notices

(including, but not limited to, Form 5500 Annual Reports, Summary

Annual Reports and  Summary Plan Descriptions) have been

appropriately filed with the government or distributed to

participants with respect to each Plan.

     8.23 Labor Disputes.  Except as disclosed in the Wesbanco
          ---------------
Disclosure Schedule, neither Wesbanco nor any of its subsidiaries are directly or indirectly involved in or threatened with any labor dispute, including, without limitation, matters regarding discrimination by reason of race, creed, sex, handicap or

national origin, which would materially and adversely effect their financial condition, assets, businesses or operations taken as a whole.  No collective bargaining
representatives represent any Wesbanco, or Wesbanco Subs, employees and no petition for election of any collective bargaining representative has been filed and, to the knowledge of Wesbanco and its subsidiaries,

no organizational campaign on behalf of any collective bargaining unit has been undertaken by or on behalf of any Wesbanco, or

Wesbanco Subs employees.

     8.24 Reserve for Possible Loan Losses.  The reserve for
          ---------------------------------
possible loan losses shown on the consolidated balance sheet of

Wesbanco and its subsidiaries as of December 31, 1995, and

applicable interim periods, delivered pursuant to this Agreement is adequate in all material respects as of the respective dates thereof.

     8.25 Additional Covenants.  Except as otherwise contemplated
          ---------------------
by this Agreement, Wesbanco covenants and agrees:

          (a)  That it will use its best efforts in good

     faith to take, or cause to be taken all action

     required under this Agreement on its part, or South

     Hills' part, to be taken as promptly as practicable

     so as to permit the consummation of the Merger at

     the earliest possible date and to cooperate fully

     with the other parties to that end, and that it

     will, in all such efforts, give priority to this

     acquisition of Shawnee;

          (b)  To deliver to Shawnee all Forms 10-K, 10-

     Q and 8-K filed for periods ending after the date

     of this Agreement within seven (7) days after the

     filing of each such report with the SEC;

          (c)  To promptly advise Shawnee of any

     material adverse change in the financial condition,

     assets, businesses or operations of Wesbanco or any

     of its subsidiaries, or any material changes or

     inaccuracies in data
     provided to Shawnee pursuant to this Agreement or

     any "acquisition proposal" with respect to Wesbanco

     received by Wesbanco;

          (d)  To cooperate with Shawnee in furnishing

     such information concerning the business and

     affairs of Wesbanco and its subsidiaries and its

     directors and officers as is reasonably necessary

     or requested in order to prepare and file any

     application for regulatory or governmental

     approvals, including but not limited to an

     application to the Federal Reserve Board, the

     Federal Deposit Insurance Corporation, and the West

     Virginia Department of Banking for prior approval

     of the acquisition of Shawnee by Wesbanco as

     contemplated hereunder.  Wesbanco will use its best

     efforts to obtain the approval or consent of any

     federal, state or other regulatory agency having

     jurisdiction and of any other party to the extent

     that such approvals or consents are required to

     effect the Merger and the transactions contemplated

     hereby or are required with respect to the

     documents described in Section 8.4 hereof; and

          (e)  To cooperate with Shawnee in furnishing

     such information concerning the business of

     Wesbanco and its subsidiaries as is reasonably

     necessary or requested in order to prepare any

     Proxy Statement to be prepared in connection with

     the Merger.

                            SECTION 9

                          INVESTIGATION
                          -------------
     Subject to the conditions set forth in this Section 9, prior to the Effective Time, Wesbanco and Shawnee may directly and through their representatives, make such investigation of the assets and business of Wesbanco and Shawnee, and Wesbanco's subsidiaries, as each deems necessary or advisable.  Wesbanco and

Shawnee and their representatives, including their accountants,

shall have, at reasonable times after the date of execution by

Wesbanco and Shawnee hereof, full access to the premises and to all the property, documents, material contracts, books and

records of each, and its subsidiaries, and to all documents,

information and working papers concerning each held by such

party's accountants, without interfering in the ordinary course of business of such entity, and the officers of each will furnish to the other such financial and operating data and other

information with respect to the business and properties of each other and their subsidiaries as each shall from time to time reasonably request; provided, however, that neither party shall be required to give such access or information to the other party to the extent that it is prohibited therefrom by rule,

regulation, or order of any regulatory body, and further provided that confidential information of individual banking customers shall not be photocopied or removed from the premises of such institution.  All data and information received by Wesbanco and its authorized representatives from Shawnee and by Shawnee and its authorized representatives from Wesbanco shall be held in strict confidence by such party and its authorized

representatives, and neither party nor its authorized

representatives will use such data or information or disclose the same to others except with the written permission of the other party.  For a period of 30 days after the date of execution

hereof, or prior completion of the investigation herein provided,

this Agreement may be terminated by each such corporation if such investigation reveals to the other any information concerning the other which in the opinion of such corporation would have a

material adverse effect on the present or future value of the other such corporation and its subsidiaries' assets, net worth,

business or income taken as a whole.  Each such corporation shall provide prompt written notice to the other of such decision and the matters relied on therefore.

                               SECTION 10

              NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES
              ----------------------------------------------
     The representations and warranties included or provided herein shall not survive the Effective Date.

                                SECTION 11

             CONDITIONS PRECEDENT; CLOSING DATE AND EFFECTIVE DATE
             ------------------------------------------------------
     11.1 Conditions Precedent of Wesbanco and Shawnee.  The
          ---------------------------------------------

consummation of this Agreement by Wesbanco and Shawnee and the

Merger is conditioned upon the following:

          (a)  The shareholders of Shawnee and Wesbanco

     shall have approved this Agreement by such vote as

     required by law;

          (b)  The West Virginia Banking Board shall

     not, within 120 days from the date of Wesbanco's

     submission to the Banking Board pursuant to West

     Virginia Code Section 31A-8A- 4(a), have entered an

     order disapproving the acquisition of Shawnee by

     Wesbanco and its merger with and into South Hills

     pursuant to this Agreement;

          (c)  The Secretary of State of West Virginia

     shall have issued a Certificate of Merger for the

     merger of Shawnee with and into South Hills;

          (d)  The Board of Governors of the Federal

     Reserve System shall have approved the application

     of Wesbanco to acquire Shawnee;

          (e)  The Federal Deposit Insurance Corporation

     shall have approved the application of South Hills

     to merge with Shawnee;

          (f)  The Registration Statement of Wesbanco

     shall still be effective on the date of the Closing

     and all  post-effective amendments filed shall have

     been declared effective or shall have been

     withdrawn by that date.  No stop orders suspending

     the effectiveness thereof shall have been issued

     which remain in effect on the date of the Closing

     or shall have been threatened, and no proceedings

     for that purpose shall, before the Closing, have

     been initiated or, to the knowledge of Wesbanco,

     threatened by the SEC.  All state securities and

     "Blue Sky" permits or approvals required (in the

     opinion of Wesbanco and Shawnee to carry out the

     transaction contemplated in this Agreement) shall

     have been received.

          (g)  No order to restrain, enjoin or otherwise

     prevent the consummation of the transaction

     contemplated in this Agreement shall have been

     entered by any court or administrative body which

     remains in effect on the date of the Closing.

          (h)  Wesbanco, Shawnee and South Hills shall

     have received, in form and substance satisfactory

     to Wesbanco's and Shawnee's counsel, all consents,

     federal, state, governmental, regulatory and other

     approvals and permissions and the satisfaction of

     all the requirements prescribed by law which are

     necessary to the carrying out of the transactions

     contemplated hereby shall have been procured,

     including the filing of an effective Registration

     Statement with the Securities and Exchange

     Commission and the West Virginia Securities

     Commissioner, and in addition, Wesbanco and Shawnee

     shall have received any and all consents required

     with respect to
     the documents described pursuant to Section 7.3 and

     Section 8.4 hereof;

          (i)  All delay periods and all periods for

     review, objection or appeal of or to any of the

     consents, approvals or permissions required with

     respect to the consummation of the Merger and this

     Agreement shall have expired;

          (j)  Unless waived by Wesbanco and Shawnee,

     the holders of not more than ten percent (10%) of

     the Voting Shares (as defined in Section 6.1

     hereof) shall have filed written objections to the

     Agreement in accordance with the WVCA, not have

     voted in favor of the Agreement at the special

     meeting of Shawnee shareholders referred to in

     Section 13.1 hereof and have made written demand

     for the fair value of such Voting Shares within ten

     days;

          (k)  On or before the Closing Date, there

     shall have been received from the Internal Revenue

     Service a ruling or rulings, or, at the option of

     Shawnee, in lieu thereof an opinion from counsel

     for Shawnee substantially to the effect that for

     Federal Income Tax purposes:

               (i)  The statutory merger of

          Shawnee with South Hills will constitute

          a reorganization within the meaning of

          Section 368(a)(1) of the Internal

          Revenue Code of 1986 ("IRC"), and

          Wesbanco, Shawnee and South Hills will

          each be a "party to the reorganization"

          as defined in IRC Section 368(b);

               (ii) No gain or loss will be

          recognized by Wesbanco, Shawnee or South

          Hills as a result of the transactions

          contemplated in the Agreement;

               (iii)     No gain or loss will be

          recognized by the shareholders of

          Shawnee as a result of their exchange of

          Shawnee Common Stock for Wesbanco Common

          Stock except to the extent any

          shareholder receives cash in lieu of a

          fractional share or as a dissenting

          shareholder;

               (iv) The holding period of the

          Wesbanco Common Stock received by each

          holder of Shawnee Common Stock will

          include the period during which the

          stock of Shawnee surrendered in exchange

          therefor was held, provided such stock

          was a capital asset in the hands of the

          holder on the date of exchange; and

               (v)  The Federal Income Tax Basis

          of the Wesbanco Common Stock received by

          each holder of Shawnee Common Stock will

          be the same as the basis of the stock

          exchanged therefore.

          (l)  No action, proceeding, regulation or

     legislation shall have been instituted before any

     court, governmental agency or legislative body to

     enjoin, restrain or prohibit, or to obtain

     substantial damages with respect to, the Agreement

     or the consummation of the transactions

     contemplated hereby, which, in the reasonable

     judgment of Wesbanco or Shawnee, would
     make it inadvisable to consummate such transactions

     (it being understood and agreed that a written request

     by governmental authorities for information with

     respect to the Merger may not be deemed by either

     party to be a threat of material litigation or

     proceeding, regardless of whether such request is

     received before or after execution of the

     Agreement).

          (m)  The approvals referred to in

     subparagraphs (b), (d) and (e) of Subsection 11.1

     herein shall not have required the divestiture or

     cessation of any significant part of the present

     operations conducted by Wesbanco, Shawnee or any of

     their subsidiaries, and shall not have imposed any

     other condition, which divestiture, cessation or

     condition Wesbanco reasonably deems to be

     materially disadvantageous or burdensome.

     11.2 Conditions Precedent of Wesbanco.  The consummation of
          ---------------------------------
this Agreement by Wesbanco and the Merger is also conditioned upon the following:

          (a)  Unless waived by Wesbanco, the

     representations and warranties of Shawnee contained

     in this Agreement shall be correct on and as of the

     Effective Date with the same effect as though made

     on and as of such date, except for representations

     and warranties expressly made only as of a

     particular date and except for changes which have

     been consented to by Wesbanco or which are not, in

     the aggregate, material and adverse, to the

     financial condition, businesses, properties or

     operations of Shawnee, or which are the result of

     expenses or transactions contemplated or permitted

     by the Agreement, and Shawnee shall have performed

     in all material respects all of its obligations and

     agreements hereunder theretofore to be
     performed by it; and Wesbanco and South Hills shall

     have received on the Effective Date an appropriate

     certificate (in affidavit form) dated the Effective

     Date and executed on behalf of Shawnee by one or

     more appropriate executive officers of Shawnee to

     the effect that such officers have no knowledge of

     the nonfulfillment of the foregoing condition;

          (b)  Opinion of Shawnee Counsel.  An opinion
               ---------------------------
     of Kay, Casto, Chaney, Love & Wise, counsel for

     Shawnee, shall have been delivered to Wesbanco,

     dated the Closing Date, and in form and substance

     satisfactory to Wesbanco and its counsel, to the

     effect that:

               (i)  Shawnee is a corporation duly

          organized, validly existing and in good

          standing under the laws of the State of

          West Virginia and has the full corporate

          power and authority to own all of its

          properties and assets and to carry on

          its business as it is now being

          conducted, and neither the ownership of

          its property nor the conduct of its

          business requires it to be qualified to

          do business in any other jurisdiction

          except where the failure to be so

          qualified, considering all such cases in

          the aggregate, does not involve a

          material risk to the business,

          properties, financial position or

          results of operations of Shawnee, taken

          as a  whole.

               (ii) Shawnee has the full corporate

          power to execute and deliver the

          Agreement and Plan of Merger.  All
          corporate action of Shawnee required to

          duly authorize the Agreement and Plan of

          Merger and the actions contemplated

          thereby has been taken, and the

          Agreement and Plan of Merger is valid

          and binding on Shawnee in accordance

          with its terms, subject, as to the

          enforcement of remedies, to applicable

          bankruptcy, insolvency, moratorium, or

          other similar laws affecting the

          enforcement of creditors' rights

          generally from time to time in effect,

          and subject to any equitable principles

          limiting the right to obtain specific

          performance of certain obligations

          thereunder.

               (iii)     All shares of common

          stock of Shawnee  issued and outstanding

          as of the Effective Date are duly

          authorized, validly issued, fully paid

          and nonassessable.

               (iv) The consummation of the merger

          contemplated by the Agreement and Plan

          of Merger will not violate any provision

          of Shawnee's Articles of Incorporation

          or Bylaws, or violate any provision of,

          or result in the acceleration of any

          material obligation under, any material

          mortgage, loan agreement, order,

          judgment, law or decree known to such

          counsel to which Shawnee is a party or

          by which it is bound and will not

          violate or conflict with any other

          material restriction of any kind or

          character
          known to such counsel to which

          Shawnee is subject, which would have a

          materially adverse effect on the assets,

          business or operations of Shawnee, taken

          as a whole.

               (v)  To the best of such counsel's

          knowledge, as of the date hereof,

          Shawnee is not involved in any

          litigation against it (with possible

          exposure of $100,000.00 or more),

          pending or threatened, that has not been

          disclosed to Wesbanco.

          (c)  Unless waived by Wesbanco, on or before

     the Effective Date, Ernst & Young, LLP, the

     independent public accountants for Wesbanco, shall

     have rendered an opinion to Wesbanco that the

     Merger will be treated as a purchase for accounting

     purposes.

          (d)  Shawnee shall have delivered to Wesbanco

     a schedule identifying all persons who may be

     deemed to be "affiliates" of Shawnee under Rule 145

     of the Securities Act of 1933, as amended, and

     shall use its best efforts to cause each affiliate

     to deliver to Wesbanco prior to the Effective Date

     a letter substantially in the form attached hereto

     as Exhibit "A".

          (e)  Brenda H. Robertson shall have duly

     executed and delivered an employment agreement with

     Shawnee, dated as of the Closing Date, in

     substantially the form attached hereto as Exhibit

     "B".

          (f)  Shawnee shall have furnished Wesbanco

     with a certified copy of resolutions duly adopted

     by the Board of Directors and the
     shareholders of Shawnee approving the Agreement and authorizing the Merger and the transactions contemplated hereby.

          (g)  Unless waived by Wesbanco, on the Closing

     Date, there shall not be pending against Shawnee or

     the officers or directors of Shawnee in their

     capacity as such, any suit, action or proceeding

     which, in the reasonable judgment of Wesbanco, if

     success, would have material adverse effect on

     the financial condition or operations of Shawnee.

     11.3 Conditions Precedent of Shawnee.  The consummation of
          --------------------------------
this Agreement by Shawnee and the Merger is also conditioned upon the following:

          (a)  Unless waived by Shawnee, the

     representations and warranties of Wesbanco and

     South Hills contained in this Agreement shall be

     correct on and as of the Effective Date with the

     same effect as though made on and as of such date,

     except for representations and warranties expressly

     made only as of a particular date and except for

     changes which have been consented to by Shawnee or

     which are not in the aggregate material and adverse

     to the financial condition, businesses, properties

     or operations of Wesbanco and South Hills or which

     are the result of expenses or transactions

     contemplated or permitted by this Agreement, and

     Wesbanco and South Hills shall have performed in

     all material respects all of their obligations and

     agreements hereunder theretofore to be performed by

     them; and Shawnee shall have received on the

     Effective Date an appropriate certificate (in

     affidavit form) dated the Effective Date and

     executed on behalf of Wesbanco and South Hills by

     one or more appropriate
     executive officers of each of them to the effect that

     such officers have no knowledge of the nonfulfillment

     of the foregoing conditions;

          (b)  Opinion of Wesbanco Counsel.  An opinion
               ----------------------------
     of Phillips, Gardill, Kaiser & Altmeyer, counsel

     for Wesbanco, shall have been delivered to Shawnee,

     dated the Closing Date, and in form and substance

     satisfactory to Shawnee and its counsel, to the

     effect that:

               (i)  Wesbanco and South Hills are

          corporations duly organized, validly

          existing and in good standing under the

          laws of the State of West Virginia and

          have the full corporate power and

          authority to own all of their properties

          and assets and to carry on their

          businesses as they are now being

          conducted, and neither the ownership of

          their property nor the conduct of their

          businesses require them to be qualified

          to do business in any other jurisdiction

          except where the failure to be so

          qualified, considering all such cases in

          the aggregate, does not involve a

          material risk to the business,

          properties, financial position or

          results of operations of Wesbanco, South

          Hills and the Wesbanco Subs, taken as a

          whole.

               (ii) Wesbanco and South Hills have

          the full corporate power to execute and

          deliver the Agreement and Plan of

          Merger.  All corporate action of

          Wesbanco and South Hills required to

          duly authorize the Agreement and

          Plan of Merger and the actions contemplated

          thereby has been taken, and the

          Agreement and Plan of Merger is valid

          and binding on Wesbanco and South Hills

          in accordance with its terms, subject,

          as to the enforcement of remedies, to

          applicable bankruptcy, insolvency,

          moratorium, or other similar laws

          affecting the enforcement of creditors'

          rights generally from time to time in

          effect, and subject to any equitable

          principles limiting the right to obtain

          specific performance of certain

          obligations thereunder.

               (iii)     The shares of common

          stock of Wesbanco into which shares of

          common stock of Shawnee shall be

          converted pursuant to the terms of the

          Agreement and Plan of Merger have been

          duly authorized, and when delivered

          pursuant to the terms of the Agreement

          and Plan of Merger, will have been

          legally and validly issued, and will be

          fully paid and nonassessable.

               (iv) The consummation of the merger

          contemplated by the Agreement and Plan

          of Merger will not violate any provision

          of Wesbanco's or South Hills' Articles

          of Incorporation or Bylaws, or violate

          any provision of, or result in the

          acceleration of any material obligation

          under, any material mortgage, loan

          agreement, order, judgment, law or

          decree known to such counsel to
          which Wesbanco or South Hills are a party or

          by which it is bound, and will not

          violate or conflict with any other

          material restriction of any kind or

          character known to such counsel to which

          Wesbanco or South Hills are subject

          which would have a material adverse

          effect on the assets, business or

          operations of Wesbanco and South Hills,

          taken as a whole.

               (v)  Each of Wesbanco's

          subsidiaries is duly organized, validly

          existing and in good standing under the

          laws of the state of its organization

          and has the requisite corporate power

          and authority to own and lease its

          properties and to conduct its business

          as it is now being conducted.   To the

          best of such counsel's knowledge,

          Wesbanco owns 100% of the issued and

          outstanding stock of each such

          corporation.

               (vi) To the best of such counsel's

          knowledge, as of the date hereof,

          neither Wesbanco nor any of its

          subsidiaries were involved in any

          litigation against them (with possible

          exposure of $100,000.00 or more),

          pending or threatened, that has not been

          disclosed to Shawnee.

               (vii)     The Registration

          Statement for the stock to be delivered

          pursuant to the Agreement and Plan of

          Merger has become effective under the

          Securities Act of 1933, and
          such counsel is not aware of any stop orders

          in effect with regard to such Registration

          Statement.

          (c)  LSC Financial Services, Inc., financial

     advisors to Shawnee, shall have furnished to

     Shawnee an opinion, or an updating of any opinion,

     rendered after the date of the Agreement, dated on

     or prior to the distribution date of the Proxy

     Statement described in Section 13.1 of this

     Agreement, and at the election of Shawnee, updated

     as of the Closing if the Closing is held more than

     five (5) days after the Shawnee meeting of

     shareholders, to the effect that the Merger and

     transactions contemplated by this Agreement are

     fair, from a financial point of view, to Shawnee

     and its shareholders.

          (d)  Wesbanco and South Hills shall have

     furnished Shawnee with certified copies of

     resolutions duly adopted by the Boards of Directors

     of Wesbanco and South Hills and the shareholders of

     South Hills approving the Agreement and authorizing

     the Merger and transactions contemplated hereby.

          (e)  Unless waived by Shawnee, on the Closing

     Date, there shall not be pending against Wesbanco

     or any of its subsidiaries or the officers or

     directors of Wesbanco or any of its subsidiaries in

     their capacity as such, any suit, action or

     proceeding which, in the reasonable judgment of

     Shawnee, if successful, would have a material

     adverse effect on the financial condition or

     operations of Wesbanco or any of its subsidiaries.

          (f)  Unless waived by Shawnee, there shall not

     have been any change in control of Wesbanco since

     December 1, 1996.

     11.4 Closing Date.  The Closing shall be effected as soon as
          -------------
practicable after all of the conditions contained herein shall have been satisfied on the Closing Date as defined in Section 2.3 hereof, which Closing Date shall be the latest of:

          (a)  The day of the meetings of the

     shareholders of Shawnee or South Hills, whichever

     is later, at which the Agreement is approved;

          (b)  The fifteenth (15th) day after the

     approval of the acquisition of Shawnee by the Board

     of Governors of the Federal Reserve System (the

     "Federal Reserve Board");

          (c)  The day after any stay of the Federal

     Reserve Board's approval of the acquisition of

     Shawnee shall be vacated or shall have expired or

     the day after any injunction against the closing of

     the Merger shall be lifted, discharged or

     dismissed;

          (d)  The day after the approval of the

     acquisition of Shawnee by the West Virginia

     Department of Banking is received by Wesbanco;

          (e)  The fifteenth (15th) day after the

     approval of the merger of Shawnee with South Hills

     by the Federal Deposit Insurance Corporation (the

     "FDIC");

          (f)  The date on which the conditions set

     forth in Section 11 are satisfied or waived;

          (g)  Such other date as shall be mutually

     agreed to by Wesbanco and Shawnee.

The Closing shall be held in Charleston, West Virginia, at such time and place as the parties may agree upon.  The date and time of closing are herein called the "Closing Date".  Promptly after the Closing, the Articles of Merger with respect to the Merger shall be filed with the Secretary of State of West Virginia.

     11.5 Effective Date.  The Merger shall become effective (the
          ---------------
"Effective Date") on the date on which the Certificate of Merger approving the Merger is issued by the Secretary of State of West

Virginia.  The Surviving Corporation shall record said

Certificate of Merger in the office of the Clerk of the County

Commission of Kanawha County.

                              SECTION 12

                       TERMINATION OF AGREEMENT
                       ------------------------
     12.1 Grounds for Termination.  This Agreement and the
          ------------------------
transactions contemplated hereby may be terminated at any time prior to the Closing Date either before or after the meeting of the shareholders of Shawnee:

          (a)  By mutual consent of Shawnee and

     Wesbanco;

          (b)  By either Shawnee or Wesbanco if

     any of the conditions hereto to such party's

     obligations to close have not been met as of

     the Closing Date and the same has not been

     waived by the party adversely affected

     thereby;

          (c)  By either Shawnee or Wesbanco if

     the Merger shall violate any nonappealable

     final order, decree or judgment of any court

     or governmental body having competent

     jurisdiction;

          (d)  By Shawnee or Wesbanco, if the

     Closing Date has not occurred by the first

     anniversary of the date of execution of this

     Agreement;

          (e)  By Shawnee, unless waived by

     Shawnee, if the Market Value of Wesbanco

     stock shall fall below Twenty-seven Dollars

     ($27.00) per share as of the Closing Date.

     Market Value, for purposes of this paragraph,

     shall mean the average bid price of Wesbanco

     Common Stock (as quoted on NASDAQ) for the 30

     calendar days preceding five business days

     before the Closing.

          (f)  By either party in the event that

     the  shareholders of Shawnee vote against

     consummation of the Merger.

          (g)  By Wesbanco or Shawnee within 30

     days of the date hereof pursuant to the

     provisions of Section 9 of this Agreement.

     12.2 Effect of Terminating; Right to Proceed.  In the event
          ----------------------------------------
this Agreement shall be terminated pursuant to Section 12.1, all further obligations of Wesbanco and Shawnee under this Agreement,

except Sections 9, 12.1, 12.2, and 19 hereof, shall terminate without further liability of Wesbanco and South Hills to Shawnee,

or of Shawnee to Wesbanco and South Hills.

     12.3 Return of Documents in Event of Termination.  In the
          --------------------------------------------
event of termination of this Agreement for any reason, Wesbanco and Shawnee shall each promptly deliver to the other all

documents, work papers and other material obtained from each other relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including

information obtained pursuant to Section 9 hereof, and will take all practicable steps to have any information so obtained kept confidential, and thereafter, except for any breach of the

continuing sections of the Agreement, each party shall be

mutually released and discharged from
liability to the other party or to any third parties hereunder, and no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith.

                                SECTION 13

                     MEETING OF SHAREHOLDERS OF SHAWNEE
                     ----------------------------------
     13.1 Subject to receipt by Shawnee of the fairness opinion described in Section 11.3(c) hereof, Shawnee shall take all steps necessary to call and hold a special meeting of its shareholders,

in accordance with applicable law and the Articles of

Incorporation and Bylaws of Shawnee as soon as practicable

(considering the regulatory approvals required to be obtained)

for the purpose of submitting this Agreement to its shareholders for their consideration and approval and will send to its

shareholders for purposes of such meeting a Proxy Statement which will not contain any untrue statement of a material fact with respect to Shawnee or omit to state a material fact with respect to Shawnee required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and which otherwise

materially complies as to form with all applicable laws, rules and regulations.

     13.2 It is understood that as an integral part of the

transaction contemplated by this Agreement, Wesbanco shall file a

Registration Statement with respect to the offering of its common shares to be issued in the Merger.  The term "Registration

Statement" as used in this Agreement includes all preliminary filings, post-effective amendments and any Proxy Statement of

Shawnee.  Accordingly, Wesbanco and Shawnee agree to assist and cooperate fully with each other in the preparation of the

Registration Statement.  Both Shawnee and Wesbanco further agree to deliver to each other, both as of the Effective Date of the

Registration Statement and as of the Closing, a letter, in form and substance satisfactory to the other party and its counsel, stating that, to the best of their knowledge and belief, all of the facts with respect to either Wesbanco or Shawnee, as the case may be, set forth in the Registration Statement, are true and correct in all material respects, and that the Registration

Statement does not omit any material fact necessary to make the facts stated therein with respect to such party not misleading in light of the circumstances under which they were made.

                            SECTION 14

                             BROKERS
                             -------
     Shawnee represents and warrants to Wesbanco and Wesbanco

represents and warrants to Shawnee that no broker or finder has been employed, or is entitled to a fee, commission or other

compensation, with respect to this Agreement or the transactions contemplated hereby, other than fees due from Shawnee in payment for the rendered `Fairness Opinion'.

                              SECTION 15

                     GOVERNING LAW; SUCCESSORS AND
                 ASSIGNS; COUNTERPARTS; ENTIRE AGREEMENT
                 ---------------------------------------
     This Agreement (a) shall be governed by and construed under and in accordance with the laws of the State of West Virginia;

(b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns,

provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties hereto;

(c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective and binding as to Wesbanco, South Hills and Shawnee when one or more counterparts shall have been signed and

delivered by Wesbanco, South Hills and Shawnee; and (d) embodies the entire Agreement and understanding of the parties with

respect to the subject matter hereof; and (e) supersedes all prior agreements and
understandings, written or oral, between Shawnee and Wesbanco relating to the subject matter hereof.

                                 SECTION 16

                             EFFECT OF CAPTIONS
                             ------------------
     The captions of this Agreement are included for convenience only and shall not in any way affect the interpretation or

construction of any of the provisions hereof.

                                  SECTION 17

                                   NOTICES
                                   -------
     Except as specifically provided in Section 7.20(d) hereof,

any notices or other communication required or permitted

hereunder shall be sufficiently given if delivered personally or sent by first class, registered or certified mail postage

prepaid, with return receipt requested addressed as follows:

     To Shawnee:

          Shawnee Bank, Inc.
          11th Street & Myers Avenue
          Dunbar, West Virginia 25064
          ATTENTION:  Brenda H. Robertson, President

     With a copy to:

          Kay, Casto, Chaney, Love & Wise
          1600 Bank One Center
          P.O. Box 2031
          Charleston, WV 25327
          ATTENTION:  William W. Booker, Esq.

     To Wesbanco:

          Wesbanco, Inc.
          One Bank Plaza
          Wheeling, WV  26003
          ATTENTION:  Edward M. George, President

     With a copy to:

          Phillips, Gardill, Kaiser & Altmeyer
          61 Fourteenth Street
          Wheeling, WV  26003
          ATTENTION:  James C. Gardill, Esq.

or such other addresses as shall be furnished in writing by

either party to the other party.  Any such notice or

communication shall be deemed to have been given as of the date so mailed.

                           SECTION 18

                           AMENDMENTS
                           ----------
     Any of the terms or conditions of the Agreement may be

waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, by action taken by the Board of Directors of such party, or any of such terms or conditions may be amended or modified in whole or in part at any time as follows.  This Agreement may be amended in writing

(signed by all parties hereto) before or after the meeting of

Shawnee shareholders at any time prior to the Closing Date with respect to any of the terms contained herein, provided, however,

that if amended after such meeting of shareholders, the

conversion ratio per share at which each share of common stock of

Shawnee shall be converted in the Merger and any other material terms of the Merger shall not be amended after the meeting of

Shawnee shareholders unless the amended terms  are resubmitted to the shareholders for approval.  Neither the Agreement nor any provisions hereof, may be changed, waived, discharged or

terminated orally, or by the passage of time, except by a

statement in writing signed by the party against which the

enforcement of such change, waiver, discharge or termination is sought.

                              SECTION 19

                               EXPENSES
                               --------
     Each party to this Agreement shall pay its own legal and

accounting fees and other costs and expenses incurred in

connection with this Agreement and the transactions contemplated hereby.

                               SECTION 20

                              MISCELLANEOUS
                              -------------
     20.1 Publicity.  The parties will not publicly release any
          ----------
information about the transactions contemplated hereby except as they may mutually agree or as may be required by law.

     20.2 Incorporation by Reference.  Any and all schedules,
          ---------------------------
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference as though fully set forth at the point referred to in the Agreement.

     20.3 Material Adverse Change.  In determining whether there
          ------------------------
has been a material adverse change for purposes of this

Agreement, costs and expenses of the transactions contemplated hereby shall not be taken into account provided, however, that only the first $50,000 of such expenses shall be so excluded.

     20.4 Binding Date.  This Agreement is effective and binding
          -------------
as to Wesbanco, South  Hills and Shawnee upon the date first above written.

     IN WITNESS WHEREOF, Wesbanco, South Hills and Shawnee have each caused this Agreement to be executed on its behalf by its officers thereunto duly authorized all as of the day and year first above written.

                              WESBANCO, INC., a West Virginia
                              corporation



                              By /s/ E.M. George
                                 ------------------------------
                                   Its President & CEO
                                   ------------------------
(SEAL)



ATTEST:

/s/ Shirley A. Bucan
----------------------
      Secretary



                              SHAWNEE BANK, INC., a West Virginia
                              corporation



                              By /s/ Brenda H. Robertson
                                 --------------------------------
                                   Its President & CEO
                                   ----------------------

(SEAL)



ATTEST:

/s/ Joan B. Belcher
---------------------------
      Secretary

                              WESBANCO BANK SOUTH HILLS, a West
                              Virginia corporation



                              By /s/ Larry L. Dawson
                                 ----------------------------------
                                   Its President & CEO
                                   --------------------------

(SEAL)



ATTEST:

/s/ Thomas L. Jones
--------------------------------
         Secretary

                              EXHIBIT A
                              ---------
                           AFFILIATE LETTER
                           ----------------

Wesbanco, Inc.
Bank Plaza
Wheeling, WV  26003

Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Agreement"), dated as of the 19th day of December, 1996, by and between Wesbanco, Inc. ("Wesbanco") Shawnee Bank, Inc. ("Shawnee") providing for the merger ("Merger") of Shawnee with Wesbanco Bank South Hills ("South Hills"), a wholly owned subsidiary of Wesbanco, whereby Wesbanco shall acquire all of the outstanding common stock of Shawnee through and as a result of such Merger in exchange for shares of the common stock of Wesbanco. The undersigned stockholder of Shawnee has been identified as a person who may be an "Affiliate" of Shawnee for purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transactions contemplated by the Agreement, the undersigned stockholder will receive shares of Wesbanco stock. In consideration of the receipt of such shares, the undersigned stockholder warrants and covenants as follows:

          (1) Until the expiration of the limitation on the transfer as provided in Rule 145 of the shares of Wesbanco Common Stock received as a result of the Merger, the undersigned stockholder will not sell, transfer or assign, and Wesbanco shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) a Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which Wesbanco has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, in either case in form and substance reasonably satisfactory to Wesbanco, is exempt from or otherwise complies with the registration requirements of the Act.

          (2) Until the expiration of any limitation on the transfer of the Wesbanco Common Stock as provided in Rule 145(d), each certificate the undersigned receives for Wesbanco Common Stock as a result of the Merger may bear a restrictive legend in substantially the following form:

          "The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933 (the "Act") as amended, applies. The shares represented by this certificate may not be sold, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by said Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a `no action' or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act."

                              Very truly yours,



                              _____________________________________


ACCEPTED this _____ day of
_______________, 1997.

WESBANCO, INC.


By________________________
   Its ___________________

                                EXHIBIT B
                                ---------

                                AGREEMENT
                                ---------

     THIS AGREEMENT, made and entered into this ________ day of

_____________, 1997, by and between BRENDA H. ROBERTSON,

hereinafter referred to as "Employee" and WESBANCO BANK SOUTH

HILLS, hereinafter referred to as "Bank", and WESBANCO, INC., a

West Virginia corporation, hereinafter referred to as "Wesbanco".

     WHEREAS, Employee is serving as an executive officer of the

Bank as of the date hereof; and

     WHEREAS, the Bank wishes to assure itself of the Employee's full time employment and continuing services in an executive capacity.

     WITNESSETH THAT:  In consideration of the mutual promises

and undertakings hereinafter set forth, the parties hereto agree as follows:

     1.  OFFER OF EMPLOYMENT.  The Bank agrees to, and hereby
         --------------------
does, continue the employment of Employee at Bank in an executive capacity.  In that capacity, Employee shall be answerable to the

Board of Directors of the Bank and such other officers of

Wesbanco, the parent company of the Bank, as the Board of

Directors of Wesbanco shall direct.  Employee shall perform such duties, compatible with her employment under this Agreement, as the Bank, and Wesbanco, from time to time may assign to her.

     2.  COMPENSATION.  As compensation for the performance of
         -------------
the services specified in Paragraph (1) and the observance of all of the provisions of this Agreement, the Bank agrees to pay

Employee, and Employee agrees to accept, the following amounts and benefits during her term of employment:

          (A)  Salary at a rate to be determined by the

     Board of Directors of the Bank, with notice to be

     given to employee in April of each calendar year,

     but in no event shall Employee's salary be less

     than the salary in effect as of the date of

     execution of that certain Agreement and Plan of

     Merger by and between Wesbanco, Shawnee Bank, Inc.

     and Bank, dated the ___ day of December, 1996, plus

     any increases granted by the Board of Directors

     after the date hereof, and payable in equal

     biweekly installments; and

          (B)  Such other miscellaneous benefits and

     perquisites as the Bank provides to its executive

     employees generally.

     3.  ACCEPTANCE OF EMPLOYMENT.  Employee accepts the
         -------------------------
employment provided for herein, at the salary set forth above,

and agrees to devote her talents and best efforts to the

diligent, faithful, and efficient discharge of the duties of her employment, and in furtherance of the operations and best

interests of Bank, and observe and abide by all rules and

regulations promulgated by Bank for the guidance and direction of its employees and the conduct of its business, operations, and activities.

     4.  TERM OF AGREEMENT.  The employment term provided for
         ------------------
herein shall consist of a revolving period of three years, with the initial term beginning on the ____ day of __________, 19__,

and ending on the ____ day of ___________, 19___.  The term of this Agreement shall automatically be extended on each

anniversary of the beginning date of the term hereof for an

additional one year, thereby creating a new three year term,

unless written notice of termination hereof is given by either party at least ninety (90) days prior to the anniversary date of the beginning date of this Agreement.  Any such notice of non-

renewal shall not affect the continuation of the term of this

Agreement existing at the time of such non-renewal.

     5.  CONFIDENTIALITY.  Employee agrees that such information
         ----------------
concerning the business, affairs, and records of Bank as she may acquire in the course of, or as incident to, her  employment hereunder, shall be regarded and treated as being of a

confidential nature, and that she will not disclose any such information to any person, firm, or corporation, for her own benefit or to the detriment of Bank, during the term of her

employment under this Agreement or at any time following the termination thereof.

     6.  MISCELLANEOUS BENEFITS.  This Agreement is not intended,
         -----------------------
and shall not be deemed to be in lieu of any rights, benefits,

and privileges to which Employee may be entitled as an Employee of Bank under any retirement, pension, profit sharing, insurance,

hospital, bonus, vacation, or other plan or plans which may now be in effect or which may hereafter be adopted by Bank, it being understood that Employee shall have the same rights and

privileges to participate in such plans and benefits, as any other employee, during the period of her  employment.

     7.  BINDING EFFECT.  This Agreement shall inure to the
         ---------------
benefit of and be binding upon Bank's successors and assigns,

including, without limitation, any company or corporation which may acquire substantially all of Bank's assets or business, or with, or into which Bank may be merged or otherwise consolidated.

     8.  TERMINATION.  The Employee's employment hereunder shall
         ------------
terminate upon the earliest to occur of any one of the following:

          (A)  The expiration of the initial term of

     this Agreement, or any extended term of this

     Agreement by written notice of termination as

     provided in Paragraph (4) hereof; or

          (B)  By the Bank for cause, after thirty (30)

     days written notice to Employee.  Cause for

     purposes of this Agreement shall mean as follows:

               (i)  An act of dishonesty, willful

          disloyalty or fraud by the Employee that

          the Bank determines is detrimental to

          the best interests of the Bank; or

               (ii) The Employee's continuing

          inattention to, neglect of, or inability

          to perform, the duties to be performed

          under this Agreement, or

               (iii)     Any other breach of the

          Employee's covenants contained herein or

          of any of the other terms and provisions

          of this Agreement, or

               (iv) The deliberate and intentional

          engaging by the Employee in gross

          misconduct which is materially and

          demonstrably injurious to the Bank.

          (C)  Employee shall have the right to

     terminate this Agreement and her active employment

     hereunder at any time upon ninety (90) days written

     notice to the Bank.

          (D)  Upon the death of Employee, this

     Agreement shall automatically terminate.

     9.  EFFECT OF TERMINATION.  In the event of a termination of
         ----------------------
this Agreement, Employee shall be paid the following severance benefits, payable promptly after the date of termination of her employment, in the following manner:

          (A)  In the event that this Agreement is

     terminated by the death of Employee, this Agreement

     shall be deemed to have been terminated as of the

     date of such death except, however, that Bank shall

     pay to the surviving spouse of Employee, or in lieu

     thereof, to Employee's estate, an amount equal to

     six months of the base salary at her then current

     base rate, provided, however, that if such death

     occurs within six months of the normal retirement

     date as provided by the Bank's defined benefit

     pension plan, or after such normal retirement date,

     so that a pension distribution or benefit is

     payable to the surviving spouse of Employee, such

     payment shall be reduced to an amount equal to one

     month of the base salary at her then current base

     rate.

          (B)  In the event that this Agreement is

     terminated by Employee and Bank by mutual

     agreement, then Bank shall pay such severance

     benefits, if any, as shall have been agreed upon by

     Bank and Employee.

          (C)  In the event that Bank attempts to

     terminate this Agreement, other than for cause,

     death of Employee, or by mutual agreement with

     Employee, in addition to any other rights or

     remedies which Employee may have, Employee shall

     receive an amount equal to the greater of (i) six

     months of base salary at her then current base

     rate, or (ii) the base salary Employee would have

     received had she continued to be employed pursuant

     to this Agreement throughout the end of the then

     existing term of employment hereunder.

          (D)  In the event Bank terminates this

     Agreement for cause, no severance benefits shall be

     payable hereunder.


    10.  ENTIRE UNDERSTANDING; AMENDMENT.  This Agreement
         --------------------------------
supersedes all previous agreements between Employee and Bank and contains the entire understanding and agreement between the

parties with respect to the subject matter hereof, and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by both parties.

     11.  APPLICABLE LAW.  This Agreement shall be governed by
          ---------------
and construed in accordance with the laws of the State of West

Virginia.

     12. CERTAIN OBLIGATIONS OF WESBANCO.  While the parties
         --------------------------------
acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create pursuant to this Agreement a valid employment for a definite term with specified benefits.  As an inducement for Employee and Bank to enter into this Agreement whereby

Employee would be employed by Bank for a definite term, Wesbanco hereby undertakes the independent, separate and unconditional obligation to Employee to pay all amounts which are or may become due to Employee under this Agreement as set forth herein,

regardless of the status of the direct or indirect enforceability or validity of Bank's obligation to pay any or all such amounts as may be due hereunder to Employee; provided, however, that for purposes of this Paragraph 12, Wesbanco shall be obligated to the

Employee for any bonuses or any increases in base salary in

excess of the rate described in subsection (A) of Section 2

hereof only to the extent that it has consented to such bonuses or increases. Wesbanco also acknowledges that it may or may not be entitled to indemnification or contribution from Bank or to be subrogated to the claim of

Employee hereunder for any payments Wesbanco may make to Employee;

and Wesbanco hereby specifically waives any rights it may otherwise have to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such payments as are made by

Wesbanco would be unenforceable or invalid for any reason against Bank.

     13.  MISCELLANEOUS.  The invalidity or unenforceability of
          --------------
any term or provision of this Agreement as against any one or more parties hereto, shall not impair or effect the other

provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent

consistent with law.

     IN WITNESS WHEREOF, Bank and Wesbanco have caused these

presents to be signed and their corporate seals to be hereto affixed, and Employee has hereto affixed her signature and seal,

at ______________, West Virginia, as of the day and year first above written.



                              WESBANCO BANK SOUTH HILLS



                              By___________________________________
                                   Its __________________

(SEAL)


ATTEST:

_____________________________
              Secretary



                              ___________________________________(SEAL)
                              BRENDA H. ROBERTSON

                              WESBANCO, INC.



                              By____________________________________
                                   Its ____________________

(SEAL)


ATTEST:

____________________________
                Secretary

     Its________________

                                                                 EXHIBIT 5

                  PHILLIPS, GARDILL, KAISER & ALTMEYER
                                LAWYERS                       [Letterhead]
                          61 Fourteenth Street
                     Wheeling, West Virginia 26003


                            March 27, 1997




Wesbanco, Inc.
One Bank Plaza
Wheeling, WV 26003

          RE:  Proposed Acquisition of Shawnee Bank, Inc.

Gentlemen:

     In connection with the Registration of the Common Stock of Wesbanco, Inc. (hereinafter "Wesbanco") under the provisions of the Securities Act of 1933, you have requested our opinion regarding the legality of the securities of Wesbanco to be issued as a result of the Agreement and Plan of Merger by and between Wesbanco, Shawnee Bank, Inc. and Wesbanco Bank South Hills, dated December 19, 1996 (hereinafter "Agreement").

     In conjunction with this opinion, we have examined such corporate records of Wesbanco, the Agreement, and such other agreements and instruments, certificates of public officials, certificates of officers and representatives of Wesbanco, and other documents, as we have deemed necessary for purposes of issuing the opinion hereinafter expressed. All legal proceedings taken thus far in connection with the issuance of these shares have been in form and substance satisfactory to us.

     It is our opinion that Wesbanco is duly organized and validly existing under the laws of the State of West Virginia as a bank holding company and that, when the exchange of stock is completed as contemplated in the foregoing Agreement, and the effectiveness of the Registration Statement to be filed with regard thereto is confirmed by the Securities & Exchange Commission, the securities being registered will be legally issued, fully paid and nonassessable under the laws of the State of West Virginia and of the United States.

Wesbanco, Inc.
March 27, 1997
Page 2


     We hereby consent to the inclusion of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm and its opinions included in the Registration Statement.

                              Yours very truly,

                              PHILLIPS, GARDILL, KAISER & ALTMEYER


                              By  /s/ James C. Gardill

JCG/mmr

                                                            EXHIBIT 10.1

                        STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT, dated as of December 19, 1996, by and among WESBANCO, INC. (the "Acquiror"), a West Virginia corporation, and certain stockholders of SHAWNEE BANK, INC. (the
"Company"), a West Virginia banking corporation, named on Schedule A attached hereto (collectively the "Stockholders").

     WITNESSETH: That for and in consideration of the mutual promises and covenants hereinafter contained, the parties hereto do hereby agree as follows:

     WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into an affiliate bank of the Acquiror (the "Merger"); and

     WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in their capacities as stockholders of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Ownership of Company Common Stock. Each stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $10.00 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule A attached hereto.

     2.   Agreements of Stockholders.   Each Stockholder
covenants and agrees that:

     (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or caused to be voted, all shares of Company
     Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and against any plan or proposal pursuant to which the Company is to be acquired by or merged with, or pursuant to which the Company proposes to sell all or substantially all of its assets and liabilities to, any person entity or group (other than the Acquiror or any affiliate thereof);

     (b)  except as otherwise expressly permitted
     hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock;

     (c) such Stockholder shall not in his capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale or substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of the Company); and

     (d) such Stockholder shall use his best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

     3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that such Stockholder obtains the prior written consent of the Acquiror and that any Acquiror of such Company Common Stock agree in writing to be bound by the terms of this Stockholder Agreement.

     4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     5. Notices. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 17 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

     6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of West Virginia without giving effect to the principles of conflicts of laws thereof.

     7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same each of which shall be deemed an original.

     8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder
Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     9. Individual Liability. Each of the undersigned stockholders has executed this Agreement solely for the purpose of binding himself to the terms hereof and no stockholder shall, by reason of his execution hereof, incur any liability for any breach hereof by any other stockholder. All liabilities hereunder being several and not joint, it is acknowledged and agreed that it shall not be necessary to join any stockholder who has not violated the terms hereof in any action to enforce the terms hereof against a stockholder who is alleged to have violated any term hereof.

     IN WITNESS WHEREOF, the Acquiror, by a duly authorized offer, and each of the Stockholders have caused this Stockholder
Agreement to be executed as of the day and year first above written.

                              WESBANCO, INC.

                              By  /s/ E. M. George
                                ---------------------------
                                   Its President & CEO

                              /s/ Robert L. Hively
                              -----------------------------
                              ROBERT L. HIVELY

                              /s/ R. Thomas Linger
                              -----------------------------
                              R. THOMAS LINGER

                              /s/ Andrew A. Payne, Jr.
                              -----------------------------
                              ANDREW A. PAYNE, JR.

                              /s/ John L. Ray
                              -----------------------------
                              JOHN L. RAY

                              /s/ Brenda H. Robertson
                              -----------------------------
                              BRENDA H. ROBERTSON

                              /s/ R. Brawley Tracy
                              -----------------------------
                              R. BRAWLEY TRACY

                              /s/ Catherine L. Whittington
                              -----------------------------
                              CATHERINE L. WHITTINGTON

                              SCHEDULE A
                              ----------
                NUMBER OF SHARES OF COMPANY COMMON STOCK
                ----------------------------------------

NAME OF STOCKHOLDER                             BENEFICIALLY OWNED
-------------------                             ------------------
Robert L. Hively                                      1,221
R. Thomas Linger                                      3,909*
Andrew A. Payne, Jr.                                  7,063*
John L. Ray                                             400
Brenda H. Robertson                                     263
R. Brawley Tracy                                      7,391
Catherine L. Whittington                                 50

(1) Does not include shares held in a fiduciary capacity by the Bank, or by any of such shareholders.

(2) Information is presented as of December 1, 1996, and is subject to update.

*Footnote:
_______________________________________________________________________________

R. Thomas Linger         Andrew A. Payne, Jr.        R. Brawley Tracy
----------------         --------------------        ----------------
Gatlin, Inc.        300  Horse Creek Land &          R. Brawley Tracy        50
R. Thomas Linger     54  Mining Co.             220  R. Brawley Tracy &
Ohio Valley Bank, NA     Andrew A. Payne, Jr. 2,283  One Valley Bank, NA
& R. Thomas Linger       Andrew A. Payne -           FBO: Theresa L. Byer 1,033
Co-Trustees FBO          Trust 1                400       Susan L.Cook    1,032
Kathryn L. Lee    1,492  Andrew A. Payne -                R.Thomas
One Valley Bank, NA      Trust 2                400       Linger, Jr.     1,032
& R. Thomas Linger       Andrew A. Payne-                 W. Gates
Co-Trustees FBO          Trust 3                400       Linger          1,032
Julia B. Kurdt    1,492  Andrew A. Payne-                 Rebecca Nolte   1,032
R.T. Linger & R.         Trustee for Anastasia       R.T. Linger & R.B.
B. Tracy Trustees        D. Payne               265  Tracy Trustees Under
Under M. L. Gates   571  Andrew A. Payne-            M. L. Gates            571
                         Trustee for Katherine       R. Brawley Tracy
                         V. Payne               265  Trustee for R. Brawley
                         Andrew A. Payne, Jr.        Tracy (KEOGH)        1,609
                         & John L. D. Payne as
                         Trustees:
                           Anastasia D. Payne
                           Trust 1              512
                           Anastasia D. Payne
                           Trust 2              512
                           Anastasia D. Payne
                           Trust 3              512
                         Payne Gallatin Mining
                         Co.                  1,294

                                                                EXHIBIT 10.19


     THIS AGREEMENT, made in duplicate this 14th day of December,

1993, by and between SHAWNEE BANK, INC., a West Virginia banking corporation, of Dunbar, West Virginia, hereinafter sometimes called Bank, and BRENDA H. ROBERTSON, now residing in Charleston,

West Virginia, hereinafter sometimes called Executive.

                        WITNESSETH

     WHEREAS, Bank has engaged Executive as its President and

Chief Executive Officer and Executive began such employment on

January 1, 1991; and

     WHEREAS, the parties wish to set forth their agreement and understanding of her engagement as an inducement to Executive to continue in such capacities;

     NOW, THEREFORE, in consideration of the premises and the

agreements and obligations hereinafter set forth, Bank and

Executive hereby agree and contract with one another as follows:

     1.   Bank has engaged Executive as President and Chief

Executive Officer of Bank and as a member of its board of

directors, and Executive has agreed to serve in such capacities,

or in other capacities as from time to time may be agreed upon by the board of directors and Executive, as hereinafter stated.  The term of this Agreement shall begin on December 16, 1993, and shall terminate on December 31, 1998.

     2.   Executive entered upon the performance of her duties on

January 1, 1991.

     3.   Executive shall exert her best efforts and her full

time and attention to the performance of her duties hereunder,

performing those duties normal to her position, subject to the general direction and approval and final control of Bank's board of directors, on which Executive shall also serve.

     4.   Executive shall report to the Chairman of the Board of

Directors of Bank or to its board of directors in his absence or to both.

     5.   Bank shall pay to Executive an annual salary of Fifty-

five Thousand Dollars ($55,000.00).  Such salary shall be paid in the same manner and frequency as are the salaries of other

executive officers of Bank and shall be subject to an annual compensation review in the same manner as the remuneration of such other executive officers is reviewed.

     6.   Bank may terminate this Agreement and the employment of

Executive for cause or by reason of her disability.  "Cause"

shall be limited to any material breach by Executive of her

obligations under this Agreement, including (i) refusal or

deliberate failure to carry out policies laid down by Bank's board of directors, (ii) indictment or conviction of executive for embezzlement, criminal fraud, or any other crime involving moral turpitude, (iii) the receipt by Bank of a written

recommendation from the Federal Deposit Insurance Corporation,

Department of Banking of the State of West Virginia or other regulatory authority recommending, requesting or demanding the removal of Executive as President, Chief Executive Officer and

director of the Bank, (iv) any justifiable cause that would

warrant a similarly situated employer to Bank for removing a

President and Chief Executive Officer, and (v) failure by

Executive to perform or meet objective and reasonable standards or disloyal, dishonest or illegal conduct of Executive.  If, in good faith and on reasonable evidence, Bank's Board of Directors shall determine that Executive has been unable properly to

perform her duties and responsibilities hereunder as a result of physical or mental disability, whether total or partial, for a continuous period of Four (4) months or shorter periods

aggregating six (6) months in any twelve (12) month period, disability of Executive shall be deemed to exist.

Upon termination for cause or disability, Executive shall be entitled to receive only her salary to a date thirty (30) days after such termination; provided, however, that any other payment to which

Executive might otherwise be entitled under any policy of

insurance or separate benefit plan shall not be affected by the provisions of this paragraph.

     7.   Executive, by written notice to Bank, may terminate her

obligations hereunder in the event of a material breach by Bank in performing any of its obligations under this Agreement or in carrying out fully any provision of this Agreement, including any plans or benefits applicable to Executive referred to herein.

Such material breach by Bank shall be deemed to be of the same effect as if there had been a "change in control" (as hereinafter defined), and in the event of a termination of this Agreement by

Executive as a result thereof, Executive shall be entitled only to such payments as are provided in Paragraph 9 hereof.

     8.   During the term hereof, Executive shall not serve as,

or become an owner, director, employee, or agent of, or

consultant or advisor to, any business anywhere in the world which is competitive with any business conducted by Bank or any division or subsidiary thereof or by Bank's holding company, if any, and shall not, directly or indirectly, own or hold any

securities in any entity competing with Bank or any division or subsidiary thereof, or with Bank's holding company, in an amount which, in the judgment of Bank's board of directors, would result in a material conflict of interest.  Ownership of less than five percent (5%) of the issued and outstanding equity securities of an entity, any of the securities of which are listed on a

national securities exchange or regularly included in a national list of over-the-counter securities as
may from time to time be regularly published in a newspaper of general circulation in New York, New York, shall not be deemed to create a material conflict of interest as contemplated hereunder.

     9.   If, at any time prior to December 31, 1998, there shall

be a "change of control" in Bank by reason of (i) any person or group of persons acting in concert not now owning the same

becoming the beneficial owner, directly or indirectly, of fifty-

one percent (51%) or more of the voting stock of Bank, or (ii)

the completion of any contract, agreement, arrangement, or tender offer, formal or informal, whereby the stock of Bank is exchanged for shares of another entity, regardless of the identity and percentage ownership of the resulting shareholders, then

Executive shall have the option, by written notice to Bank within thirty (30) days after such change of control occurs, of either:

          (a)  Electing to continue in the employment of

     Bank; or

          (b)  Resigning her position with Bank.

     If Executive shall elect said option (b), then Bank shall

pay to Executive within ten (10) days thereafter an amount equal to twice her annual salary in effect at the time of her making such election.  In lieu of such lump-sum payment, Executive may elect to receive such payment in twenty-four (24) equal

consecutive calendar monthly installments beginning the first calendar month thereafter.  Should Executive so elect to receive payments, then during such twenty-four (24) months Executive shall be deemed still to be an employee of Bank for the purpose of receiving, and Bank shall provide to her, all normal employee health care and life insurance benefits offered by Bank, but

Executive shall have no obligation to be present physically at or near Bank's facilities or to perform any duties at any place.

     If Executive shall elect option (a) and if any of the

following events occur without the Executive's consent:

     (1)  The Executive is assigned any duties or

     responsibilities that are inconsistent with her position, duties,

     responsibilities or status, or her reporting responsibilities or titles in effect as such time are changed;

     (2)  The Executive's compensation is reduced or if

     she has been paid a bonus and she experiences in any year a reduction in the ratio of her bonus payment to her base compensation in such year which is greater than the average reduction in the ratio of bonus payments to base compensation in such year experienced by all Bank salaried officers as a group; or

     (3)  The Executive is transferred to a location

     which is outside of Kanawha County, West Virginia;

then Executive may disaffirm her election of option (a) and elect option (b) prospectively within thirty (30) days following the occurrence of (1), (2) or (3), above.

     Anything in this Agreement to the contrary notwithstanding if Executive resigns her position with Bank pursuant to the terms of this Paragraph 9, then the term hereof is terminated and the provisions of Paragraph 8 are terminated.  If Executive resigns her position with Bank for any reason other than pursuant to the terms of this Paragraph 9, then the terms of this Paragraph 9 do not apply and this Agreement shall be terminated.

     10.  No right, benefit or interest hereunder shall be

subject to assignment, anticipation, alienation, sale,

encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment,

levy or similar process.

     11.  This Agreement shall be governed, construed and

enforced in accordance with the laws of the State of West

Virginia.

     12.  This Agreement shall be binding upon and inure to the benefit of Executive, her estate fiduciary, her heirs, legatees,

successors and assigns and Bank and any successor organization or organizations which shall succeed to substantially all of the business and property of Bank, whether by means of merger,

consolidation, acquisition of substantially all of the assets of

Bank, or otherwise, including by operation of law.

     IN WITNESS WHEREOF, Executive has signed and sealed this

Agreement and Bank has caused it to be signed on its behalf and its seal to be affixed by its Chief Executive Officer, thereunto duly authorized.

                              /s/ Brenda H. Robertson        (SEAL)
                              -------------------------------
                              BRENDA H. ROBERTSON


                              SHAWNEE BANK, INC.


                              By /s/ R. Brawley Tracy
                                 ------------------------------------------
                                     Its Chairman of the Board of Directors

(SEAL)

     THIS FIRST AMENDMENT, made and entered into this 19th day of

November, 1996, by and between SHAWNEE BANK, INC., a West

Virginia banking corporation of Dunbar, West Virginia,

hereinafter sometimes referred to as "Bank", and BRENDA H.

ROBERTSON, now residing in Charleston, West Virginia, hereinafter sometimes referred to as "Executive".

     WHEREAS, the parties hereto entered into an agreement dated

December 14, 1993, whereby Bank employed Executive and Executive accepted employment from Bank, on certain terms, covenants, and conditions, all as set forth therein; and

     WHEREAS, in Paragraph 1 was provided inter alia "The term of this agreement shall begin on December 16, 1993, and shall

terminate on December 31, 1998"; and

     WHEREAS, there remains less than 26 months on the term of

said agreement; and

     WHEREAS, the parties hereto desire to amend said agreement so that it would be extended or renewed automatically all as hereinafter set forth.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH:  That for and in

consideration of the premises and the agreements and obligations set forth in said agreement dated December 14, 1993, between the parties hereto, Bank and Executive hereby agree and contract to amend said agreement dated December 14, 1993, as hereinafter set forth.

     1.   The second sentence in Paragraph 1 of said agreement

dated December 14, 1993, between Bank and Executive, is to be deleted and substitute in its place and stead the following:

"The employment term provided for herein shall consist of a

revolving period of 3 years, with the initial term beginning on the first day of December, 1996, and ending on the 30th day of November, 1999. The term of this agreement shall automatically be extended on each anniversary of the beginning date of the term hereof for an additional three year term, unless written notice of termination hereof is given by either party at least ninety

(90) days prior to the anniversary date of the beginning date of this agreement.  Any such notice of nonrenewal shall not affect the continuation of the term of this agreement existing at the time of such nonrenewal.

     2.   In Paragraph 9 of said agreement dated December 14,

1993, in the first line delete "December 31, 1998", and

substitute in its place and stead the following:  "The expiration of the term hereof or earlier termination as elsewhere herein provided."

     3.   This amendment becomes effective as of December 1, 1996.

     4.   Except as amended by THIS FIRST AMENDMENT, said

agreement dated December 14, 1993, between Bank and Executive,

remains in full force and effect, unchanged and unamended.

     IN WITNESS WHEREOF, Executive has signed and sealed this

agreement and Bank has caused it to be signed on its behalf and its seal to be affixed by its Chairman of the Board of Directors,

thereunto duly authorized

                              /s/ Brenda H. Robertson   (SEAL)
                              ------------------------
                              BRENDA H. ROBERTSON


                              SHAWNEE BANK, INC.


                              By   /s/ R. Brawley Tracy
                                 --------------------------------
                                     Its Chairman of the Board of
                                     Directors

                                                                 EXHIBIT 12.1

            Computation of Ratio of Earnings to Fixed Charges
                  For the year ended December 31, 1996
                      (Dollar amounts in thousands)
                              (Unaudited)

                                                           WesBanco, Inc.
                                             Shawnee         Pro Forma
                            WesBanco, Inc.   Bank, Inc.       Combined
                            ---------------------------------------------

Net Income                      $21,161         $553           $20,839

Provision for income taxes        8,344          257             8,555
                               --------      -------         ---------
Earnings before provision
  for income taxes              $29,505       $  810           $29,394
                               ========      =======         =========
Ratio of pretax income to
  net income (x's)                 1.39         1.46              1.41
                               ========      =======         =========

                                                           EXHIBIT 21


                        WESBANCO SUBSIDIARIES
                        ---------------------

Wesbanco, Inc.
     Wesbanco Properties, Inc. (non-bank)
     Wesbanco Mortgage Company (non-bank)
     Wesbanco Bank Wheeling
          McLure Hotel, Inc. (non-bank)
     Wesbanco Bank South Hills
     FFB Corporation
          Wesbanco Bank Fairmont, Inc.
     Wesbanco Bank Barnesville
     Wesbanco Bank Parkersburg
     Vandalia National Corporation (Inactive)


Note: All subsidiaries are 100% owned by Registrant.

                                                         EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of WesBanco, Inc. of our report dated January 25, 1996, except as to Note 2, the pooling of interest with Bank of Weirton, which is as of August 30, 1996, appearing on page 23 of WesBanco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

Price Waterhouse LLP

Pittsburgh, Pennsylvania
March 27, 1997

                                                         EXHIBIT 23.2


             CONSENT OF PHILLIPS, GARDILL, KAISER & ALTMEYER
             -----------------------------------------------
     We hereby consent to the reference to our firm under the

caption "Legal Matters" in the Registration Statement on Form S-4

of Wesbanco, Inc.


                              PHILLIPS, GARDILL, KAISER & ALTMEYER


                              By /s/ James C. Gardill

March 28, 1997

                                                         EXHIBIT 23.3

[Letterhead]


                   CONSENT OF KAY, CASTO, CHANEY, LOVE & WISE


     We hereby consent to the references to our firm under the captions

"Legal Matters" and "Certain Federal Income Tax Consequences of the Merger"

in the Registration Statement on Form S-4 of Wesbanco, Inc.


                                          KAY, CASTO, CHANEY, LOVE & WISE

                                          By /s/ William W. Booker
                                            ---------------------------
                                            William W. Booker, Partner

March 28, 1997

                                                         EXHIBIT 23.4

                                                         [Letterhead]

                     CONSENT OF INDEPENDENT ACCOUNTANTS

    We have issued our report dated October 17, 1996, accompanying the financial statements of Bank of Weirton as of December 31, 1995 and for each of the two years in the period then ended incorporated by reference in Form S-4 for WesBanco, Inc., dated March 28, 1997. We consent to the incorporation by reference of the aforementioned report in the Prospectus/Proxy Statement, and to the use of our name as it appears under the caption "Experts".


                                               /s/ Grant Thornton LLP

Cincinnati, Ohio
March 27, 1997

                                                       EXHIBIT 23.5


                             CONSENT


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our opinion dated February 21, 1997, issued to the Board of Directors of Shawnee Bank, Inc. concerning the fairness to the shareholders of said bank of the financial terms of said bank's proposed acquisition by WesBanco, Inc. We also consent to the reference to our Firm and our opinion to Shawnee Bank under the heading "Opinion of LSC Financial Services, Inc." in the aforesaid Prospectus.



                                /s/ LSC FINANCIAL SERVICES, INC.

                                    LSC FINANCIAL SERVICES, INC.

Valley Forge, Pennsylvania
March 28, 1997

                                                         EXHIBIT 23.6

                  ROLLINS, CLEAVENGER AND ROLLINS
                       PUBLIC ACCOUNTANTS
                    950 Kanawha Boulevard, East          [Letterhead]
                        Post Office Box 169
                  Charleston, West Virginia 25321


                 CONSENT OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
Washington, D.C.


     We hereby consent to the inclusion in the Registration Statement of WesBanco, Inc., on Form S-4, of our report dated January 8, 1997, relating to the consolidated financial statements of Shawnee Bank, Inc. as of December 31, 1996, and 1995, and for the three years ended December 31, 1996, and to the reference to our Firm under the caption "Experts" in the prospectus.

                                      /s/ Rollins, Cleavenger and Rollins
                                          ROLLINS, CLEAVENGER AND ROLLINS

Charleston, West Virginia
March 28, 1997

                                                         EXHIBIT 23.7

                    Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on (Form S-4) and the related Proxy Statement/Prospectus of WesBanco, Inc. for the registration of 323,506 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                   /s/ Ernst & Young, LLP

Pittsburgh, Pennsylvania
March 27, 1997

                                                  EXHIBIT 99.1
                                                  Form of Proxy Card

                         SHAWNEE BANK, INC.
                         1011 MYERS AVENUE
                    DUNBAR, WEST VIRGINIA 25064

         Proxy for Special Meeting of Shareholders on June ___, 1997 This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints R. Brawley Tracy and Brenda
H. Robertson, and each of them, as proxies, with the power of substitution, and hereby authorizes either of them to represent and to vote, as designated below, all of the shares of common stock, par value $10.00 per share of Shawnee Bank, Inc. ("Shawnee") that the undersigned is entitled to vote at the Special Meeting of Shareholders of Shawnee (the "Special Meeting") to be held in the lobby of Shawnee, 1011 Myers Avenue, Dunbar, West Virginia, 25064, on June ___, 1997, at 4:00 p.m., local time, or any adjournment or postponement thereof as follows:

     Proposal to approve and adopt the Agreement and Plan of Merger dated as of December 19, 1996, between Shawnee, Wesbanco,
Inc. and Wesbanco Bank South Hills.

          FOR______       AGAINST_______      ABSTAIN_______

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are specified, this Proxy will be voted FOR the Proposal set forth above.


                                     DATED_________________________________


                                     ______________________________________
                                                    SIGNATURE

                                     ______________________________________
                                                    SIGNATURE

                              Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please complete, date, sign and mail this Proxy in the enclosed postage prepaid envelope.